As filed with the U.S. Securities and Exchange Commission on March 31, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERSES AI INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	7370	88-2921736
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(310) 988-1944

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Scott

Chief Executive Officer

Verses AI Inc.

2121 Avenue of the Stars, 8th Floor

Los Angeles, CA 90067

(310) 988-1944

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew J. Bond, Esq.

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, CA 90067

Telephone: (310) 228-3700

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☒
						Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 31, 2026

VERSES AI INC.

3,710,001 Class A Subordinate Voting Shares

This prospectus relates to the resale by certain selling shareholders of Verses AI Inc., a British Columbia corporation (the “Company”), identified in this prospectus of up to 3,710,001 shares (the “Resale Shares”) of the Company’s Class A Subordinate Voting Shares, no par value, including 1,236,667 Resale Shares issuable upon exercise of outstanding warrants. All of the Resale Shares were purchased from the Company in a private placement transaction and are being offered for resale by the selling shareholders only.

The Resale Shares may be sold by the selling shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale you should refer to the section entitled “Plan of Distribution” in this prospectus.

The prices at which the selling shareholders may sell the Resale Shares will be determined by the prevailing market price for shares of the Company’s common stock or in privately negotiated transactions. The Company will not receive any proceeds from the sale of the Resale Shares by the selling shareholders.

The Company will bear all costs relating to the registration of the Resale Shares, other than any selling shareholder’s legal or accounting costs or commissions.

The Company’s common stock is presently listed on the Cboe Canada Exchange under the symbol “VERS” quoted on the OTCQB under the symbol “VRSSF.” The closing price of the Company’s Class A Subordinate Voting Shares on March 30, 2026, as reported by the OTCQB was $0.59 per share.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2026

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act of 1933, as amended (the “Securities Act”), with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” We are incorporating by reference the documents listed below, which we have already filed with the SEC, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except as to any portion of any future report or document that is not deemed filed under such provisions:

1.	The Company’s Annual Report on Form 10-K for the year ended March 31, 2025, filed with the SEC on July 14, 2025;

2.	The Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2025 and September 30, 2025, filed with the SEC on August 14, 2025 and November 14, 2025, respectively;

3.	The Company’s Current Reports on Form 8-K (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed with the SEC on April 15, 2025 April 23, 2025, April 25, 2025, April 28, 2025, May 2, 2025, June 26, 2025, July 2, 2025, July 9, 2025, July 16, 2025, November 3, 2025, December 4, 2025, December 29, 2025, January 23, 2026, February 12, 2026, February 20, 2026, February 23, 2026, February 25, 2026, March 11, 2026, March 17, 2026, and March 31, 2026.

4.	The description of the Company’s Subordinate Class A Voting shares, contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as filed with the SEC on July 14, 2025, including any amendments or reports filed for the purpose of updating such description

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (310) 988-1944 or by writing to us at the following address:

Verses AI Inc.

2121Avenue of the Stars, 8th Floor

Los Angeles, California 90067

Attention: Chief Financial Officer

Neither we nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Subordinate Voting Shares offered by this prospectus, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date regardless of the time of delivery of this prospectus or any sale of our Class A Subordinate Voting Shares. Our business, financial condition, results of operations and prospectus may have changed since that date.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “VERSES” and similar references refer to Verses AI Inc., a corporation organized under the laws of British Columbia, Canada, individually, or as the context requires, collectively with its subsidiaries. Additionally, references to “CAD$” or “C$” are to Canadian dollars and references to “$” or “US$” are to United States dollars.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

Genius™, AXIOM™ and other trademarks or service marks of ours appearing in this prospectus are our property. This prospectus also contains additional trade names, trademarks and service marks belonging to other parties. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning the industries and markets in which we operate and competitive position is based on information from internal surveys, market research, publicly available information, industry publications and management estimates. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates and information. Although we have not independently verified the accuracy or completeness of any third-party information, we believe the information in this prospectus concerning the industries and markets in which we operate and competitive positions is reliable. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industries and markets, which we believe to be reasonable. In addition, projections, assumptions, and estimates of the future performance of the industries and markets in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note On Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Therefore, we caution you not to give undue weight to such projections, assumptions, and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our Class A Subordinate Voting Shares. You should carefully read the entire prospectus, including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note On Forward-Looking Statements.”

Overview

Verses is cognitive computing company focused on developing next generation artificial intelligence software, known as agentic AI, that is designed to support and improve decision making and take actions, we intend to license this software-as-a-service to individuals and companies. Our software is based on the fundamental principles of neuroscience and the way that the human brain learns and makes decisions in a process known as Active Inference, which we have configured to create a proprietary process. Active inference focuses on making predictions based on learning and dynamic reasoning from new and changing information, unlike many existing AI processes like Large Language Models (LLMs) that rely solely on fixed rules, large amounts of historical data, or static models.

In early 2024 we launched a private beta program of our software with a few select users with whom we had existing business relationships, and during the second half of 2024 we launched a public beta program for a broader number of users and developers. In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary technology based Active Inference to support and improve domain-specific decision making by providing insight when where there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause and effect models with explainable probabilistic projections, forecasts, and comparative results. The Company intends to continue to develop Genius to improve the ease of integrating Genius into a client’s existing technology stack, data architecture, governance, and workflows as well as increase its predictive accuracy, transparency, and auditability. To make Genius available to a larger universe of potential users, we offer a range of pricing packages that includes flat fee or profit share options, as well as variable pricing options based on complexity and usage criteria such as number of users, transactions, inferences, transactions, and input parameters.

Based on user feedback and the results of our beta program, we have implemented a highly targeted a go-to-market strategy which we call our “Lighthouse” strategy that will initially focus our efforts to license an enterprise version of Genius to financial institutions and asset managers that manage more than $100 million of assets under management such as pension funds and other institutional fund managers including: sovereign funds, insurance companies, university and other endowments, hedge funds, and family offices, all of whom are estimated to collectively manage hundreds of trillions of dollars in long-duration capital. Genius is designed to help these funds improve their performance by integrating their key internal inputs such as asset performance assumptions, portfolio constraints, and investment strategies, with third-party market, economic, and other data to developed structured and auditable multi-year investment risk and return projections, probabilistic forecasts, and comparative results based on various asset allocation, portfolio rebalancing, and liquidity criteria.

Our targeted financial institutions are high-value, high-impact entities that manage large, diversified portfolios of various asset classes, and Genius can assist their investment teams to make class allocation decisions that increase returns and manage risk. Genius helps investment teams compare and optimize various asset allocation mixes by projecting how different mixes and different portfolio strategies may perform across a range of scenarios. Each target client will provide us with real world results that will allow us to continue to develop and improve Genius that can then be applied to other clients in the same sector and other sectors. During the coming quarters, we plan to expand from our initial target sector into others, such as robotics, logistics, and infrastructure management.

Our Approach to Artificial Intelligence

Our approach to artificial intelligence, which is based on Active Inference, is different from Large Language Model (“LLM”) artificial intelligence. LLMs, like ChatGPT or Claude, identify patterns in large amounts of static data and then calculate what word or phrase should come next based on the highest probability of previous answers. Active Inference, inspired by natural intelligence and neuroscience, reflects how the human brain has evolved for efficiency and survival. It builds a cause-and-effect model of the real world, uses it to reason, predict, decide, and act, and continually learns from the outcomes to update this model in real time. As it learns how the world behaves and influences itself, it applies that knowledge to decision-making and action. Unlike an LLM, which can describe past events, Active Inference like Genius aims to understand the ‘why’ behind events and recommend actions by repeatedly modeling and analyzing expected versus actual outcomes. Genius mimics the brain’s continuous learning process by running experiments, evaluating how well its predictions match reality, and adjusting its model accordingly based on new information.

Professor Karl Friston, our Chief Scientist, who lectures and conducts research at University College London, one of the world’s most eminent neuroscientists, pioneered Active Inference in several research papers during the last few decades, describing the brain’s process of evaluation and adaptation.

In collaboration with Professor Friston, Verses approaches Active Inference in what we believe is a unique process that created three differentiators from other AI models.

1.	Domain Specific Models: Genius allows users to create a domain-specific cause-and-effect model of their world using their own data. This model is designed to enable users to zoom in or out of various levels of detail, similar to how one can view their house on Google Maps. At a high zoom level, you see specific features, like a trampoline in the garden, while at a low zoom level, you view the entire city or country. Our models are efficient as they are designed to focus on particular problems, providing clear explanations or insights into why certain recommendations or predictions are made while the user is in full control of their data at all times.

2.	Specialization: Genius is designed to approach problem-solving in a modular process similar to how the human brain operates with task specific regions. For example, different regions of the human brain is responsible for differing functions: the occipital lobe is responsible for vision, the temporal lobe handles planning, and the frontal cortex manages motor control. Our modular process enables Genius to run more efficiently with less compute, memory, and energy.

3.	Network Effect. Genius enables data, devices, and agents to work together, just as humans are more effective when working as a team.

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Using our modular approach to Active Inference, in June 2025 we unveiled what we believe is the world’s first digital brain, AXIOM™, which, like the human brain, that has different regions for different functions like vision, memory, prediction and reasoning which then recombine to work together to sense, reason, plan, act and learn.

We believe that it is more reliable and dramatically more efficient than other top models. Our benchmarking test demonstrated that the AXIOM approach learned how to play games in minutes and outperformed top models such as Google Dreamer V3, achieving 60% better gameplay, learning seven times faster, having approximately 97% greater compute efficiency, and utilizing around 440 times less model size. Our benchmarking results were validated by an independent technical validation by the Soothsayer Analytics team confirmed these findings. The technology behind the AXIOM digital Brain is the same essential technology that fuels the Genius model.

We believe that our approach gives us a competitive advantage in several key areas:

●	Product advantage: Our approach provides the first principles mathematical foundation for how our AI learns and makes decisions. We believe that our models are more explainable to humans and therefore easier to rely on, which is particularly important in regulated or high-stakes environments.

●	Technical advantage: Our approach is grounded in real-world physics and biology, which we believe enables us to model physical and biological systems more accurately and allows us to automate decision making in uncertain conditions as compared to traditional digital-only approaches that only operate conceptually. This is very useful for enterprise applications involving real-world processes, such as financial portfolio asset allocation, supply chain optimization, materials design, and human behavior modeling.

●	Efficiency advantage: Our approach mirrors nature, which we believe provides advantages in terms of efficiency in compute usage, memory usage, power consumption and in speed.

Product Offerings

Genius

In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary artificial intelligence technology based on Active Inference to support and improve domain-specific decision making by providing insight when there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause-and-effect models with explainable probabilistic projections, forecasts, and comparative results.

This current version of Genius, which we call Darwin, operates as a decision-support system that helps users model uncertainty, evaluate scenarios, and compare alternative decisions under human supervision. The platform allows users to build models that represent how systems behave over time, run simulations to explore potential outcomes, and assess tradeoffs using probabilistic forecasts rather than single-point estimates. Outputs are designed to support governance and oversight by providing explainable results that can be reviewed and approved by human decision-makers. The Darwin release does not operate autonomously, does not execute actions, and does not make binding decisions without human input.

Future versions of Genius are expected to incrementally expand functionality beyond the current baseline, subject to continued development, customer adoption, and available resources. Over time, the platform is intended to ingest a broader range of data, improve long-horizon reasoning and planning, support more adaptive and automated recommendations within predefined boundaries, and enable coordination across multiple models or agents. As these capabilities expand, Genius is expected to progress from primarily supporting analysis and planning toward enabling more adaptive and coordinated decision systems, while maintaining human oversight, auditability, and governance controls. The timing, scope, and extent of future functionality will depend on technical progress, regulatory considerations, and market conditions, and there can be no assurance that all planned features will be achieved.

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Growth Strategy

We believe that Genius has various applications for different end users in many different sectors. These different sectors will each require unique growth strategies, pricing models, industry partnerships and sales cycles.

●	Genius: To demonstrate the versatility and broad applicability of Genius’ unique value proposition of making AI more reliable, explainable and efficient with Active Inference, we anticipate that we will be working closely with domain experts, consultants and resellers in various sectors to support Genius training, education, deployment, tool development, and implementation.

●	Genius for Financial Services: Early feedback from customers have identified opportunities and use cases in the financial services sector where Genius can help to more accurately predict macroeconomic changes for large pension and wealth funds. Because of this, interest and strong market fit we are focusing our efforts in this space

●	New Products: We may discover the need or opportunity to develop first party applications powered by Genius which may enhance the attractiveness of the platform or may be an opportunity for us to generate additional revenue in different sectors.

●	Strategic & Accretive M&A: We may identify acquisition opportunities that could have a number of benefits including: expanding customer relationships, accelerating AI tools and leveraging additional AI infrastructure. These opportunities could range materially in size and scale.

Recent Developments

March 27, 2026, the Company announced that it closed the second tranche of its March Offering (defined below) which consisted of 473,500 March Units. Pursuant to this second tranche of the March Offering, the Company raised gross cash proceeds of C$355,125 (approximately US$257,318) before deducting commissions and expenses incurred in connection with the March Offering. The net proceeds of the second tranche of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

March 26, 2026, the Company terminated and re-granted 270,607 outstanding Options to acquire Class A Common shares of the Company to an exercise price of CAD$1.00 ($0.72 at this prospectus rate). Original vesting terms and exercise price of the Replacement Options were maintained according to the original certificate agreement. The Replacement Options have a 10-year expiry. The Company did not incur any additional costs related to the Replacement Options.

●	Don Moody – General Counsel and Chief Legal Officer: 16,278 options
●	James Christodoulou – Chief Financial Officer: 97,819 options
●	James Hendrickson – President and Chief Operating Officer: 97,819 options
●	Hari Thiruvengada – Chief Technology Officer: 58,691 options

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March 16, 2026, the Company closed the first tranche of a non-brokered private placement offering of 1,170,807 units (the “March Units”) of the Company at a price of C$0.75 (US$0.55) per March Unit (the “March Offering”). Pursuant to the March Offering, the Company raised gross cash proceeds of C$745,805 (approximately US$547,644) through the issuance of 994,407 March Units, before deducting commissions and expenses incurred in connection with the March Offering, and extinguished C$132,300 (approximately US$97,148) in liabilities through the issuance of 176,400 March Units. Each March Unit is comprised of one Class A Subordinate Voting Share of the Company and one-half of one share purchase warrant (each whole share purchase warrant, a “March Warrant”). Each March Warrant entitles the holder to purchase one Class A Subordinate Voting Share of the Company (a “March Warrant Share”) at an exercise price of C$1.00 (approximately US$0.73) per March Warrant Share at any time until the date that is 24 months from the date of issuance, subject to adjustment in certain events. The net proceeds of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

February 10, 2026, Gabriel Rene, the Company’s Chief Executive Officer and member of the Company’s board of directors, resigned his positions as Chief Executive Officer and as a director on the Company’s board of directors, and the Company’s board of directors appointed David Scott, a current member of the Company’s board of directors, to serve and interim Chief Executive Officer while the Company’s board of directors conducts a search for a permanent replacement. Dan Mapes, President Emeritus and Global Brand Ambassador and director on the Company’s board of directors, also resigned his positions with the Company, and the Company’s board merged the Chief Accounting Officer position with the Chief Financial Officer position and consequently, Kevin Wilson, the Company’s Chief Accounting Officer and Corporate Secretary, is no longer employed by the Company. The responsibilities of Chief Accounting Officer have been assumed by James Christodoulou, the Company’s Chief Financial Officer, and the responsibilities of Corporate Secretary were assumed the by Donald Moody, the Company’s General Counsel.

Our Corporate Information and History

The Company was incorporated on November 19, 2020, pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Chromos Capital Corp.” On June 17, 2021, the Company changed its name to “Verses Technologies Inc.” in connection with the Amalgamation (as defined herein). On March 31, 2023, the Company changed its name to “Verses AI Inc.” See “Business – Our Corporate Information and History” for additional information.

Our head office and registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3. We also have offices located at 2121 Avenue of the Stars, Suite 800, Los Angeles, California, 90067 and High Tech Campus 6a 5656 AE Eindhoven, Netherlands. Our phone number is (310) 988-1944. Our website address is www.verses.ai/genius. The information contained on our website is not incorporated by reference into this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as defined in the JOBS Act because we had less than $1.235 billion in revenues during our last fiscal year. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by the JOBS Act. To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

Class A Subordinate Voting Shares offered by selling security holders	3,710,001 Class A Subordinate Voting Shares, including 1,236,677 Class A Subordinate Voting Shares issuable upon exercise of outstanding warrants.

Offering price:	Market price or privately negotiated prices.

Class A Subordinate Voting Shares after the offering:	14,306,053

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling shareholders.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Trading symbols	Currently, our Class A Subordinate Voting Shares are quoted on the OTCQB under the symbol “VRSSF”, and on Cboe under the symbol “VERS”.

The number of Class A Subordinate Voting Shares that will be outstanding after this offering is based on 14,306,053 shares outstanding as of March 31, 2026, and excludes:

●	1,734,634 Class A Subordinate Voting Shares issuable upon exercise of options at a weighted average exercise price of C$14.77 per share (USD $10.60 as of this prospectus date);

●	5,677,636 Class A Subordinate Voting Shares issuable upon exercise of warrants at a weighted average exercise price of C$18.56 per share (USD $13.32 as of this prospectus date);

●	525,946 Class A Subordinate Voting Shares issuable upon the vesting and settlement of restricted stock units;

●	1,315,933 Class A Subordinate Voting Shares reserved for future issuance under our Omnibus Equity Incentive Plan, as well as any automatic increases in the number of Class A Subordinate Voting Shares reserved for future issuance under the plan.

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SUMMARY FINANCIAL DATA

The following tables set forth our summary financial data as of the dates and for the periods indicated. We have derived the summary statement of operations data for the years ended March 31, 2025 and 2024 from our consolidated audited financial statements included elsewhere in this prospectus. We have derived the summary condensed consolidated statement of operations data for the nine months ended December 31, 2025 and 2024 and our balance sheet data as of December 31, 2025 from our unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect, in the opinion of management, all adjustments of a normal, recurring nature that are necessary for a fair presentation of the unaudited interim condensed consolidated financial statements. Our historical results are not necessarily indicative of the results that may be expected in the future, and the results for the nine months ended December 31, 2025 are not necessarily indicative of results to be expected for the full year or any other period. The following summary financial data should be read with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes and other included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future.

STATEMENT OF OPERATIONS DATA:

	Year Ended March 31,			Nine Months Ended December 31, (unaudited)
	2025		2024	2025	2024
REVENUE		155,000	1,966,731	818,632		155,000
Cost of Revenue (excluding depreciation)		(631,691)	(1,699,170)	(547,103)		(145,000)
Gross Profit		(476,691)	267,561	271,529		10,000

Operating expenses:
Selling, general and administrative		(41,301,237)	(40,407,718)	(25,175,456)		(33,826,482)

Operating income (expense)		(41,777,928)	(40,140,157)	(24,903,927)		(33,816,482)

Other income (expense), net		(1,214,796)	(11,950,989)	(78,635)		(457,994)

Loss before income taxes		(42,992,724)	(52,091,146)	(24,982,562)		(34,274,476)
Income taxes		-	(2,513)	-		-
Net loss		(42,992,724)	(52,093,659)	(24,982,562)		(34,274,476)

Net loss per Class A Subordinate Voting Sare - basic and diluted		$(5.49)	$(9.44)	$(2.50)		$(7.12)
Net loss per Class B Proportionate Voting Sare - basic and diluted	$	Nil	$(22.50)	$(15.60)	$	Nil
Class A Subordinate Voting Shares Used in computing earnings per share - basic and diluted		7,825,570	3,205,324	9,858,896		4,811,546
Class B Proportionate Voting Shares Used in computing earnings per share - basic and diluted		-	370,370	23,909		-

(1) See Note 2 to our audited and unaudited financial statements included elsewhere in this prospectus for an explanation of the method used to compute basic and diluted net loss per share.

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RISK FACTORS

Investing in our Class A Subordinate Voting Shares involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, before purchasing our Class A Subordinate Voting Shares. If any of the following risks occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our Class A Subordinate Voting Shares could decline and you may lose some or all of your investment.

Risks Related to Our Financial Position, Financial Reporting Matters and Need for Capital

We have a limited operating history.

The Company has a relatively limited operating history. As such, the Company will be subject to all of the business risks and uncertainties associated with any new business enterprise, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. Although the Company possesses an experienced management team, there is no assurance that the Company will be successful in achieving a return on shareholders’ investment and the likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. There is no assurance that the Company will generate revenues, operate profitably, or provide a return on investment, or that it will successfully implement its business and growth plans. An investment in the Company’s securities carries a high degree of risk and should be considered speculative by investors. Prospective investors should consider any purchase of the Company’s securities in light of the risks, expenses and problems frequently encountered by all companies in the early stages of their corporate development and operations.

If we fail to obtain the capital necessary to fund our operations, we will be unable to continue or complete our product development and you will likely lose your entire investment.

The operation of the Company’s business will require substantial additional capital. When such additional capital is required, the Company will need to pursue various financing transactions or arrangements, which may include debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favorable to the Company and might involve substantial dilution to existing shareholders. The Company may not be successful in locating suitable financing transactions in the time period required, or at all. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. Any future issuance of securities to raise required capital will likely be dilutive to existing shareholders. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. The Company may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets, the Company’s status as a relatively new enterprise with a limited history and/or the loss of key management personnel.

The Company has had negative cash flows from operating activities.

The Company has had negative cash flow from operating activities since inception. The Company’s business is in an early stage and additional capital investment will be required to achieve revenue. There is no assurance that the Company will generate earnings, operate profitably or provide a return on investment in the future. Accordingly, the Company will be required to obtain additional financing in order to meet its future cash commitments.

Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm included in its opinion for the year ended March 31, 2025 an explanatory paragraph referring to our recurring losses from operations and expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern is dependent upon our ability to raise additional sufficient capital to carry operations which is conditional, in part, on the progress of the development of our technology and continued investor support. Our financial statements as of March 31, 2025 did not include any adjustments that might result from the outcome of this uncertainty. The reaction of investors to the inclusion of a going concern statement by our auditors, and our potential inability to continue as a going concern, in future years could materially adversely affect our share price and our ability to raise new capital.

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Risks Related to our Business

We may not be able to successfully implement our growth strategy which could have a material adverse effect on our business, financial condition and results of operations.

VERSES’ future growth, profitability and cash flows depends upon the Company’s ability to successfully implement its growth strategy, which, in turn, is dependent upon a number of factors, including the Company’s ability to:

1.	expand its customer/user base;

2.	retain qualified operations staff;

3.	protect its technology and intellectual property;

4.	support growth of existing customers; and

5.	enhance and develop Genius and Genius-based applications.

There can be no assurance that the Company can successfully achieve any or all of the above initiatives in the manner or time period that the Company expects. Further, achieving these objectives will require investments which may result in short-term costs without generating any current revenue and therefore may be dilutive to VERSES’ earnings. The Company cannot provide any assurance that it will realize, in full or in part, the anticipated benefits the Company expects its strategy will achieve. The failure to realize those benefits could have a material adverse effect on VERSES’ business, financial condition and results of operations.

Our business depends upon us securing and protecting critical intellectual property.

The Company’s commercial success depends to a significant degree upon its ability to develop technologies, instruments, and services, and to obtain patents, where appropriate, or other intellectual property rights or statutory protection for these technologies and products in Canada, the United States and elsewhere. Despite devoting resources to the research and development of proprietary technology, the Company may not be able to develop technology that is patentable or protectable. Further, patents issued to the Company could be challenged, held invalid or unenforceable, or be circumvented and may not provide the Company with necessary or sufficient protection. Competitors and other third parties may be able to design around the Company’s intellectual property or develop technology similar to Genius that is not within the scope of such intellectual property. The Company’s inability to secure its intellectual property rights may have a material adverse effect on its business and results of operations.

Currently, the Company’s intellectual property includes a patent, provisional patent applications, copyrights and registered trademarks. With respect to the Company’s provisional patent applications, such applications may not result in full patents being granted, and any full patent applications that the Company files may not result in issued patents or may take longer than expected to result in issued patents. The Company plans on taking the necessary steps, including, but not limited to, the filing of additional patents applications as appropriate. There is no assurance patents will be issued or that when they are issued, they will include all of the claims currently included in the applications. The Company also relies on contractual obligations of its employees and contractors to maintain the confidentiality of the Company’s technologies. To compete effectively, the Company needs to develop and continue to maintain a proprietary position with respect to its technologies and business.

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Additionally, prosecution and protection of the intellectual property rights sought can be costly and uncertain, often involve complex legal and factual issues and consume significant time and resources. The laws of certain countries may not protect intellectual property rights to the same extent as the laws of Canada or the United States.

The continuous development, maintenance, and operation of our AI products is expensive and complex, may involve unforeseen difficulties and may subject us to legal or regulatory liability as well as reputational harm.

VERSES uses proprietary AI algorithms in its product offerings. The continuous development, maintenance, and operation of VERSES’ AI products is expensive and complex, and may involve unforeseen difficulties, including material performance problems, undetected defects or errors. If Genius does not function reliably, this could negatively impact the user experience for VERSES’ customers. Any of these situations could result in customers’ dissatisfaction with VERSES, which could negatively impact VERSES’ business. Additionally, VERSES’ AI algorithms may lead to unintentional bias and discrimination, which could subject VERSES to legal or regulatory liability as well as reputational harm. Any of these eventualities could result in a material and adverse effect on VERSES’ business, financial condition, operating results, cash flows, and prospects.

Failure to manage the Company’s growth could adversely impact our business.

VERSES anticipates that growing demand for the Company’s services and Genius will place significant demands on the Company’s operational infrastructure. The scalability of Genius will depend on VERSES’ ability to develop Genius for different industry applications. Moreover, as the Company’s business grows, VERSES will need to devote additional resources to improving its operational infrastructure and to continue to enhance its scalability in order to maintain the performance of Genius and related applications.

As the Company grows, VERSES will be required to continue to improve its operational and financial controls and reporting procedures and VERSES may not be able to do so effectively. In managing the Company’s growing operations, VERSES is also subject to the risks of over-hiring and/or overcompensating its employees and over-expanding its operating infrastructure. As a result, VERSES may be unable to manage its expenses effectively in the future, which may negatively impact VERSES’ gross profit or operating expenses.

As the Company continues to grow and develop the infrastructure of a public company, the Company must effectively integrate, develop and motivate a growing number of new employees, some of whom are based in various countries around the world. In addition, the Company must preserve its ability to execute quickly in further developing the Company’s platform and implementing new features and initiatives. As a result, VERSES may find it difficult to maintain its corporate culture, which could limit the Company’s ability to innovate and operate effectively. Any failure to preserve VERSES’ culture could also negatively affect the Company’s ability to recruit and retain personnel, to continue to perform at current levels or to execute on the Company’s business strategy effectively and efficiently.

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We rely on third-parties for technologies that are vital to the functionality of the Company, and if we are not successful in establishing and maintaining our relationships with such third-parties, our ability to grow and scale Genius or to generate revenue could be impaired and our results of operations may suffer.

The Company relies on strategic partnerships with third parties for technologies that are vital to the functionality of the Company. The Company anticipates that it will continue to depend on relationships with these third parties, such as data center hosting companies, cloud computer platform providers, and software and hardware vendors. Identifying partners, and negotiating and documenting relationships with them, requires significant time and resources. If the Company is unsuccessful in establishing and maintaining its relationships with third parties, or if these third parties are unable or unwilling to provide services to the Company, the Company’s ability to grow and scale Genius or to generate revenue could be impaired, and its results of operations may suffer. Even if the Company is successful, it cannot be sure that these relationships will result in increased customer usage of Genius and Genius applications or increased revenue.

Our business may be adversely affected by cybersecurity threats.

VERSES operates in an industry that is prone to cyber attacks. Failure to prevent or mitigate security breaches and improper access to or disclosure of the Company’s data or customer data could result in the loss or misuse of such data, which could harm VERSES’ business and reputation. The security measures VERSES has integrated into its internal networks and systems and Genius, which are designed to prevent or minimize security breaches, may not function as expected or may not be sufficient to protect the Company’s internal networks against certain attacks. In addition, techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. As a result, VERSES may be unable to anticipate these techniques or implement adequate preventative measures to prevent an electronic intrusion into the Company’s networks.

If a security breach were to occur, as a result of third-party action, employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance or otherwise, and the confidentiality, integrity or availability of VERSES’ customers’ data was disrupted, the Company could incur significant liability to its customers, and VERSES’ services and Genius may be perceived as less desirable, which could negatively affect the Company’s business and damage its reputation.

Moreover, Genius and related applications could be breached if vulnerabilities in Genius or such related applications are exploited by unauthorized third parties or due to employee error, breakdown of VERSES’ internal security processes and procedures, malfeasance, or otherwise. Furthermore, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as usernames, passwords or other information or otherwise compromise the security of VERSES’ internal networks and electronic systems in order to gain access to the Company’s data or its customers’ data.

Any actual or perceived security breach could damage the Company’s reputation and brand, expose the Company to a risk of litigation and possible liability and require VERSES to expend significant capital and other resources to respond to and/or alleviate problems caused by the security breach. Some jurisdictions have enacted laws requiring companies to notify individuals and authorities of data security breaches involving certain types of personal or other data. In addition, pursuant to the terms of certain agreements, VERSES may be required to notify certain customers and partners in the event of a security incident. Any of these events could harm VERSES’ reputation or subject VERSES to significant liability, and materially adversely affect the Company’s business and financial results.

Our information systems are subject to damage or interruption. A compromise of our information security controls or of those businesses with whom we interact could harm our reputation and expose us to regulatory actions and claims, any of which could adversely affect our business, financial position, and results of operations.

VERSES’ operations are and will be dependent on the Company’s information systems and the information collected, processed, stored, and handled by these systems. Throughout the Company’s operations, VERSES will receive, retain and transmit certain confidential information, including personally identifiable information that the Company’s customers provide to utilize Genius and related applications, interact with the Company’s personnel, or otherwise communicate with VERSES. In addition, for these operations, VERSES will depend in part on the secure transmission of confidential information over public networks. The Company’s information systems are and will be subject to damage or interruption from power outages, facility damage, computer and telecommunications failures, computer viruses, security breaches, including credit card or personally identifiable information breaches, coordinated cyber attacks, vandalism, catastrophic events and human error. Although VERSES deploys a layered approach to address information security threats and vulnerabilities, including ones from a cyber security standpoint, designed to protect confidential information against data security breaches, a compromise of the Company’s information security controls or of those businesses with whom the Company interacts, which results in confidential information being accessed, obtained, damaged, or used by unauthorized or improper persons, could harm VERSES’ reputation and expose VERSES to regulatory actions and claims from customers and other persons, any of which could adversely affect the Company’s business, financial position, and results of operations. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, VERSES may not be able to anticipate these techniques or to implement adequate preventative measures. In addition, a security breach could require that the Company expends substantial additional resources related to the security of information systems and disrupt the Company’s businesses.

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Our applications may contain software errors or defects which could have a material adverse effect on our business and operating results.

Genius and related applications are and will be dependent upon the successful and uninterrupted functioning of VERSES’ computer and data processing systems, cloud computing platform and network operating system. These software and systems may contain errors, defects, security vulnerabilities or software bugs that are difficult to detect and correct, particularly when first introduced or when new versions or enhancements are released.

The failure or unavailability of these systems could materially impact VERSES’ ability to deliver Genius and related applications to customers effectively or comply with contractual obligations to third parties. If sustained or repeated, a system failure or loss of data could negatively affect the operating results of VERSES.

Since the Company’s customers use and will use its services for decisions that are critical to their operation and ability to efficiently function, errors, defects, security vulnerabilities, service interruptions or software bugs in the Company’s network could result in losses to its customers. Customers may seek significant compensation from the Company for any losses they suffer or cease conducting business with the Company altogether. Further, a customer could share information about bad experiences on social media, which could result in damage to the Company’s reputation. There can be no assurance that provisions included in the Company’s agreements with its customers that attempt to limit its exposure to claims would be enforceable or adequate or would otherwise protect it from liabilities or damages with respect to any particular claim. Even if not successful, a claim brought against the Company by any of its customers would likely be time-consuming and costly to defend and could seriously damage its reputation and brand, making it harder for the Company to generate revenue.

If a claim is successfully brought against us for uninsured liabilities, or such claim exceeds our insurance coverage, we could be forced to pay substantial damage awards that could materially harm our business.

While VERSES maintains property, general liability, errors and omissions and directors and officers’ liability insurance on such terms as it deems appropriate, in the event of a substantial loss, such coverage may not be sufficient to pay the full current market value or current replacement cost of VERSES’ lost investment. Furthermore, such insurance may not remain available to the Company at commercially reasonable rates or in sufficient amounts or scope to protect the Company against potential losses. Future increases in insurance costs, coupled with the increase in deductibles, will result in higher operating costs and increased risk. Not all risks faced by VERSES are insured. In the event a claim is brought against us, we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us. Defending any claim could require the Company to expend significant financial and managerial resources, which could have an adverse effect on the Company’s business.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

VERSES believes that maintaining, promoting and enhancing the VERSES brand is critical to expanding the Company’s business and continuing to roll out Genius and related applications. Maintaining and enhancing the VERSES brand will depend largely on the Company’s ability to continue to provide high-quality, well-designed, useful, reliable and innovative solutions, which the Company may not do successfully. The Company operates in a space with some of the largest companies in the world that have significantly more resources than VERSES. These companies have the ability to dilute the Company’s messaging regarding the Spatial Web which may confuse the market and be detrimental to the continued development and enhancement of the Company’s brand.

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Errors, defects, data breaches, disruptions or other performance problems with Genius and related applications may harm VERSES’ reputation and brand. The Company may introduce new solutions or terms of service that its customers do not like, which may negatively affect the VERSES brand. Additionally, if the Company’s customers have a negative experience using VERSES solutions, such an experience may affect the VERSES brand, especially as the Company continues to attract larger customers to Genius.

The Company believes that the importance of brand recognition will increase as competition in VERSES’ market increases. In addition, successful promotion of the VERSES brand will depend on the effectiveness of the Company’s marketing efforts. VERSES’ efforts to market the VERSES brand will involve significant expenses. VERSES’ marketing expenditure may not yield increased revenue, and even if it does, any increased revenue may not offset the expenses VERSES incurs in building and maintaining the VERSES brand.

Our business could be adversely impacted by changes in Internet and mobile device accessibility.

The Company’s success will depend upon the general public’s ability to access the Internet, including through mobile devices. The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including changes to laws or regulations impacting Internet neutrality, could decrease the demand for Genius and related applications or otherwise adversely affect the Company’s business. Given uncertainty around these rules, VERSES could experience discriminatory or anti-competitive practices that could impede both the Company and its customers’ growth, increase the Company’s costs or adversely affect VERSES’ business. If customers become unable, unwilling, or less willing to use the Internet for commerce for any reason, including lack of access to high-speed communications equipment, congestion of traffic on the Internet, Internet outages or delays, disruptions or other damage to customers’ computers, increases in the cost of accessing the Internet and security and privacy risks or the perception of such risks, VERSES’ business could be adversely affected.

The introduction of software products incorporating new technologies and the emergence of new industry standards could render our existing software products less competitive, obsolete, or unmarketable.

The Company operates in a competitive industry characterized by rapid technological change and evolving industry standards. The Company’s ability to attract new customers and generate revenue from existing customers will depend largely on its ability to anticipate industry standards and trends, respond to technological advances in its industry, and to continue to enhance Genius or to design and introduce new Genius applications on a timely basis to keep pace with technological developments and its customers’ increasingly sophisticated needs. The success of any enhancement of Genius or new related applications will depend on several factors, including the timely completion and market acceptance of Genius and related applications. Any new application the Company develops or acquires might not be introduced in a timely or cost-effective manner and might not achieve the broad market acceptance necessary to generate significant revenue. If any of the Company’s competitors implement new technologies before the Company is able to implement them, those competitors may be able to provide more effective applications and services than the Company at lower prices. Any delay or failure in the introduction of new or enhanced applications and services could harm the Company’s business, results of operations and financial condition.

The Company’s services and Genius are expected to embody complex technology that may not meet those standards, changes and preferences. The Company’s ability to develop and improve Genius and related applications in a timely manner depends on a number of factors, including, but not limited to, its ability to design and implement solutions and services at an acceptable cost and quality, its ability to attract and retain skilled technical employees and the availability of critical components from third parties. There is no guarantee that the Company will be able to respond to market demands. If the Company is unable to effectively respond to technological changes or fails or delays to develop services in a timely and cost-effective manner, Genius and related applications may become obsolete, and the Company may be unable to recover its development expenses which could negatively impact sales, profitability and the continued viability of its business.

We operate in a highly competitive market.

Some of VERSES’ competitors are better capitalized, hold a larger percentage of the Canadian and international markets, have greater financial, technical and marketing resources than VERSES and have greater name recognition than VERSES. If price competition increases, VERSES may not be able to raise its pricing in response to a rising cost of funds or may be forced to lower the pricing that it is able to charge customers. Price-cutting or discounting may reduce profits. This could have a material adverse effect on VERSES’ business, financial condition and results of operations and on the amount of cash available for dividends to shareholders.

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The Company’s estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing, may prove to be inaccurate which could have a material adverse effect on the business, results of operations and financial condition of the Company.

Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The Company’s estimates and forecasts relating to the size and expected growth of its target market, market demand and adoption, capacity to address this demand, and pricing, may prove to be inaccurate. The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources. A failure in the demand for its services to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

Reputational damage caused by negative publicity may have a material adverse impact on our financial performance, financial condition, cash flows and growth prospects.

Reputational damage can result from the actual or perceived occurrence of any number of events, and could include any negative publicity, whether true or not. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views, whether true or not. Reputation loss may result in decreased customer confidence and an impediment to the Company’s overall ability to advance Genius and Genius applications, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

As a result of the loss of our foreign private issuer status, we are considered a U.S. domestic issuer and are no longer able to avail ourselves the reduced disclosure requirements applicable to foreign private issuers and our officers, directors and principal shareholders are no longer exempt from provisions of Section 16 of the Exchange Act.

Prior to April 1, 2025, the Company was a “foreign private issuer” under applicable U.S. federal securities laws and, as a result, the Company did not up until April 1, 2025 have to file the same reports that a U.S. domestic issuer files with the SEC under the Exchange Act. As a foreign private issuer, the Company was previously permitted to file with or furnish to the SEC the continuous disclosure documents that the Company was required to file in Canada under Canadian securities laws, with certain limited additional information. In addition, the Company’s officers, directors and principal shareholders were exempt from the insider reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. In addition, as a foreign private issuer, the Company was previously exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Furthermore, the Company was not required to publish financial statements as promptly as United States companies, could prepare its financial statements under IFRS rather than U.S. generally accepted accounting principles, and such financial statements were audited under Canadian generally accepted auditing standards.

The Company lost its “foreign private issuer” status on April 1, 2025 and is now considered a U.S. domestic issuer Consequently, we are no longer eligible to file foreign issuer forms with the SEC and are now required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. The Company is also required to file its financial statement in accordance with U.S. generally accepted accounting principles, and such Company financial statements must be audited under U.S. generally accepted auditing standards. The regulatory and compliance costs to the Company under U.S. federal securities laws as a U.S. domestic issuer are expected to be significantly more than the costs the Company incurred as a foreign private issuer eligible to take advantage of the reduced disclosure requirements under the Exchange Act applicable to foreign private issuers.

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Our success depends on our management and other key personnel. If we are unable to hire a permanent Chief Executive Officer to replace Gabriel Rene or additional qualified personnel, our business may be harmed.

The success of the Company will be largely dependent on the performance of its directors and officers. The loss of the services of any of these persons could have a materially adverse effect on the Company’s business and prospects. On February 8, 2026, the Company’s Chief Executive Officer, Gabriel Rene, resigned and the Company’s board of directors appointed David Scott to serve as interim Chief Executive Officer, until permanent replacement is found. There is no assurance that the Company will be able to find a suitable permanent Chief Executive Officer or that the Company will be able to maintain the services of its directors, officers or other qualified personnel required to operate its business. As the Company’s business activities grow, the Company will require additional key financial, administrative, and technology personnel as well as additional agents and operations staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If the Company is not successful in attracting, training and retaining qualified personnel, the efficiency of its operations could be impaired, which could have an adverse impact on the Company’s operations and financial condition.

Our recent workforce reductions may not achieve their intended cost savings and may adversely affect our business, culture, and ability to attract and retain talent.

On November 3, 2025, the Company announced that it has initiated a workforce reduction program designed to strengthen liquidity, streamline operations, reduce costs, and increase operational efficiency across the organization. The program included a combination of targeted reductions in staff, furloughs, and executive salary deferrals, all aimed at strengthening the Company’s liquidity position and aligning expenses with revenue growth objectives. Additionally, on January 16, 2026, the Company implemented further workforce restructuring that reduced the Company’s total employee headcount by approximately half. This reduction included the termination of certain previously furloughed employees and executives whose roles the Company’s management determined were not associated with the Company’s core target market activities. Although we undertook this restructuring in order to reduce operating expenses and better align our cost structure with current business conditions, we cannot assure you that this reduction in force will achieve its intended benefits within the anticipated timeframe, or at all. We may incur additional restructuring charges and costs that are greater than expected, including severance payments, continuation of benefits, and legal costs associated with the termination of employees. Moreover, workforce reductions of this scale may:

●	Adversely affect employee morale, engagement, and productivity among our remaining workforce;
●	Result in the loss of institutional knowledge, key skills, and expertise that are difficult to replace;
●	Impair our ability to execute on our strategic initiatives and product development roadmap;
●	Expose us to claims of wrongful termination, discrimination, or similar state or foreign laws; and
●	Damage our reputation as an employer, making it more difficult to attract and retain qualified personnel in the future.

If we are unable to realize the anticipated benefits of the reduction in force, or if the associated disruptions are greater than anticipated, our business, financial condition, and results of operations could be materially and adversely affected.

We have experienced significant changes in our senior management team, which may disrupt our operations and strategic direction.

We have recently experienced significant turnover in our senior management team, including the departure of our co-founder and Chief Executive Officer, Gabriel Rene. The loss of members of our senior leadership, individually or collectively, could disrupt our operations, create uncertainty among employees, customers, partners, and investors, and impair our ability to execute on our business strategy. The process of identifying, recruiting, and integrating qualified replacement executives is time-consuming, costly, and uncertain. We may be unable to identify suitable candidates in a timely manner, and newly appointed executives may require significant time to become familiar with our business, culture, and operations before they can contribute effectively. There can be no assurance that we will be able to retain our remaining key executives or attract new executives with the qualifications and experience necessary to achieve our strategic objectives. The failure to successfully manage executive transitions could have a material adverse effect on our business, financial condition, and results of operations.

The departure of our founder and Chief Executive Officer could adversely affect our business, brand, and strategic vision.

Our founder and Chief Executive Officer, Gabriel Rene, has been instrumental in establishing our company’s culture, vision, and strategic direction, and is recognized within our industry and by our customers and partners as the public face of our company. The departure of Gabriel Rene, or his co-founder, Dan Mapes, could create significant uncertainty about our future direction, weaken our relationships with key customers and partners, and negatively impact employee morale and retention and could therefore, have a material adverse effect on our business, reputation, and prospects.

Our failure to comply with government regulations could have a material adverse effect on our business, financial condition and results of operations.

VERSES is currently regulated under legislation in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements, could have a negative effect on VERSES and its operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. VERSES takes the position that it is appropriately registered in the jurisdictions in which it conducts business. However, it may voluntarily seek additional registration in respect of its activities or from time-to-time regulators may adopt a different view that may require VERSES to seek additional registration. Failure to be appropriately registered could result in enforcement action and potential interruption of certain of VERSES’ servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on VERSES’ business, financial condition and results of operations.

We may be at risk of litigation as a result of outstanding litigation matters brought against our subsidiaries and former executive officers as well as any future litigation matter that we or any of our subsidiaries become subject to.

On July 13, 2022, David Thomson, a former independent contractor of one of the Company’s wholly-owned subsidiaries, Verses Technologies USA, Inc. (“VTU”), filed a claim against a claim against a number of parties including VTU, and two former directors/officers of the Company in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations Code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. An arbitration proceeding was conducted for a total of 13 days over a period from February 5 through April 3, 2024, and a final arbitration award was issued on May 17, 2024, that imposed liability against: (i) VTU, jointly and severally with Cyberlab, LLC, a company owned by the Company’s former president, Dan Mapes, in the amount of $6,307,258, inclusive of interest; and (ii) Cyberlab, LLC, VTU and its principals, Gabriel René and Dan Mapes, jointly and severally, for damages in the amount of $1,900,000, interest of $709,973 costs of $64,303 and the fees of plaintiff’s counsel totaling $920,231. The remaining liability belongs to VTU. Initial good faith payments of $1,791,000 have been made to the claimant. On January 24, 2025, Mr. Thomson filed a petition to confirm the arbitration award with the Los Angeles Superior Court. A hearing on the Petition was held and on May 8, 2025, the Petition was confirmed for approximately $9,900,000 million together with interest accrued thereon. On August 11, 2025, Mr. Thomson served counsel for VTU with a motion seeking $500,000 in additional attorneys’ fees and costs. The Company has been engaged in settlement negotiations on behalf of VTU with Mr. Thomson, but there are no assurance that these negotiations will be successful or that the VTU will not be liable for the entire amount of this award.

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On August 10, 2024, the Company learned that a complaint had been filed in the Los Angeles Superior Court on June 21, 2024 by a former employee against one of the Company’s wholly owned subsidiaries Verses, Inc., and one of its employees in their individual capacity. This complaint alleged, inter alia, gender harassment; gender discrimination; race discrimination; race harassment; retaliation; and wrongful termination, while seeking to recover as much as $3,500,000 in general and special compensatory damages. The Company and Veres, Inc. for its part, disputed the allegations, and considered the termination of this claimant to have been completely proper and justified under applicable law. In August 2025, without admission of any liability or wrongdoing, the Company entered into a settlement agreement and release with the claimant that settled and released all of the claims in the action.

On November 7, 2025, VTU was served with a copy of a summons and complaint for a Wyoming civil action for, inter alia, breach of contract and unjust enrichment from a Florida resident based upon a $35,000 loan made to an unrelated third party. Along with this unrelated third party, VTU and the Company, and the Company’s former Chief Executive Officer Gabriel Rene and the Company’s former President Dan Mapes, were also named in the complaint as individuals along with a consulting firm that specializes in fintech compliance services. The complaint seeks $1,856,000 in compensatory damages, as well as punitive / exemplary damages and injunctive relief. The case is in its early stages, and no hearings have been held and no discovery has been taken by any party. Although VTU disputes the allegations made by complainant here and intends to defend itself vigorously in this matter, there are no assurances that it will be successful and if we VTU is found liable for all or a substantial portion of the amount of damages the complainant is seeking, our financial position could be significantly impaired.

The Company, or any its subsidiaries may become party to additional litigation matters from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Company becomes involved be determined against the Company such a decision could adversely affect the Company’s ability to continue operating and the market price for the Class A Subordinate Voting Shares and could use significant resources. Even if the Company is involved in litigation and wins, litigation can redirect significant Company resources.

Although demand for AI and agentic AI platforms and applications has grown in recent years, the market for these platforms and applications continues to evolve rapidly. Numerous factors may impede our ability to add new customers, including but not limited to, our failure to compete effectively against alternative products or services.

It is difficult to predict customer adoption rates and demand for our Genius product or the entry of competitive platforms. Although enterprise demand for agentic intelligence has grown in recent years, the market for these platforms and applications continues to evolve. We cannot be sure that this market will continue to grow or, even if it does grow, that businesses will adopt our Genius product. Our future success will depend in large part on our ability to further penetrate the existing market for Enterprise AI software, as well as the continued growth and expansion of what we believe to be an emerging market for Enterprise AI platforms and applications that are faster, easier to adopt, and easier to use. Our ability to further penetrate the Enterprise AI market depends on a number of factors, including the cost, performance, and perceived value associated with our Genius product, as well as customers’ willingness to adopt a different approach to data analysis.

The legal and regulatory issues around AI are evolving rapidly. For some issues, there is uncertainty how existing laws will be applied to AI and agentic systems. Depending on how existing AI laws and regulations are implemented and interpreted, we may have to make changes to our business practices and products, including Genius, to comply with such obligations.

In the U.S., there is increasing federal, state and local AI-related legislative and regulatory activity. Some foreign AI regulatory activity (e.g., the EU AI Act) may have an extraterritorial effect and cover certain U.S. activity. As AI laws and regulations are enacted and implemented, we may have to make changes to our business practices and products, including Genius, to comply with such obligations.

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Our Genius product involves development of intelligent AI agents that continuously learn, adapt, and evolve in real time. Genius also enables agents to interact with one another and download models and other data. While the real time nature of the agents can be beneficial, this characteristic may preclude the ability to effectively test agents before use. It is possible that agents may generate incorrect outputs or other outputs that may result in reputational harm or liability to the Company.

Genius is an autonomous intelligent system (“AIS”). AIS technologies pose technical risks such as the lack of transparency and explainability, fairness biases, misuse, the infringement of privacy and intellectual property rights, environmental costs and other risks common to AI systems. The Company is actively engaged in developing agent governance technologies to mitigate these risks but these technologies may not effectively mitigate all risks.

Risks Related to our Class A Subordinate Voting Shares

The price of our Class A Subordinate Voting Shares may fluctuate substantially.

You should consider an investment in our Class A Subordinate Voting Shares to be risky, and you should invest in our Class A Subordinate Voting Shares only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our Class A Subordinate Voting Shares to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

●	sale of our Class A Subordinate Voting Shares by our shareholders, executives, and directors;

●	volatility and limitations in trading volumes of our Class A Subordinate Voting Shares;

●	our ability to obtain financings to conduct our business activities;

●	the timing and success of introductions of new and/or enhanced products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors;

●	our ability to attract new customers;

●	changes in our capital structure or dividend policy, future issuances of securities and sales of large blocks of Class A Subordinate Voting Shares by our shareholders;

●	our cash position;

●	announcements and events surrounding financing efforts, including debt and equity securities;

●	our inability to enter new markets or develop new and/or enhanced and services products;

●	reputational issues;

●	announcements of acquisitions, partnerships, collaborations, joint ventures, new products and/or services, capital commitments, or other events by us or our competitors;

●	changes in general economic, political and market conditions in or any of the regions in which we conduct our business;

●	changes in industry conditions or perceptions;

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●	analyst research reports, recommendations and changes in recommendations, price targets, and withdrawals of coverage;

●	departures and additions of key personnel;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

●	actual or anticipated fluctuations in our operating results;

●	changes in market valuations of other similar companies; and

●	other events or factors, many of which may be out of our control, including, but not limited to, pandemics, war, or other acts of God.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our Class A Subordinate Voting Shares could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

We may acquire other companies or technologies which could divert our management’s attention, result in dilution to our shareholders and otherwise disrupt our operations and adversely affect our operating results.

We may in the future seek to acquire or invest in businesses, applications and services or technologies that we believe could complement or expand our products and services, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, we do not have any experience in acquiring other businesses. If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with customers as a result of the acquisition;

●	the potential loss of key employees;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

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In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process, which could adversely affect our results of operations. Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer.

Unstable market and economic conditions and adverse developments with respect to financial institutions and associated liquidity risk may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, inflationary pressure and interest rate changes, increases in unemployment rates and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts, may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. Although we do not have significant cash balances at financial institutions in the U.S. which exceed the federally insured limit of $250,000, we have significant cash balances at financial institutions in Canada which, throughout the year, regularly exceed the insured limit of CAD$100,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on our financial condition, results of operations, and cash flow.

There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon development plans. In addition, there is a risk that one or more of our financial institutions and other third parties with whom we engage may be adversely affected by the foregoing risks, which may have a material adverse effect on our business.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our shareholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution. We may sell Class A Subordinate Voting Shares, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Class A Subordinate Voting Shares, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing shareholders, and new investors could gain rights superior to our existing shareholders.

We do not intend to pay cash dividends on our Class A Subordinate Voting Shares so any returns will be limited to the value of our shares.

We have never paid or declared any cash dividends on our Class A Subordinate Voting Shares, and we do not anticipate paying any cash dividends on our Class A Subordinate Voting Shares in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors deems relevant. Therefore, any return to shareholders will be limited to the increase, if any, of our share price.

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We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our Class A Subordinate Voting Shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We cannot predict if investors will find our Class A Subordinate Voting Shares less attractive because we may rely on these exemptions. If some investors find our Class A Subordinate Voting Shares less attractive as a result, there may be a less active trading market for our Class A Subordinate Voting Shares and our share price may be more volatile.

Our Class A Subordinate Voting Shares are traded on Cboe, which may have an unfavorable impact on our share price and liquidity.

Our Class A Subordinate Voting Shares are traded on Cboe in Canada. Cboe is significantly more limited markets than national securities exchanges in the United States such as the NYSE American and there are lower financial or qualitative standards that a company must meet to be listed on Cboe. Trading in our Class A Subordinate Voting Shares on Cboe may be subject to abuses, volatility and shorting, which may have little to do with our operations or business prospects. This volatility could depress the market price of our Class A Subordinate Voting Shares for reasons unrelated to operating performance. An active trading market for our Class A Subordinate Voting Shares has not developed, and may not develop, on the NYSE American or Cboe. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

General Risk Factors

If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

The trading market for our Class A Subordinate Voting Shares will rely in part on the research and reports that industry or financial analysts publish about us, our business, our markets and our competitors. We do not control these analysts. If securities analysts do not cover our Class A Subordinate Voting Shares, the lack of research coverage may adversely affect the market price of our Class A Subordinate Voting Shares. Furthermore, if one or more of the analysts who do cover us downgrade our shares or if those analysts issue other unfavorable commentary about us or our business, our shares price would likely decline. If one or more of these analysts cease coverage of us or fails to regularly publish reports on us, we could lose visibility in the market and interest in our shares could decrease, which in turn could cause our share price or trading volume to decline and may also impair our ability to expand our business with existing customers and attract new customers.

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Financial reporting obligations of being a public company are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the Cboe Canada. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our Subordinate Voting Shares. If our internal controls are not effective, we may not be able to accurately report our financial results or prevent fraud.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal controls over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal controls over financial reporting, our share price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our Class A Subordinate Voting Shares could drop significantly.

In connection with the audit of our financial statements for the year ended March 31, 2025, we identified the following material weakness in our internal controls:

1.	Insufficient written policies and procedures to ensure the correct application of accounting and financial reporting with respect to the current requirements of GAAP and SEC disclosure requirements.
2.	Due to the Company’s size and nature, segregation of all conflicting duties may not always be possible and may not be economically feasible.
3.	Although the Company does have a written procedure for the approval, identification and reporting of related-party transactions may be limited.

Although we are working to remedy these weaknesses in internal controls, there is no guarantee that we will be able to do so in a timely manner or at all.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our Class A Subordinate Voting Shares and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed throughout this prospectus. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

●	the competitive and business strategies of the Company;

●	the Company’s research roadmap and expectations regarding the Company’s development of artificial intelligence (“AI”);

●	the Company’s participation in AI benchmark challenges and expectations regarding the public release timeline of Genius;

●	market prices, values and other economic indicators;

●	receipt and timing of any required governmental, regulatory and third-party approvals, licenses and permits;

●	the performance of the Company’s business and operations;

●	the intention to grow the business, operations and potential activities of the Company;

●	the Company’s competitive positioning;

●	the Company’s anticipated partnerships and agreements with third parties and the expected outcomes of such partnerships and agreements;

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	timing, costs and potential success of future activities on the Company’s facilities and projects;

●	future outlook and goals relating to the Company’s strategy;

●	whether the Company will have sufficient working capital and its ability to raise additional financing required in order to continue development of its business and continue operations;

●	the Company’s expected reliance on key management personnel, advisors and consultants;

●	the Company’s intended compensation policy and practices and compensation structure;

●	the capabilities of Genius and Genius-based applications;

●	the development and roll-out of Genius and Genius-based applications;

●	the expected competitive aspects of Genius and Genius-based applications in the market;

●	the scalability of the Spatial Web (as defined herein) and Genius;

●	beliefs and intentions regarding the ownership or potential ownership of any material patents, trademarks and domain names used in connection with the Company’s products and services;

●	analyses and other information based on expectations of future performance and planned products;

●	planned expenditures and budgets and the execution thereof; and

●	anticipated results and developments in the Company’s operations in future periods and other matters which may occur in the future.

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Forward-looking information is not a guarantee of future performance and is based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including, without limitation, assumptions about:

●	possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action;

●	general economic, financial market, regulatory and political conditions in which the Company operates;

●	general demand and consumer interest in the Company’s products;

●	the competitive environment in which the Company operate;

●	the ability of the Company to grow its market share and the Company’s growth outlook;

●	anticipated and unanticipated costs that the Company may face;

●	estimated contracted revenue, revenue structures and revenue from operations;

●	there being no significant delays in the development and commercialization of Genius and other products and services;

●	the ability of the Company to raise any necessary capital on acceptable terms;

●	the ability of the Company to anticipate future needs of clients and partners;

●	the ability of the Company to maintain and effect sufficient research and development capabilities;

●	the ability of the Company to execute the Company’s growth, sales and customer acquisition strategies;

●	the ability of the Company to attract and retain skilled personnel and to and to find a suitable permanent Chief Executive Officer in a timely manner;

●	the ability of the Company to obtain qualified staff and in a timely and cost-efficient manner;

●	there being no significant barriers to the acceptance of the Company’s products and services;

●	the ability of the Company to deal with litigation matters in a timely and efficient manner;

●	the continued adoption and acceptance of the Spatial Web;

●	stability in financial and capital markets;

●	fluctuations in capital markets and share prices;

●	the accuracy of budgeted costs and expenditures;

●	future currency exchange rates and interest rates;

●	the timely receipt of any required governmental, regulatory and third-party approvals, license and permits on favorable terms and any required renewals of the same;

●	legislation and regulation favoring the furtherance of AI applications; and

●	requirements under applicable laws.

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While the Company considers these assumptions to be reasonable, the assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies and other factors that could cause actual actions, events, conditions, results, performance or achievements to be materially different from those projected in the forward-looking information. Many assumptions are based on factors and events that are not within the control of the Company and there is no assurance they will prove to be correct.

Furthermore, by their very nature, forward-looking information involves a variety of known and unknown risks, uncertainties and other factors which may cause the actual plans, intentions, events, results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information. Such risks, uncertainties and other factors include, without limitation: the industry-wide risks; fluctuations in capital markets and share prices; price volatility; risks related to the ability to obtain financing needed to fund the continued development of the Company’s business; changes in the Company’s business plans; risks related to the Company’s limited operating history; the Company requiring additional funding to maintain operations; risks related to the Company’s negative cashflow from operating activities; the Company’s failure to implement its growth strategy; risks related to conflicts of interest involving the Company’s management; risks related to the uncertainty of the Company’s use of available funds; risks related to proprietary AI algorithms; the failure of the Company to manage its growth; risks related to the Company’s reliance on strategic partnerships; risk associated with security breaches; risk associated with software errors or defects; risks associated with insufficient insurance coverage; the Company’s failure to maintain, promote and enhance its brand; the Company’s dependence on customer Internet access and use of Internet for commerce; risks associated with privacy and security of sensitive information; risks associated with changes in technology affecting the Company’s business and products; risks associated with the competitive environment of the Company’s industry; risks associated with the uncertainty of market opportunity estimates and growth forecasts; risks associated with reputational damage; the Company’s inability to protect its intellectual property; the volatility of the global economy; the Company’s dependence on management and key personnel; risks associated with government regulation affecting the Company; the Company being subject to civil or other legal proceedings; risks related to reporting requirements arising from the Company’s reporting issuer status; risks associated with future acquisitions; risks related to the maintenance of effective internal controls by the Company; the potential that no active or liquid market for the Class A Subordinate Voting Shares may develop or be sustained; the speculative nature of an investment in the Class A Subordinate Voting Shares; risk that the market price of the Class A Subordinate Voting Shares may not represent the Company’s performance or intrinsic value; risks associated with the influence of reports published by securities or industry analysts on the trading market of the Class A Subordinate Voting Shares; risks associated with price volatility of publicly traded securities; risks associated with the future dilution of the Company’s securities; risks associated the payment of dividends; and other risks discussed under “Risk Factors” above.

The foregoing is not an exhaustive list of the risks and factors that may affect the Company’s forward-looking information. Although the Company has attempted to identify important factors that could affect the Company and may cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in the forward-looking information, there may be other factors that cause actions, events, conditions, results, performance or achievements not to be as anticipated, estimated or intended. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The Company cautions that the foregoing lists of important assumptions and factors are not exhaustive. Other events or circumstances could cause actual results to differ materially from those estimated or projected and expressed in, or implied by, the forward-looking information contained in this prospectus. You should read this prospectus and the documents that we reference herein and have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. You should assume that the information appearing in this prospectus is accurate as of the date hereof. Accordingly, readers should not place undue reliance on forward-looking information. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the sale of the Resale Shares offered by them pursuant to this prospectus. We will not receive any proceeds from the sale of the Resale Shares by the selling shareholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our Class A Subordinate Voting Shares currently trades on the OTCQB in the United States under the symbol “VRSSF” and on the Cboe Exchange in Canada under the symbol “VERS.”

Shareholders

As of March 31, 2026, there were 14,306,053 Class A Subordinate Voting Shares issued and outstanding, held by approximately 95 holders of record, although there are a much larger number of beneficial owners.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of March 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holder	803,712	$29.39	1,032,326
Equity compensation plans not approved by security holder	-	-	-
Total	803,712	$29.39	1,032,326

DIVIDEND POLICY

We have not paid any dividends on our Class A Subordinate Voting Shares, and we do not anticipate paying any dividends in the foreseeable future. We intend to retain any future earnings to finance the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our Board of Directors deems relevant. Accordingly, you may need to sell your Class A Subordinate Voting Shares to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

24

SELLING SHAREHOLDERS

Effective as of October 31, 2025, the Company entered into a Subscription Agreement (the “Sorbie Subscription Agreement”) with Sorbie Bornholm LP (“SBLP”) and Sorbie Investments LLP (“SILP”) pursuant to which the Company could receive an aggregate notional amount of C$14,000,000 (pursuant to the terms of the Sharing Agreement defined below), in exchange for the issuance of a total of 2,333,334 units of the Company’s securities at a price of C$6.00 per unit (the “Sorbie Units”). Each Sorbie Unit consists of one Class A Subordinate Voting Share of the Company and one half of one (1/2) warrant to purchase one Class A Subordinate Voting Share (the “Sorbie Warrants”). Each whole Sorbie Warrant is exercisable into one Class A Subordinate Voting Share at a price of C$7.00 per share, subject to adjustment upon an adjustment event outlined in the Sorbie Warrant.

In addition to the notional amount described above, at closing, the Company received C$700,000 in exchange for the issuance of an additional 140,000 Sorbie Units.

On October 31, 2025, the Company and SBLP also entered into a Sharing Arrangement Transaction (the “Sorbie Sharing Agreement”) which provided additional terms for the transactions contemplated by the Sorbie Subscription Agreement and other offering documents. The Sorbie Sharing Agreement provides that 11 periodic settlement tranches will be made to the Company whereby the notional amount of $1,209,091 will be measured against the initial benchmark price of C$7.75 (the “Sorbie Benchmark Price”). If, at the time of settlement, the 20-day volume-weighted average price (the “Sorbie Settlement Price”) exceeds the Sorbie Benchmark Price, the Company will receive more than one-hundred percent of the monthly settlement due, on a proportionate basis, and if, at the time of settlement, the Sorbie Settlement Price is below the Sorbie Benchmark Price, the Company will receive less than one-hundred percent of the monthly settlement due, on a proportionate basis. Prior to making any settlement tranche payment, the Subordinate Voting Shares must not be subject to resale restrictions.

Pursuant to the Sorbie Sharing Agreement, the Sorbie Benchmark Price was set at C$7.75 per Class A Subordinate Voting Share, provided that:

i.	if during the 90 day period following the occurrence of the Knock-in Event (as defined in the Sorbie Sharing Agreement), the Company makes any placement of its Class A Subordinate Voting Shares at a price per Class A Subordinate Voting Share below C$6.00, then at the Company’s discretion (x) the Benchmark Price shall be increased by an amount equal to C$6.00 minus the per Class A Subordinate Voting Share price of such placing or (y) the Company shall issue to SBLP a number of additional Class A Subordinate Voting Shares or securities convertible into a number of additional Class A Subordinate Voting Shares that in the determination of SBLP, acting reasonably and in good faith, would have an economic effect in favor of SBLP equivalent to that contemplated by clause (x) above;

ii.	if at any time, the Company executes or completes a backdoor listing or reverse takeover or merger at a price per Class A Subordinate Voting Share below CAD$6.00, then the Sorbie Benchmark Price shall be increased by an amount equal to C$6.00 minus the per Class A Subordinate Voting Share price of such backdoor listing or reverse takeover or merger; and

iii.	the Sorbie Benchmark Price in effect at any time shall be increased by an amount equal to 50% thereof (which increased price shall then constitute the effective Benchmark Price) following each issuance by the Company of any Class A Subordinate Voting Shares to or through any other party: in an at-the-market or equity line program or other comparable program or by conversion, exercise or exchange of any securities convertible into or exercisable or exchangeable for any shares (but not, for the avoidance of doubt, following the issuance by the Company of any Class A Subordinate Voting Shares through a standard placement or a rights offering or through a share purchase plan or an employee scheme) that in effect provides for the issuance or sale of Class A Subordinate Voting Shares at non-fixed, market related prices (including without limitation any such effect that results from any adjustment provisions or other conditions provided for under the terms of the relevant securities, whether or not a conversion, exercise or exchange has occurred based on such adjustment) (it being acknowledged that the foregoing adjustment shall occur each time such an issuance or sale of Class A Subordinate Voting Shares occurs and that, as a result, multiple adjustments may occur under a program or pursuant to a security).

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This prospectus relates to the resale from time to time by the selling security holders identified herein of up to an aggregate of 3,710,001 Resale Shares, including 1,236,667 Resale Shares issuable upon exercise of outstanding warrants. The transactions by which the selling shareholders acquired their securities from us were exempt under the registration provisions of the Securities Act.

The Resale Shares referred to above are being registered to permit public sales of the Resale Shares, and the selling shareholders may offer the shares for resale from time to time pursuant to this prospectus. The selling shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling shareholders and the Resale Shares offered in this prospectus. The selling shareholders have had no material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling shareholder’s percentage of ownership of our outstanding shares in the table below is based upon 14,306,053 Class A Subordinate Voting Shares outstanding as of March 31, 2026.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Before this Offering (1)	Percentage of Common Stock Beneficially Owned Before this Offering		Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)		Percentage of Common Stock Beneficially Owned After this Offering (2)

Sorbie Investments LLP(3)	Nil	Nil	%	1,850,000	1,850,001	(4)	12.93%

Sorbie Bornholm LLP(5)	Nil	Nil	%	1,860,000	1,860,000	(6)	13.00%

TOTAL	Nil	Nil	%	3,710,001	3,710,001		25.93%

* Less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling shareholder, except as otherwise indicated in the footnotes to the table.

(2)	Represents the amount of shares that will be held by the selling shareholder after completion of this offering based on the assumptions that (a) all Resale Shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling shareholder prior to completion of this offering. However, each selling shareholder may sell all, some or none of the Resale Shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(3)	Whitney Kofford is a Director of Sorbie Investments LLP. and in such capacity has the right to vote and dispose of the securities held by such entity.

(4)	Represents (i) 1,233,334 Class A Subordinate Voting Shares and (ii) 616,667 Class A Subordinate Voting issuable upon the exercise of Sorbie Warrants.

(5)	Greg Kofford is a Director of Sorbie Bornholm LP and in such capacity has the right to vote and dispose of the securities held by such entity.

(6)	Represents (i) 1,240,000 Class A Subordinate Voting Shares and (ii) 620,000 Class A Subordinate Voting issuable upon the exercise of Sorbie Warrants .

26

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors in this prospectus Unless stated otherwise or the context otherwise requires, in this prospectus, references to “CAD$” or “C$” are to Canadian dollars and references to “$” or “US$” are to United States dollars. On December 31, 2025, the noon buying rates in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York, referred to as the “Noon Buying Rate”, for the conversion of Canadian dollars into United States dollars was CAD$1.00 equals $0.7296.

Unless the context otherwise requires, references to “we”, “our”, “us”, the “Company” or “VERSES” mean Verses AI Inc. and its subsidiaries.

Overview

Verses is a cognitive computing company focused on developing next generation artificial intelligence software, known as agentic AI, that is designed to support and improve decision making and take actions, we intend to license this software-as-a-service to individuals and companies. Our software is based on the fundamental principles of neuroscience and the way that the human brain learns and makes decisions in a process known as Active Inference, which we have configured to create a proprietary process. Active inference focuses on making predictions based on learning and dynamic reasoning from new and changing information, unlike many existing AI processes like Large Language Models (LLMs) that rely solely on fixed rules, large amounts of historical data, or static models.

In early 2024 we launched a private beta program of our software with a few select users with whom we had existing business relationships, and during the second half of 2024 we launched a public beta program for a broader number of users and developers. In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary technology based Active Inference to support and improve domain-specific decision making by providing insight when where there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause and effect models with explainable probabilistic projections, forecasts, and comparative results. The Company intends to continue to develop Genius to improve the ease of integrating Genius into a client’s existing technology stack, data architecture, governance, and workflows as well as increase its predictive accuracy, transparency, and auditability. To make Genius available to a larger universe of potential users, we offer a range of pricing packages that includes flat fee or profit share options, as well as variable pricing options based on complexity and usage criteria such as number of users, transactions, inferences, transactions, and input parameters.

Based on user feedback and the results of our beta program, we have implemented a highly targeted a go-to-market strategy which we call our “Lighthouse” strategy that will initially focus our efforts to license an enterprise version of Genius to financial institutions and asset managers that manage more than $100 million of assets under management such as pension funds and other institutional fund managers including: sovereign funds, insurance companies, university and other endowments, hedge funds, and family offices, all of whom are estimated to collectively manage hundreds of trillions of dollars in long-duration capital. Genius is designed to help these funds improve their performance by integrating their key internal inputs such as asset performance assumptions, portfolio constraints, and investment strategies, with third-party market, economic, and other data to developed structured and auditable multi-year investment risk and return projections, probabilistic forecasts, and comparative results based on various asset allocation, portfolio rebalancing, and liquidity criteria.

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Our targeted financial institutions are high-value, high-impact entities that manage large, diversified portfolios of various asset classes, and Genius can assist their investment teams to make class allocation decisions that increase returns and manage risk. Genius helps investment teams compare and optimize various asset allocation mixes by projecting how different mixes and different portfolio strategies may perform across a range of scenarios. Each target client will provide us with real world results that will allow us to continue to develop and improve Genius that can then be applied to other clients in the same sector and other sectors. During the coming quarters, we plan to expand from our initial target sector into others, such as robotics, logistics, and infrastructure management.

Recent Developments

March 27, 2026, the Company announced that it had closed the second tranche of the March Offering (defined below) consisting of 473,500 March Units. Pursuant to the second tranche of the March Offering, the Company raised gross cash proceeds of C$355,125 (approximately US$257,318) before deducting commissions and expenses incurred in connection with the March Offering. The net proceeds of the second tranche of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

March 16, 2026, the Company closed the first tranche of a non-brokered private placement offering of 1,170,807 units (the “March Units”) of the Company at a price of C$0.75 (US$0.55) per March Unit (the “March Offering”). Pursuant to the March Offering, the Company raised gross cash proceeds of C$745,805 (approximately US$547,644) through the issuance of 994,407 March Units, before deducting commissions and expenses incurred in connection with the March Offering, and extinguished C$132,300 (approximately US$97,148) in liabilities through the issuance of 176,400 March Units. Each March Unit is comprised of one Class A Subordinate Voting Share of the Company and one-half of one share purchase warrant (each whole share purchase warrant, a “March Warrant”). Each March Warrant entitles the holder to purchase one Class A Subordinate Voting Share of the Company (a “March Warrant Share”) at an exercise price of C$1.00 (approximately US$0.73) per March Warrant Share at any time until the date that is 24 months from the date of issuance, subject to adjustment in certain events. The net proceeds of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

February 10, 2026, Gabriel Rene, the Company’s Chief Executive Officer and member of the Company’s board of directors, resigned his positions as Chief Executive Officer and as a director on the Company’s board of directors, and the Company’s board of directors appointed David Scott, a current member of the Company’s board of directors, to serve and interim Chief Executive Officer while the Company’s board of directors conducts a search for a permanent replacement. Dan Mapes, President Emeritus and Global Brand Ambassador and director on the Company’s board of directors, also resigned his positions with the Company, and the Company’s board merged the Chief Accounting Officer position with the Chief Financial Officer position and consequently, Kevin Wilson, the Company’s Chief Accounting Officer and Corporate Secretary, is no longer employed by the Company. The responsibilities of Chief Accounting Officer have been assumed by James Christodoulou, the Company’s Chief Financial Officer, and the responsibilities of Corporate Secretary were assumed the by Donald Moody, the Company’s General Counsel.

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FINANCIAL RESULTS FOR THE QUARTER ENDED DECEMBER 31, 2025, COMPARED TO THE QUARTER ENDED DECEMBER 31, 2024

	Quarter ended December 31,
	2025	2024	$ Change	% Change
REVENUE	$417,932	$-	$417,932	N/A
COST OF REVENUE (excluding depreciation)	(292,552)	-	(292,552)	N/A
GROSS PROFIT	125,380	-	125,380	N/A
OPERATING EXPENSES
Cash expenses
Accounting fees	(61,755)	(77,957)	16,202	-21%
Consulting fees	(382,808)	(419,854)	37,046	-9%
Investor relations and marketing	(174,201)	(1,250,035)	1,075,834	-86%
Legal fees	(236,549)	(202,403)	(34,146)	17%
Board fees	(81,568)	(49,753)	(31,815)	64%
Office and general	(506,617)	(475,807)	(30,810)	6%
Personnel expenses	(738,472)	(768,718)	30,246	-4%
Rent	(5,208)	(15,408)	10,200	-66%
Research and development	(3,318,796)	(2,984,580)	(334,216)	11%
Travel and meals	(58,060)	(77,026)	18,966	-25%
	(5,564,034)	(6,321,541)	757,507	-12%
Non-cash expenses
Depreciation	(24,514)	(44,181)	19,667	-45%
Provision for contract settlement	-	-	-	N/A
Share based payments	53,805	(6,893,858)	6,947,663	-101%
	29,291	(6,938,039)	6,967,330	-100%
TOTAL EXPENSES	(5,534,743)	(13,259,580)	7,724,837	-58%
OTHER ITEMS:
Grant income	128,430	42,071	86,359	205%
Other income	6,297	18,056	(11,759)	-65%
Loss on derivative liability	-	(3,010,994)	3,010,994	-100%
Accretion expense	(3,155)	(265,356)	262,201	-99%
Interest expense	(13,037)	(251,962)	238,925	-95%
Legal claim expense	(185,833)	-	(185,833)	N/A
Provision for losses on related party transactions	-	(83,285)	83,285	-100%
NET LOSS	(5,476,661)	(16,811,050)	11,334,389	-67%
Loss Per Class A Subordinate Voting Shares - Basic and Diluted	$(0.47)	$(2.63)	$2.16	-82%
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$(2.94)	$-	$(2,94)	N/A
Class A Subordinate Voting Shares used in computing earnings per share - Basic and Diluted	11,253,519	6,386,293	4,867,226	76%
Class B Proportionate Voting Shares used in computing earnings per share - Basic and Diluted	61,082	-	61,082	N/A

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QUARTER ENDED DECEMBER 31, 2025, COMPARED TO THE QUARTER ENDED DECEMBER 31, 2024

	December 31, 2025	% of Revenue	December 31, 2024	% of Revenue	$ Change	% Change
REVENUE	$417,932		$-		$417,932	N/A
COST OF REVENUE (excluding depreciation)	(292,552)	70%	-	0%	(292,552)	N/A
GROSS PROFIT	125,380	30%	-	0%	125,380	N/A

Revenue was $417,932 for the quarter ended December 31, 2025, which consisted of revenue from a Genius Platform customer ($385,250) and subscriptions to the Genius platform ($32,682). We did not generate revenue for the quarter ended December 31, 2024.

Cost of revenue consists of personnel and contractors’ costs directly related to the delivery of services to the customers. Cost of Revenue was $292,552 for the quarter ended December 31, 2025, which relates to the revenue referenced above. We did not incur any Cost of revenue for the quarter ended December 31, 2024 as we did not generate any revenue for that period. Cost of revenue as a percentage of revenue was 70% for the quarter ended December 31, 2025.

Gross profit represents revenue minus the cost of revenue. Gross profit was $125,380 for the quarter ended December 31, 2025. We did not generate any net revenue the quarter ended December 31, 2024 as we did not generate any revenue or incur any cost of revenue for that period. Gross profit as a percentage of revenue was 30% for the quarter ended December 31, 2025.

Operating expenses are allocated between cash and non-cash expenses. We allocate expenses on this basis to calculate and understand the Company’s cash flow from operations and liquidity, which we believe are important financial and operating metrics.

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Cash expenses consist of the items below. Total Cash Expenses (“TCE”) decreased by $757,507, or 12%, to $5.56 million for the quarter ended December 31, 2025, compared to $6.32 million for the quarter ended December 31, 2024.

	December 31, 2025	% of TCE	December 31, 2024	% of TCE	$ Change	% Change
Cash expenses
Accounting fees	(61,755)	1%	(77,957)	1%	16,202	-21%
Consulting fees	(382,808)	7%	(419,854)	7%	37,046	-9%
Investor relations and marketing	(174,201)	3%	(1,250,035)	20%	1,075,834	-86%
Legal fees	(236,549)	4%	(202,403)	3%	(34,146)	17%
Board fees	(81,568)	1%	(49,753)	1%	(31,815)	64%
Office and general	(506,617)	9%	(475,807)	8%	(30,810)	6%
Personnel expenses	(738,472)	13%	(768,718)	12%	30,246	-4%
Rent	(5,208)	0%	(15,408)	0%	10,200	-66%
Research and development	(3,318,796)	60%	(2,984,580)	47%	(334,216)	11%
Travel and meals	(58,060)	1%	(77,026)	1%	18,966	-25%
Total Cash Expenses (TCE)	(5,564,034)	100%	(6,321,541)	100%	757,507	-12%

Accounting Fees are related to accounting staff and external audit fees. Accounting fees decreased by $16,202, or 21%, to $61,755 for the quarter ended December 31, 2025, compared to $77,957 for the quarter ended December 31, 2024. Accounting Fees were 1% of TCE for the quarter ended December 31, 2025, compared to 1% for the quarter ended December 31, 2024. The decrease of $16,202 is primarily due lower assurance costs compared to the quarter ended December 31, 2024.

Consulting Fees are related to financial advisory and general consulting services. Consulting Fees decreased by $37,046, or 9%, to $382,808 for the quarter ended December 31, 2025, compared to $419,854 for the quarter ended December 31, 2024. Consulting Fees were 7% of TCE for both periods.

○	Financial advisory services was $192,488 for the quarter ended December 31, 2025, compared to $237,867 for the quarter ended December 31, 2024. The decrease of $45,379 is primarily due to less fees paid to financial advisors in connection with funds raised by the Company: The Company raised $2.31 million in net proceeds during the quarter ended December 31, 2025, compared to $4.01 million during the quarter ended December 31, 2024.
○	General consulting services was $190,320 for the quarter ended December 31, 2025, compared to $181,987 for the quarter ended December 31, 2024. The increase of $8,333 is primarily due to a consulting firm hired to provide business and technology insights ($40,432) during the nine months ended December 31, 2025.

Investor Relations and Marketing are related to messaging, marketing, and advertising of the Company and its products to potential users, to develop general Company and brand awareness as well as investor relations initiatives in media, roadshows, and on social media. Investor Relations and Marketing decreased by $1.08 million or 86% to $174,201 for the quarter ended December 31, 2025, compared to $1.25 million for the quarter ended December 31, 2024. Investor Relations and Marketing was approximately 3% of TCE for the quarter ended December 31, 2025, compared to 20% for the quarter ended December 31, 2024.

These expenses are currently combined, as the initiatives to market the product and services of the Company and investment in the Company are intertwined and indistinguishable. As the Company begins to market its core products and services, marketing and investor relations expenses will be separated. The decrease in Investor Relations and Marketing is due to:

○	Marketing and investor awareness decreased by $668,812 or 79% to $173,201 for the quarter ended December 31, 2025, compared to $843,013 for the quarter ended December 31, 2024. The decrease is a result of fewer consultants engaged to perform marketing and investor awareness activities during the quarter ended December 31, 2025 compared to the quarter ended December 31, 2024.
○	Business development decreased by $407,022 or 100% to $Nil for the quarter ended December 31, 2025, compared to $407,022 for the quarter ended December 31, 2024. The decrease is a result of fewer consultants engaged to perform business development activities during the quarter ended December 31, 2025 compared to the quarter ended December 31, 2024.

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Legal Fees are related to fees paid to external counsel in the US and Canada.

Legal fees increased by $34,146, or 17%, to $236,549 for the quarter ended December 31, 2025, compared to $202,403 for the quarter ended December 31, 2024. Legal fees represented 4% of TCE for the quarter ended December 31, 2025 compared to 3% for the quarter ended December 31, 2024. The increase of $34,146 is primarily due to increased legal costs associated with the Company becoming a domestic U.S. SEC reporting on April 1, 2025, which requires additional disclosure and reporting requirements beyond what we were required to do as a foreign private issuer.

Board Fees are related to costs associated with Board members. Board Fees increased by $31,815, or 64%, to $81,568 during the quarter ended December 31, 2025, compared to $49,753 for the quarter ended December 31, 2024. Board Fees were 1% of TCE for the quarter ended December 31, 2025 and for the quarter ended December 31, 2024. The increase of $31,815 is due to increased fees paid to board members for the quarter ended December 31, 2025, compared to the quarter ended December 31, 2024.

Office and General Expenses are related to subscriptions, insurance, transaction fees, and general expenses of the Company. Office and general expenses increased by $30,810, or 6%, to $506,617 for the quarter ended December 31, 2025, compared to $475,807 for the quarter ended December 31, 2024. Office and General Expenses was 9% of TCE for the quarter ended December 31, 2025, compared to 8% for the quarter ended December 31, 2024. The increase of $30,810 is primarily due to higher Directors and Officers (“D&O”) insurance premium costs of $123,424 resulting from increased coverage as the Company became a U.S. SEC reporting on April 1, 2025, which requires additional disclosure and reporting.

Personnel expenses are related to general and administrative payroll costs, including benefits and payroll taxes. Personnel expenses decreased by $30,246, or 4%, to $738,472 for the quarter ended December 31, 2025, compared to $768,718 for the quarter ended December 31, 2024. Personnel expenses were 13% of TCE for the quarter ended December 31, 2025, compared to 12% for the quarter ended December 31, 2024. The decrease is primarily due to the workforce reduction that was implemented on October 31, 2025.

Rent is related to payments for office and other spaces utilized by the Company. Rent decreased by $10,200, or 66%, to $5,208 for the quarter ended December 31, 2025, compared to $15,408 for the quarter ended December 31, 2024. Rent expense accounted for less than 1% of TCE for the quarter ended December 31, 2025 and for the quarter ended December 31, 2024.

Research and Development (R&D) is related to payroll and contractor costs associated with developing the Company’s product. R&D increased by $334,216, or 11%, to $3.32 million for the quarter ended December 31, 2025, compared to $2.98 million for the quarter ended December 31, 2024. R&D was 59% of TCE for the quarter ended December 31, 2025, compared to 47% for the quarter ended December 31, 2024. The increase of $334,216 is primarily due to the higher salaries and fees paid to personnel for the quarter ended December 31, 2025, compared to the salaries and fees paid to personnel for the quarter ended December 31, 2024.

Travel and Meals are related to expenses related to meals, airfare, transportation, and other related expenses. Travel and Meals decreased by $18,966, or 25%, to $58,060 for the quarter ended December 31, 2025, compared to $77,026 for the quarter ended December 31, 2024. Travel and Meals were approximately 1% of TCE for the quarter ended December 31, 2025 and for the quarter ended December 31, 2024.

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NON-CASH EXPENSES – Consisted of the items below. Non-Cash Expenses decreased by $6.97 million, or 100%, to non-cash income of $29,291 for the quarter ended December 31, 2025, compared to non-cash expense of $6.94 million for the quarter ended December 31, 2024. The decrease of non-cash expense of $6,97 million to create non-cash income of $29,291, is primarily due to a reduction in the value of the RSUs, which are tied to the Class A Subordinate Voting Share price as of the balance sheet date for the quarter ended December 31, 2025, compared to the quarters ended December 31, 2024.

	December 31, 2025	% of TNCE	December 31, 2024	% of TNCE	$ Change	% Change
Non-cash expenses
Depreciation	(24,514)	-84%	(44,181)	1%	19,667	-45%
Share based payments	53,805	184%	(6,893,858)	99%	6,947,663	-101%
Total Non Cash Expenses (TNCE)	29,291	100%	(6,938,039)	100%	6,967,330	-100%

Depreciation is related to the decrease in the useful life of computer and other equipment. Depreciation decreased by $19,667, or 45%, to $24,514 for the quarter ended December 31, 2025, compared to $44,181 for the quarter ended December 31, 2024. The decrease for the quarter ended December 31, 2025 is due to certain assets reaching the end of their three-year useful life.

Share based payments are related to the Black-Scholes valuation and vesting of stock options (“Options”) and Restricted Share Units (RSUs) granted to the Company’s employees, contractors, and consultants. Share-based payments decreased by $6.97 million, or 101%, to a gain of $53,805 for the quarter ended December 31, 2025, compared to a non-cash expense of $6.89 million for the quarter ended December 31, 2024. This decrease is primarily due to the decline in the fair value of RSUs, which are tied to the Class A Subordinate Voting Share price as of the balance sheet date for the quarter ended December 31, 2025, compared to the quarter ended December 31, 2024. The decrease during the quarter ended December 31, 2025 was partially offset by a higher number of Options granted during the quarter ended December 31, 2025. For a detailed breakdown of the changes, please refer to the table below.

Share based payments	Stock Options	RSUs	Total
Previous years graded vesting	458,448	-	458,448
Revaluation RSUs 2023	-	189,053	189,053
New grants Q1 2024	119,332	30,321	149,653
New grants Q2 2024	151,409	2,966,079	3,117,488
New grants Q3 2024	1,334,636	2,927,997	4,262,633
Cancelled options / RSUs	(1,270,700)	(12,717)	(1,283,417)
Balance, December 31, 2024	$793,125	$6,100,733	$6,893,858

Previous years graded vesting	626,148	-	626,148
Previous years RSUs revaluation	-	(1,029,973)	(1,029,973)
New grants Q2 2026	-	23,438	23,438
New grants Q3 2026	470,072	38,397	508,469
RSUs/Shares cancellation	-	(181,887)	(181,887)
Balance, December 31, 2025	$1,096,220	$(1,150,025)	$(53,805)

33

Total Operating expenses decreased by $7.72 million, or 58%, to $5.53 million for the quarter ended December 31, 2025, compared to $13.26 million for the quarter ended December 31, 2024. The decrease of $7.72 million during the quarter ended December 31, 2025 is primarily due to the decrease of $6.95 million in non-cash expenses associated with share based payments during the quarter ended December 31, 2025, as well as a decrease in expenses associated with investor relations and marketing, which decreased by $1.08 million. The decrease during the quarter ended December 31, 2025 was partially offset by an increase in research and development fees of $334,216 during the quarter ended December 31, 2025.

Other Items consisted of the items below. Other Items resulted in a loss of $67,298 for the quarter ended December 31, 2025, compared to a loss of $3.55 million for the quarter ended December 31, 2024.

	December 31, 2025	% TOI	December 31, 2024	% TOI	$ Change	% Change
OTHER ITEMS:
Grant income	128,430	-191%	42,071	-1%	86,359	205%
Other income	6,297	-9%	18,056	-1%	(11,759)	-65%
Loss on derivative liability	-	0%	(3,010,994)	85%	3,010,994	-100%
Accretion expense	(3,155)	5%	(265,356)	7%	262,201	-99%
Interest expense	(13,037)	19%	(251,962)	7%	238,925	-95%
Legal claim expense	(185,833)	276%	-	0%	(185,833)	N/A
Provision for losses on related party transactions	-	0%	(83,285)	2%	83,285	-100%
Total Other Items (TOI)	(67,298)	100%	(3,551,470)	100%	3,484,172	-98%

Grant Income is related to reimbursing expenses for amounts spent on project activities related to the grant agreement with Horizon Europe, which is a program delegated by the European Commission. Grant income was $128,430 for the quarter ended December 31, 2025, compared to $42,071 for the quarter ended December 31, 2024. This project is expected to end in August 2026.

Other Income is related to interest received from interest-bearing bank accounts. Other income decreased by $11,759, or 65%, to $6,297 for the quarter ended December 31, 2025, compared to $18,056 for the quarter ended December 31, 2024.

Loss on derivative liability is the result of measuring the derivative liability embedded in the convertible debenture using the Monte-Carlo binomial valuation model. Based on estimates for the quarter ended December 31, 2024, the fair value of derivative liability of the convertible debenture of $3.01 million. There was no such expense during the quarter ended December 31, 2025.

Accretion Expense is related to the increase in the carrying value of the discounted value of the convertible debenture converted in 2025. Accretion expense was 3,155 for the quarter ended December 31, 2025, compared to an expense of $265,356 for the quarter ended December 31, 2024.

Interest Expense is related to interest incurred in the conversion of the convertible debenture converted in the nine months ended December 31, 2024, interest incurred in the loan payable, and the interest related to the financing of the director’s and officer’s insurance. Interest expense decreased by $238,925, or 95%, to $13,037 for the quarter ended December 31, 2025, compared to an expense of $251,962 for the quarter ended December 31, 2024. This decrease is primarily due to the conversion of the convertible debenture during the quarter ended December 31, 2024.

Legal Claim Expense was $185,833 for the quarter ended December 31, 2025, there was no such expense for the quarter ended December 31, 2024. This amount is interest accrued in connection with the David Thomson arbitration award, which was confirmed by the Los Angeles Superior Court in the quarter ended June 30, 2025. There was no such expense in the quarter ended December 31, 2024.

Provision for Loss on Related Party Transactions was $83,285 for the quarter ended December 31, 2024. There was no provision for the quarter ended December 31, 2025. The provision for loss on related party transactions includes amounts due from Cyberlab LLC (“Cyberlab”) and the Spatial Web Foundation (“SWF”), entities controlled or associated with the Company’s founders, Dan Mapes and Gabriel Rene.

●	The related expenses arose primarily from payments made by the Company on behalf of these related parties to third-party vendors.
●	Although these amounts are expected to be settled through future service agreements, management performed a credit assessment in accordance with the current expected credit loss (“CECL”) model under ASC 326. Based on this assessment, management determined that there is significant uncertainty regarding the timing and collectability of these receivables. As of December 31, 2025, management concluded that full repayment is not probable within a reasonable timeframe.

Net Loss decreased by $11.33 million, or 67%, to $5.48 million for the quarter ended December 31, 2025, compared to a net loss of $16.81 million for the quarter ended December 31, 2024.

34

FINANCIAL RESULTS FOR THE NINE MONTHS ENDED DECEMBER 31, 2025, COMPARED TO THE NINE MONTHS ENDED DECEMBER 31, 2024

SELECTED FINANCIAL INFORMATION

	Nine months ended December 31,
	2025	2024	$ Change	% Change
REVENUE	$818,632	$155,000	$663,632	428%
COST OF REVENUE (excluding depreciation)	(547,103)	(145,000)	(402,103)	277%
GROSS PROFIT	271,529	10,000	261,529	2615%
OPERATING EXPENSES
Cash expenses
Accounting fees	(454,115)	(428,364)	(25,751)	6%
Consulting fees	(1,877,768)	(2,240,308)	362,540	-16%
Investor relations and marketing	(2,365,692)	(4,089,656)	1,723,964	-42%
Legal fees	(1,715,773)	(1,066,515)	(649,258)	61%
Board fees	(200,910)	(134,334)	(66,576)	50%
Office and general	(1,603,715)	(1,416,785)	(186,930)	13%
Personnel expenses	(2,616,144)	(2,530,730)	(85,414)	3%
Rent	(42,582)	(75,487)	32,905	-44%
Research and development	(11,862,632)	(11,246,495)	(616,137)	5%
Travel and meals	(329,267)	(352,062)	22,795	-6%
	(23,068,598)	(23,580,736)	512,138	-2%
Non-cash expenses
Depreciation	(70,408)	(138,088)	67,680	-49%
Provision for contract settlement	-	(1,252,076)	1,252,076	-100%
Share based payments	(2,036,450)	(8,855,582)	6,819,132	-77%
	(2,106,858)	(10,245,746)	8,138,888	-79%
TOTAL EXPENSES	(25,175,456)	(33,826,482)	8,651,026	-26%
OTHER ITEMS:
Grant income	210,339	98,105	112,234	114%
Other income	507,558	68,026	439,532	646%
Loss on derivative liability	-	(546,121)	546,121	-100%
Accretion expense	(3,155)	(719,195)	716,040	-100%
Interest expense	(25,291)	(545,000)	519,709	-95%
Legal claim expense	(768,086)	1,666,000	(2,434,086)	-146%
Provision for losses on related party transactions	-	(479,809)	479,809	-100%
NET LOSS	(24,982,562)	(34,274,476)	9,291,914	-27%
Loss Per Class A Subordinate Voting Shares - Basic and Diluted	$(2.50)	$(7.12)	$4.63	-65%
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$(15.60)	$-	$(15.60)	N/A
Class A Subordinate Voting Shares used in computing earnings per share - Basic and Diluted	9,858,896	4,811,546	5,047,351	105%
Class B Proportionate Voting Shares used in computing earnings per share - Basic and Diluted	23,909	-	23,909	N/A

35

NINE MONTHS ENDED DECEMBER 31, 2025, COMPARED TO THE NINE MONTHS ENDED DECEMBER 31, 2024

	December 31, 2025	% of Revenue	December 31, 2024	% of Revenue	$ Change	% Change
REVENUE	$818,632		$155,000		$663,632	428%
COST OF REVENUE (excluding depreciation)	(547,103)	67%	(145,000)	94%	(402,103)	277%
GROSS PROFIT	271,529	33%	10,000	6%	261,529	2615%

Revenue was $818,632 for the nine months ended December 31, 2025, which consisted of revenue from Genius Platform customers ($685,250) and subscriptions to the Genius platform ($133,382). Revenue for the nine months ended December 31, 2024 was $155,000, which is related to the conclusion of a proof-of-concept project.

Cost of revenue consists of personnel and contractors’ costs directly related to the delivery of services to the customers. Cost of Revenue was $254,551 for the nine months ended December 31, 2025, which related to the revenue referenced above. Cost of revenue for the nine months ended December 31, 2024 was $145,000, which is related to the conclusion of a proof-of-concept project. Cost of revenue as a percentage of revenue was 64% for the quarter ending December 31, 2025, compared to 94% for the quarter ending December 31, 2024, which reflects the economics associated with our core Genius Platform.

Gross profit represents the revenue minus the cost of revenue. Gross profit was $271,529 for the nine months ended December 31, 2025, compared to $10,000 reported for the nine months ended December 31, 2024. Gross profit as a percentage of revenue was 33% for the quarter ending December 31, 2025, compared to 6% for the quarter ending December 31, 2024, which reflects the economics associated with our core Genius Platform.

Operating expenses are allocated between cash and non-cash expenses. We allocated expenses on this basis to calculate and understand the Company’s cash flow from operations and liquidity, which we believe are important financial and operating metrics.

Cash expenses consist of the items below. Total Cash Expenses (“TCE”) decreased by $512,138, or 2%, to $23.01 million for the nine months ended December 31, 2025, compared to $23.58 million for the nine months ended December 31, 2024.

	December 31, 2025	% of TCE	December 31, 2024	% of TCE	$ Change	% Change
Cash expenses
Accounting fees	(454,115)	2%	(428,364)	2%	(25,751)	6%
Consulting fees	(1,877,768)	8%	(2,240,308)	10%	362,540	-16%
Investor relations and marketing	(2,365,692)	10%	(4,089,656)	17%	1,723,964	-42%
Legal fees	(1,715,773)	7%	(1,066,515)	5%	(649,258)	61%
Board fees	(200,910)	1%	(134,334)	1%	(66,576)	50%
Office and general	(1,603,715)	7%	(1,416,785)	6%	(186,930)	13%
Personnel expenses	(2,616,144)	11%	(2,530,730)	11%	(85,414)	3%
Rent	(42,582)	0%	(75,487)	0%	32,905	-44%
Research and development	(11,862,632)	51%	(11,246,495)	48%	(616,137)	5%
Travel and meals	(329,267)	1%	(352,062)	1%	22,795	-6%
Total Cash Expenses (TCE)	(23,068,598)	100%	(23,580,736)	100%	512,138	-2%

36

Accounting Fees are related to accounting staff and external audit fees. Accounting fees increased by $25,751, or 6%, to $454,115 for the nine months ended December 31, 2025, compared to $428,364 for the nine months ended December 31, 2024. Accounting Fees were 2% of TCE for the nine months ended December 31, 2025 and for the nine months ended December 31, 2024. The increase of $25,751 is primarily due to additional costs associated with translating our financial statements to U.S.GAAP and complying with new SEC reporting requirements.

Consulting Fees are related to financial advisory and general consulting services. Consulting Fees decreased by $362,540, or 16%, to $1.88 million for the nine months ended December 31, 2025, compared to $2.24 million for the nine months ended December 31, 2024. Consulting Fees were 8% of TCE for the nine months ended December 31, 2025, compared to 10% for the nine months ended December 31, 2024.

○	Financial advisory services was $1.30 million for the nine months ended December 31, 2025, compared to $1.73 million for the nine months ended December 31, 2024. The decrease of $429,522 is primarily due to less fees paid to financial advisors in connection with funds raised by the Company: The Company raised $17.03 million in net proceeds during the nine months ended December 31, 2025, compared to $24.45 million during the nine months ended December 31, 2024.
○	General consulting services was $581,872 for the nine months ended December 31, 2025, compared to $514,890 for the nine months ended December 31, 2024. The increase of $66,982 is primarily due to a consulting firm hired to provide business and technology insights ($94,449) during the nine months ended December 31, 2025.

Investor Relations and Marketing are related to messaging, marketing, and advertising of the Company and its products to potential users, and to develop general Company and brand awareness as well as investor relations initiatives in media, roadshows, and on social media. Investor Relations and Marketing decreased by $1.72 million, or 42%, to $2.37 million for the nine months ended December 31, 2025, compared to $4.09 million for the nine months ended December 31, 2024. Investor Relations and Marketing was 10% of TCE for the nine months ended December 31, 2025, compared to 17% for the nine months ended December 31, 2024. These expenses are currently combined, as the initiatives to market the product and services of the Company and investment in the Company are intertwined and indistinguishable. As the Company begins to market its core products and services, marketing and investor relations expenses will be separated. The decrease in Investor Relations and Marketing is due to:

○	Marketing and investor awareness decreased by $1.06 million or 37% to $1.78 million for the nine months ended December 31, 2025, compared to $2.84 million for the nine months ended December 31, 2024. The decrease is a result of fewer consultants engaged to perform marketing and investor awareness activities during the nine months ended December 31, 2025 compared to the nine months ended September 20, 2024.
○	Business development decreased by $666,151 or 53% to $583,098 for the nine months ended December 31, 2025, compared to $1.25 million for the nine months ended December 31, 2024. The decrease is a result of fewer consultants engaged to perform business development activities during the nine months ended December 31, 2025 compared to the nine months ended September 20, 2024.

37

Legal Fees are related to fees paid to external counsel in the US and Canada. Legal fees increased by $649,258, or 61%, to $1.71 million for the nine months ended December 31, 2025, compared to $1.07 million for the nine months ended December 31, 2024. Legal fees were 7% of TCE for the nine months ended December 31, 2025, compared to 5% for the nine months ended December 31, 2024. The increase of $649,258 for the nine months ended December 31, 2025 was primarily due to increased legal costs associated with the Company becoming a U.S. SEC reporting on April 1, 2025, which requires additional disclosure and reporting.

Board Fees are related to costs associated with Board members. Board Fees increased by $66,576, or 50%, to $200,910 for the nine months ended December 31, 2025, compared to $134,334 for the nine months ended December 31, 2024. Board Fees were 1% of TCE for the nine months ended December 31, 2025 and for the nine months ended December 31, 2024. The increase of $66,576 is due to increased fees paid to board members during the nine months ended December 31, 2025, compared to the nine months ended December 31, 2024.

Office and General Expenses are related to subscriptions, insurance, transaction fees, and general expenses of the Company. Office and general expenses increased by $186,930, or 13%, to $1.60 million for the nine months ended December 31, 2025, compared to $1.42 million for the nine months ended December 31, 2024. Office and General Expenses was 7% of TCE for the nine months ended December 31, 2025, compared to 6% for the nine months ended December 31, 2024. The increase of $186,930 for the nine months ended December 31, 2025 is primarily due to higher Directors and Officers insurance premium cost of $249,884 resulting from increased coverage as the Company became a U.S. SEC reporting on April 1, 2025, which requires additional disclosure and reporting.

Personnel expenses are related to general and administrative payroll costs, including benefits and payroll taxes. Personnel expenses increased by $85,414, or 3%, to $2.61 million for the nine months ended December 31, 2025, compared to $2.53 million for the nine months ended December 31, 2024. Personnel expenses were 11% of TCE for the nine months ended December 31, 2025 and for the nine months ended December 31, 2024. The increase of $85,414 in personnel expenses is primarily due to the higher salaries paid to personnel during the nine months ended December 31, 2025, compared to the salaries and fees paid to personnel during the nine months ended December 31, 2024.

Rent is related to payments for office and other spaces utilized by the Company. Rent decreased by $32,905, or 44%, to $42,582 for the nine months ended December 31, 2025, compared to $75,487 for the nine months ended December 31, 2024. Rent expense accounted for less than 1% of TCE for the nine months ended December 31, 2025 and for the nine months ended December 31, 2024.

Research and Development (R&D) is related to payroll and contractor costs associated with developing the Company’s product. R&D increased by $616,137, or 5%, to $11.86 million for the nine months ended December 31, 2025, compared to $11.25 million for the nine months ended December 31, 2024. R&D was 51% of TCE for the nine months ended December 31, 2025, as compared to 48% for the nine months ended December 31, 2024. The increase of $616,137 is primarily due to the higher salaries and fees paid to personnel during the nine months ended December 31, 2025, compared to the salaries and fees paid to personnel during the nine months ended December 31, 2024.

Travel and Meals are related to expenses related to meals, airfare, transportation, and other related expenses. Travel and Meals decreased by $22,795, or 6%, to $329,267 for the nine months ending December 31, 2025, compared to $352,062 for the nine months ended December 31, 2024. Travel and Meals were 1% of TCE for the nine months ended December 31, 2025 and for the nine months ended December 31, 2024.

38

NON-CASH EXPENSES – Consisted of the items below. Non-Cash Expenses decreased by $8.14 million, or 79%, to $2.10 million for the nine months ended December 31, 2025, compared to $10.25 million for the nine months ended December 31, 2024.

	December 31, 2025	% of TNCE	December 31, 2024	% of TNCE	$ Change	% Change
Non-cash expenses
Depreciation	(70,408)	3%	(138,088)	1%	67,680	-49%
Provision for contract settlement	-	0%	(1,252,076)	12%	1,252,076	-100%
Share based payments	(2,036,450)	97%	(8,855,582)	86%	6,819,132	-77%
Total Non Cash Expenses (TNCE)	(2,106,858)	100%	(10,245,746)	100%	8,138,888	-79%

Depreciation is related to the decrease in the useful life of computer and other equipment. Depreciation decreased by $67,680, or 49%, to $70,408 for the nine months ended December 31, 2025, compared to $138,088 for the nine months ended December 31, 2024. The decrease of $67,680 for the nine months ended December 31, 2025 is due to certain assets reaching the end of their three-year useful life.

Provision for contract settlement is related to the unbilled balance of the SaaS project terminated in August 2024. Provision for contract settlement was $1.25 million for the nine months ended December 31, 2024. There was no comparable expense for the nine months ended December 31, 2025.

Share based payments are related to the Black-Scholes valuation and vesting of stock options and Restricted Share Units (RSUs) granted to the Company’s employees, contractors, and consultants. Share-based payments decreased by $6.82 million, or 77%, to $2.03 million for the nine months ended December 31, 2025, compared to $8.86 million for the nine months ended December 31, 2024. This decrease is primarily due to the decline in the fair value of RSUs, which are tied to the Class A Subordinate Voting Share price as of the balance sheet date for the nine months ended December 31, 2025, compared to nine months ended December 31, 2024. The decrease for the nine months ended December 31, 2025 was partially offset by a higher number of Options granted during the nine months ended December 31, 2025. For a detailed breakdown of the changes, please refer to the table below.

Share based payments	Stock Options	RSUs	Total
Previous years graded vesting	860,673	-	860,673
Revaluation RSUs 2023	-	(62,339)	(62,339)
New grants Q1 2024	196,119	56,989	253,108
New grants Q2 2024	1,178,861	3,771,684	4,950,545
New grants Q3 2024	1,334,636	2,927,997	4,262,633
Cancelled options / RSUs	(1,396,321)	(12,717)	(1,409,038)
Balance, December 31, 2024	$2,173,968	$6,681,614	$8,855,582

Previous years graded vesting	1,337,858	-	1,337,858
Previous years RSUs revaluation	-	(2,611,348)	(2,611,348)
New grants Q1 2026	258,056	344,431	602,487
New grants Q2 2026	2,118,326	32,054	2,150,380
New grants Q3 2026	470,072	38,397	508,469
RSU milestone conversion	-	230,491	230,491
RSUs/Shares cancellation	-	(181,887)	(181,887)
Balance, December 31, 2025	$4,184,312	$(2,147,862)	$2,036,450

39

Total Operating expenses decreased by $8.65 million, or 26%, to $25.18 million for the nine months ended December 31, 2025, compared to $33.83 million for the nine months ended December 31, 2024. The decrease of $8.65 million for the nine months ended December 31, 2025 is primarily due to $6.82 million in non-cash expense associated with share based payments, $1.25 million in non-cash expenses associated with the provision for contract settlement during the nine months ended December 31, 2024 that was not present during the nine months ended December 31, 2025, as well as a decrease in expenses associated with investors relation and marketing, which decreased by $1.72 million. The decrease during the nine months ended December 31, 2025 was partially offset by increases in legal fees of $649,258 and R&D of $616,137 during the nine months ended December 31, 2025.

Other Items consisted of the items below. Other Items resulted in a loss of $78,635 for the nine months ended December 31, 2025, compared to a loss of $457,994 for the nine months ended December 31, 2024.

	December 31, 2025	% TOI	December 31, 2024	% TOI	$ Change	% Change
OTHER ITEMS:
Grant income	210,339	-267%	98,105	-21%	112,234	114%
Other income	507,558	-645%	68,026	-15%	439,532	646%
Loss on derivative liability	-	0%	(546,121)	119%	546,121	-100%
Accretion expense	(3,155)	4%	(719,195)	157%	716,040	-100%
Interest expense	(25,291)	32%	(545,000)	119%	519,709	-95%
Legal claim expense	(768,086)	977%	1,666,000	-364%	(2,434,086)	-146%
Provision for losses on related party transactions	-	0%	(479,809)	105%	479,809	-100%
Total Other Items (TOI)	(78,635)	100%	(457,994)	100%	379,359	-83%

Grant Income is related to the reimbursement of expenses for amounts spent on project activities related to the grant agreement with Horizon Europe, which is a program delegated by the European Commission. Grant income was $210,339 for the nine months ended December 31, 2025, compared to $98,105 for the nine months ended December 31, 2024. This project is expected to end in August 2026.

Other Income is related to R&D tax credits and interest received from interest-bearing bank accounts. Other income increased by $439,532, or 646%, to $507,558 for the nine months ended December 31, 2025, compared to $68,026 for the nine months ended December 31, 2024. This increase is primarily due to $416,208 of R&D tax credits received during the nine months ended December 31, 2025.

Loss on derivative liability is the result of measuring the derivative liability embedded in the convertible debenture using the Monte-Carlo binomial. Based on estimates during the nine months ended December 31, 2024, the fair value of derivative liability of the convertible debenture was $546,121. There was no such expense during the nine months ended December 31, 2025.

Accretion Expense is related to the increase in the carrying value of the discounted value of the convertible debenture converted in 2025. Accretion expense was $3,155 for the nine months ended December 31, 2025, compared to an expense of $719,195 during the nine months ended December 31, 2024.

Interest Expense is related to interest incurred in the conversion of the convertible debenture converted in the nine months ended December 31, 2024, interest incurred in the loan payable, and the interest related to the financing of the director’s and officer’s insurance. Interest expense decreased $519,709, or 95%, to $25,291 for the nine months ended December 31, 2025, compared $545,000 for the nine months ended December 31, 2024. This decrease is primarily due to the conversion of the convertible debenture during the nine months ended December 31, 2024.

Legal Claim Expense was $768,086 for the nine months ended December 31, 2025, compared to a gain of $1.67 million for the nine months ended December 31, 2024. This amount is interest accrued in connection with the David Thomson arbitration award, which was confirmed by the Los Angeles Superior Court during the nine months ended December 31, 2025. The gain reported in the nine months ended December 31, 2024 was related to insurance proceeds received by the Company.

Provision for Loss on Related Party Transactions was $479,809 for the nine months ended December 31, 2024. There was no provision for the nine months ended December 31, 2025. The provision for loss on related party transactions includes amounts due from Cyberlab LLC (“Cyberlab”) and the Spatial Web Foundation (“SWF”), entities controlled or associated with the Company’s founders, Dan Mapes and Gabriel Rene.

●	The related expenses arose primarily from payments made by the Company on behalf of these related parties to third-party vendors.
●	Although these amounts are expected to be settled through future service agreements, management performed a credit assessment in accordance with the current expected credit loss (“CECL”) model under ASC 326. Based on this assessment, management determined that there is significant uncertainty regarding the timing and collectability of these receivables. As of December 31, 2025, management concluded that full repayment is not probable within a reasonable timeframe.

Net Loss decreased by $9.29 million, or 27%, to $24.98 million for the nine months ended December 31, 2025, compared to a net loss of $34.27 million for the nine months ended December 31, 2024.

40

FULL YEAR ENDED MARCH 31, 2025 COMPARED TO FULL YEAR ENDED MARCH 31, 2024

SELECTED FINANCIAL INFORMATION

	2025		2024	$ Change	% Change
REVENUE		$155,000	$1,966,731	$(1,811,731)	-92%
COST OF REVENUE		(631,691)	(1,699,170)	1,067,479	-63%
NET REVENUE		(476,691)	267,561	(744,252)	-278%
OPERATING EXPENSES
Cash expenses
Accounting fees		(567,566)	(538,394)	(29,172)	5%
Consulting fees		(5,201,045)	(4,146,232)	(1,054,813)	25%
Investor relations and marketing		(3,165,838)	(6,980,578)	3,814,740	-55%
Legal fees		(1,801,538)	(2,015,619)	214,081	-11%
Management fees		(146,666)	(41,067)	(105,599)	257%
Office and general		(1,881,530)	(1,709,991)	(171,539)	10%
Personnel expenses		(3,581,964)	(3,713,861)	131,897	-4%
Rent		(90,965)	(26,838)	(64,127)	239%
Research and development		(15,142,542)	(12,024,288)	(3,118,254)	26%
Travel and meals		(617,877)	(1,098,984)	481,107	-44%
		(32,197,531)	(32,295,852)	98,321	0%
Non-cash expenses
Depreciation		(172,425)	(261,747)	89,322	-34%
Provision for contract settlement		(1,252,076)	-	(1,252,076)	0%
Share based payments		(7,679,205)	(7,850,119)	170,914	-2%
		(9,103,706)	(8,111,866)	(991,840)	12%
TOTAL EXPENSES		(41,301,237)	(40,407,718)	(893,519)	2%
OTHER ITEMS:
Grant income		156,885	154,709	2,176	1%
Other income		213,413	240,293	(26,880)	-11%
Accretion expense		-	(203,918)	203,918	-100%
Interest expense		(1,953,499)	(348,441)	(1,605,058)	461%
Legal claim expense		848,213	(9,921,298)	10,769,511	-109%
Provision for losses on related party transactions		(479,808)	(1,872,334)	1,392,526	-74%
LOSS BEFORE INCOME TAXES		(42,992,724)	(52,091,146)	9,098,422	-17%
Income Taxes		-	(2,513)	2,513	-100%
NET LOSS		(42,992,724)	(52,093,659)	9,100,935	-17%
Loss Per Class A Subordinate Voting Shares - Basic and Diluted		$(5.49)	$(9.44)	4	-42%
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$	Nil	$(22.50)	-	0%
Class A Subordinate Voting Shares used in computing earnings per share - Basic and Diluted		7,825,570	3,205,324	4,620,246	144%
Class B Proportionate Voting Shares used in computing earnings per share - Basic and Diluted		-	370,370	(370,370)	-100%

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	2025	% of Revenue	2024	% of Revenue	$ Change	% Change
REVENUE	$155,000		$1,966,731		$(1,811,731)	-92%
COST OF REVENUE	(631,691)	408%	(1,699,170)	86%	1,067,479	-63%
NET REVENUE	(476,691)	-308%	267,561	14%	(744,252)	-278%

Revenue

Consists of proof of concept projects, software implementation services, and software as a service (“SaaS”). Revenue decreased by $1.81 million, or 92%, to $155,000 for the year ending March 31, 2025, compared to $1.97 million for the prior year. This decrease is primarily attributed to the termination of the SaaS contract, which we did not report in 2025 (compared to $1.75 million in 2024).

Cost of Revenue

Consists of personnel, contractors, hosting, and other costs related to the delivery services to the customers. Cost of revenue decreased by $1.07 million, primarily due to the termination of the SaaS contract. In 2025, the Company recorded a provision of $486,691 related to the estimated loss for the agreement with Analog. If this provision is disregarded, the restated cost of revenue would be $145,000 and would represent 94% of the revenue.

Net Revenue

Represents the revenue minus cost of revenue. Net revenue decreased by $744,252, or 96%, to a negative net revenue of $476,691 for the year ending March 31, 2025, compared to $267,561 for the prior year. The decrease in net revenue is attributed to the overall decline in revenue, as well as the increase in cost of revenue for the period.

Operating Expenses

Operating expenses are allocated between cash and non-cash expenses. We allocated expenses on this basis to help facilitate the calculation and understanding of the Company’s cash flow from operations and liquidity, which we believe are important financial and operating metrics.

Cash Expenses

Cash expenses consists of the items below. Cash expenses decreased by $98,321, or less than 1%, to $32.20 million for the year ending March 31, 2025, compared to $32.30 million for the prior year. The consistency of our cash expenses is primarily due to the Company’s base cost structure.

	2025	% of TCE	2024	% of TCE	$ Change	% Change
Cash expenses
Accounting fees	(567,566)	2%	(538,394)	2%	(29,172)	5%
Consulting fees	(5,201,045)	16%	(4,146,232)	13%	(1,054,813)	25%
Investor relations and marketing	(3,165,838)	10%	(6,980,578)	22%	3,814,740	-55%
Legal fees	(1,801,538)	6%	(2,015,619)	6%	214,081	-11%
Management fees	(146,666)	0%	(41,067)	0%	(105,599)	257%
Office and general	(1,881,530)	6%	(1,709,991)	5%	(171,539)	10%
Personnel expenses	(3,581,964)	11%	(3,713,861)	11%	131,897	-4%
Rent	(90,965)	0%	(26,838)	0%	(64,127)	239%
Research and development	(15,142,542)	47%	(12,024,288)	37%	(3,118,254)	26%
Travel and meals	(617,877)	2%	(1,098,984)	3%	481,107	-44%
Total Cash Expenses (TCE)	(32,197,531)	100%	(32,295,852)	100%	98,321	0%

●	Accounting Fees – relates to accounting staff and external audit fees. Accounting fees increased by $29,172, or 5%, to $567,566 for the year ending March 31, 2025, compared to $538,394 for the prior year. Accounting fees remained consistent for both periods at approximately 2% of cash expenses, as staff and activities for both periods have remained consistent.

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●	Consulting Fees – relates to business development consulting, financial advisory services, and general consulting services. Consulting fees increased by $1.05 million, or 25%, to $5.20 million for the year ending March 31, 2025, compared to $4.15 million for the prior year. Consulting fees were 16% of cash expenses for the year ending March 31, 2025, compared to 13% for the prior period.

●	Business development consulting was $2.85 million in the year ended March 31, 2024 (2024 - $3.26 million). The decrease of $415,203 is related to a reduction of consultants involved with the business strategy development of the Company during the year.

●	Financial advisory services were $1.99 million (2024 - $497,781). The increase of $1.49 million is primarily attributed to fees paid to financial advisors in connection with the implementation and expansion of the Company’s financing strategy. This is directly related to the $10.12 million increase in cash flow from financing activities observed in the year ended March 31, 2025.

●	General consulting services were $370,313 in the year ended March 31, 2025 (2024 - $388,034). The $17,721 represents a reduction in resources associated with the delivery of the European grant.

●	Investor Relations and Marketing – relates to messaging, marketing, and advertising of the Company and its products to potential users, and to develop general Company and brand awareness as well as investor relations initiatives associated with presenting the Company to the investing public in media, at roadshows, and on social media. Investor relations and marketing decreased by $3.82 million, or 55%, to $3.17 million for the year ending March 31, 2025, compared to $6.98 million for the prior year. Investor relations and marketing was 10% of cash expenses for the year ending March 31, 2025, compared to 22% for the prior year. We combine these expenses for both years ending March 31, 2024, and 2025, as the Company’s initiatives to market the product of the Company and investment in the Company were intertwined and indistinguishable. Going forward, as the Company begins to market its products and services, we will be able to distinguish between marketing and investor relations expenses. This decrease in investor relations and marketing is due to:

●	Business development reported $1.74 million in the year ended March 31, 2025 (2024 - $3.67 million). The decrease of $1.93 million is a result of fewer consultants engaged to perform business development functions.

●	Marketing and investor awareness reported $869,989 in the year ended March 31, 2025 (2024 - $2.40 million). The decrease of $1.53 million is a result of fewer consultants engaged to perform business development functions.

●	General consulting services reported $554,079 in the year ended March 31, 2025 (2024 - $912,612). The decrease of $358,533 is a result of fewer consultants engaged to perform business development functions.

●	Legal Fees – Legal fees decreased $214,081, or 11%, to $1.80 million for the year ending March 31, 2025, compared to $2.02 million for the prior year. Legal fees were 6% of cash expenses for the years ending March 31, 2025, and 2024. This decrease is mainly due to the reduction of special projects conducted during the year ending March 31, 2025 that required the support of external counsel compared to the prior year.

●	Management Fees – Management fees relate to costs associated with Board members. Management Fees increased by $105,599, or 257%, to $146,666 for the year ending March 31, 2025, compared to $41,067 for the prior year. The increase is related to higher fees paid to the new Chairman of the Company, who joined the Board in September 2024.

●	Office and General Expenses – relates to subscriptions, insurance, transaction fees, and general expenses of the Company. Office and general expenses increased $171,539, or 10%, to $1.88 million for the period ending March 31, 2025, compared to $1.71 million for the prior year. Office and general expenses remained consistent at approximately 5-6% of cash expenses for both years. The increase is due to higher fees incurred with a professional employment agency to contract employees outside of the United States and Canada, higher expenses due to transaction fees paid to the Canadian Exchange, and higher general expenses, including subscriptions.

●	Personnel Expenses – relates to general and administrative payroll costs. Personnel expenses decreased $131,897, or 4%, to $3.58 million for the period ending March 31, 2025, compared to $3.71 million for the prior year. Personnel expenses remained consistent at 11% of cash expenses for both years.

●	Rent – relates to the rent paid for various office and other spaces used by the Company. Rent expense increased by $64,127, to 239% $90,965 for the year ending March 31, 2025, compared to $26,838 for the prior year. Rent expense was less than 1% of cash expenses for both years. Rent increased for 2025 as the Company had to rent additional space to test and prepare various projects under development or being tested.

●	Research and Development – relates to payroll and contractor costs associated with the development of the Company’s product. Research and development increased by $3.12 million, or 26%, to $15.14 million for the year ending March 31, 2025, compared to $12.02 million for the prior year. Research and development was 47% of cash expenses for the year ending March 31, 2025, compared to 37% for the prior year.

●	Travel and Meals – relates to expenses related to meals, airfare, transportation, and other related expenses. Travel and meals decreased by $0.48 million, or 44%, to $0.62 million for the year ending March 31, 2025, compared to $1.10 million for the prior year. Travel and meals remained consistent at approximately 2-3% of cash expenses for both years.

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Non-Cash Expenses

Non-cash expenses consists of the items below. Non-cash expenses increased by $0.99 million, or 12%, to $9.10 million for the year ending March 31, 2025, compared to $8.11 million for the prior year.

	2025	% of TNCE	2024	% of TNCE	$ Change	% Change
Non-cash expenses
Depreciation	(172,425)	2%	(261,747)	3%	89,322	-34%
Provision for contract settlement	(1,252,076)	14%	-	0%	(1,252,076)	0%
Share based payments	(7,679,205)	84%	(7,850,119)	97%	170,914	-2%
Total Non Cash Expenses (TNCE)	(9,103,706)	100%	(8,111,866)	100%	(991,840)	12%

●	Depreciation – relates to the decrease in the useful life of computer equipment. Depreciation decreased by $89,322, or 34%, to $172,425 for the year ending March 31, 2025, compared to $261,747 for the prior year. The reduction is attributable to some equipment that exceeded its three-year useful life that are no longer being depreciated.

●	Provision for contract settlement – relates to the unbilled balance of the SaaS project terminated in August 2024. Provision for contract settlement was $1.25 million for the year ending March 31, 2025. There was no comparable expense in the prior year.

●	Share based payments – relates to Black-Scholes grading vesting of stock options and RSUs granted to the Company’s employees, contractors and strategic consultants. Share based payments decreased by $170,914, or 2%, to $7.68 million for the year ending March 31, 2025, compared to $7.85 million for the prior period. The reduction is primarily due to a shorter vesting period associated with the 2024 stock option grants, resulting in a higher front-loaded expense in the prior year. In contrast, the 2025 stock option grants follow a longer vesting schedule, resulting in lower expense recognition in the current period. This decrease was partially offset by a larger number of RSUs granted during the year ended March 31, 2025. See the details of the variations in the table below.

Share based payments	Stock Options	RSUs	Modification of broker’s warrants	Settlement agreement	Total
Previous year graded vesting	473,109	-	-	-	473,109
New grants Q1 2023	70,925	-	-	-	70,925
New grants Q3 2023	6,390,644	127,400	-	-	6,518,044
Modification of broker’s warrants	-	-	440,604	-	440,604
Revaluation RSUs	-	148,636	-	-	148,636
Settlement agreement	-	-	-	198,801	198,801
Balance, March 31, 2024	$6,934,678	$276,036	$440,604	$198,801	$7,850,119

Previous years graded vesting	675,250	-	-	-	675,250
Previous years RSUs revaluation	-	(231,386)	-	-	(231,386)
New grants Q1 2024	128,287	29,948	-	-	158,235
New grants Q2 2024	1,542,912	3,049,516	-	-	4,592,428
New grants Q3 2024	1,291,759	2,621,935	-	-	3,913,694
Cancelled options / RSUs	(1,416,299)	(12,717)	-	-	(1,429,016)
Balance, March 31, 2025	$2,221,909	$5,457,296	$-	$-	$7,679,205

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Total Operating Expenses

Total operating expenses increased by $0.89 million, or 2%, to $41.30 million for the year ending March 31, 2025, compared to $40.41 million for the prior year. This increase is primarily due to $0.99 million in non-cash expenses associated with the provision for contract settlement, which was partially offset by lower share based payments ($0.17 million) and depreciation ($0.09 million).

Other Items

Other items consists of the items below. Other items loss decreased by $10.7 million, or 90%, to $1.2 million for the year ending March 31, 2025, compared to a loss of $11.95 million for the prior year.

	2025	% TOI	2024	% TOI	$ Change	% Change
OTHER ITEMS:
Grant income	156,885	-13%	154,709	-1%	2,176	1%
Other income	213,413	-18%	240,293	-2%	(26,880)	-11%
Accretion expense	-	0%	(203,918)	2%	203,918	-100%
Interest expense	(1,953,499)	161%	(348,441)	3%	(1,605,058)	461%
Legal claim expense	848,213	-70%	(9,921,298)	83%	10,769,511	-109%
Provision for losses on related party transactions	(479,808)	39%	(1,872,334)	16%	1,392,526	-74%
Total Other Items (TOI)	(1,214,796)	100%	(11,950,989)	100%	10,736,193	-90%

●	Grant Income – relates to the reimbursement of expenses for amounts spent on project activities related to the grant agreement with Horizon Europe, which is delegated by the European Commission. Grant Income increased by $2,176, or 1%, to $156,885 for the year ending March 31, 2025, compared to income of $155,000 for the prior year. This project is expected to end in August 2026.

●	Other Income – relates to interest received from interest-bearing bank accounts. Other income decreased $26,880, or 11%, to $213,413 for the year ending March 31, 2025, compared to income of $240,293 for the prior year.

●	Accretion Expense – relates to the increase in the carrying value of the discounted value of the convertible debenture converted in 2024. There was no accretion expense for the year ending March 31, 2025, compared to an expense of $203,918 for the prior year.

●	Interest Expense – relates to interest incurred in the conversion of the convertible debenture converted in 2025, interest incurred in the loan payable, and the interest related to the financing of the directors and officers insurance. Interest expense increased $1.61 million, or 461%, to $1.95 million for the year ending March 31, 2025, compared to an expense of $348,441 for the prior year.

●	Legal Claim Expense – Legal claim expense decreased $10.77 million, or 109%, to income of $0.85 million for the year ending March 31, 2025, compared to an expense of $9.92 million for the prior year. The Company recorded the total amount of $9.92 million associated with the David Thomson arbitration award confirmed by the Los Angeles Superior Court as an expense incurred during the year ending March 31, 2024, while during the following year ending March 31, 2025, we recorded as income the $1.67 million insurance payment received by Dan Mapes (President Emeritus, Director of Global Development and a director of the Company) and Gabriel René (CEO and director), which was partially offset by an aggregate of $817,787 of interest that accrued on the total award during the most recently completed fiscal year ended, resulting in an income of $0.85 million for the year ended March 31, 2025.

●	Provision for Loss on Related Party Transactions – Provision for loss on related party transactions decreased $1.39 million, or 74%, to $0.48 million for the year March 31, 2025, compared to an expense of $1.87 million for the prior year.

The provision for losses on related party transactions includes amounts due from Cyberlab LLC (“Cyberlab”) and the Spatial Web Foundation (“SWF”), entities controlled or associated with the Company’s founders, Dan Mapes and Gabriel René.

The related expenses arose primarily from payments made by the Company on behalf of these related parties to third-party vendors.

45

Although these amounts are expected to be settled through future service agreements, management performed a credit assessment in accordance with the current expected credit loss model under Accounting Standards Codification (“ASC”) 326. Based on this assessment, management determined that there is significant uncertainty regarding the timing and collectability of these receivables. As of March 31, 2025, management concluded that full repayment is not probable within a reasonable timeframe.

Income Taxes

The Company did not pay any income tax for the year ending March 31, 2025, compared to an expense of $2,513 for the prior year. This expense is related to the California franchise tax.

Net Loss

Net loss decreased $9.10 million, or 17%, to $43.00 million for the year ending March 31, 2025, compared to a net loss of $52.10 million for the prior year.

LIQUIDITY AND CAPITAL RESOURCES

Verses is a development-stage technology cognitive computing company specializing in researching, developing, and selling next generation intelligence software systems. We are primarily focused on developing an intelligence-as-a-service smart software platform called Genius. As described above, for the nine month period ended December 31, 2025, we reported TCE of $17.50 million, and for the nine month period ended December 31, 2024, we reported TCE of $17.26 million. Our largest cash expense is associated with research and development, comprising $8.54 million or 49% of TCE for the nine months ended December 31, 2025; $8.26 million or 48% of TCE for the nine month period ended December 31, 2024. We anticipate that research and development will continue to be our largest expense, and that we will continue to have negative operating cash flow for the foreseeable future as we continue to invest in research and product development, as well as commercialization, marketing and sales of our systems and cannot accurately project when we will generate positive operating cash flow. Our average monthly cash used by operating activities, as described below, was $2.69 million per month for the past 24 months and $2.73 million for the past 3 months, which reflects an increase in research and development. We anticipate that our average monthly cash used in operations activity will increase as we commercialize, market, and sell our systems and that over time, the revenue generated from product sales will offset the increased costs of commercialization, marketing, and sales and will position the company to generate positive operating cash flow. Our approach to managing liquidity is to ensure, to the extent possible, that we always have sufficient liquidity to meet our obligations as they become due, and we do so by monitoring cash flow and performing budget-to-actual analysis on a regular basis.

The Company has historically raised capital to fund operations, primarily through debt and equity investors, although there is no assurance that it will be able to raise funds in the future. The Company will continue to rely on such financings to generate sufficient amounts of cash and cash equivalents to cover its operating costs, satisfy short and long term capital requirements, and meet growth objectives. The ability of the Company to arrange additional financing in the future will also depend, in part, on prevailing capital market conditions. Any quoted market for the Company’s shares may be subject to market trends generally, notwithstanding any potential success of the Company in creating new revenues, cash flows or earnings.

The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs. The ability of the Company to raise sufficient capital to fund operations are conditional primarily through the continuation of its agreements and investor support. The material uncertainty associated with these events and conditions may cast substantial doubt about the Company’s ability to continue as a going concern. The Company’s financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern. In such circumstances, the Company would be required to realize its assets and discharge its liabilities outside of the normal course of business, and the amounts realized could differ materially from those reflected in the accompanying condensed consolidated interim financial statements.

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The Company’s consolidated financial statements have been prepared as a going concern, which assumes that the Company will continue to operate for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company has incurred losses since inception and has not yet achieved profitable operations. The Company has been relying on debt and equity financing to fund its operations in the past. While the Company has been successful in securing financing to date, there can be no assurances that it will be able to do so in the future. As noted in the report of our independent public accountants for our financial statements for the year ended March 31, 2025, the aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that such audited annual financial statements were issued.

Historically, the Company has used net proceeds from issuances of debt and equity to provide sufficient funds to meet its near-term operating expenses and other contractual obligations when due. Management plans to fund operations of the Company with its current working capital and through additional equity and/or debt financings.

In view of these matters, continuing as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meets its financial requirements, raise additional capital, and the success of its future operations.

The Company’s long-term capital requirements may vary materially from those currently planned and will depend on many factors, including net sales, the timing and extent of spending on research and development efforts and other initiatives, sales and marketing activities, the timing of new products, and overall economic conditions. Any quoted market for the Subordinate Voting Shares may be subject to market trends generally, notwithstanding any potential success of the Company in creating new revenues, cash flows or earnings. The sale of additional equity would result in additional dilution to the Company’s shareholders. The incurrence of debt financing would result in debt service obligations and the instruments governing such debt could provide for operating and financing covenants that may restrict our operations. There can be no assurances that we will be able to raise additional capital on terms that are attractive to us or at all. The inability to raise capital would adversely affect our ability to achieve our business objectives.

	December 31, 2025	March 31, 2025
Cash	67,954	4,816,906
Current assets, including cash	2,099,705	6,183,082
Total Assets	$2,290,444	$6,376,575

Current liabilities	15,347,167	15,106,292
Other liabilities	141,036	139,039
Shareholder’s deficiency	(13,197,759)	(8,868,756)
Total liabilities and shareholder’s deficiency	$2,290,444	$6,376,575

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Cash decreased to $67,954 as of December 31, 2025, compared to $4.82 million as of March 31, 2025. Working capital is current assets minus current liabilities, including the current portion of long-term debt. The Company had a working capital deficit of $8.04 million as of December 31, 2025, compared to a working capital deficit of $8.92 million as of the fiscal year ended March 31, 2025.

For the nine months ended	December 31, 2025	December 31, 2024	Change
Cash provided by (used) in operating activities	$(21,788,300)	$(24,762,761)	$2,974,461
Cash provided by (used) in investing activities	(65,285)	(30,580)	(34,705)
Cash provided by (used) in financing activities	17,025,432	24,448,030	(7,422,598)
Foreign exchange effect on cash	79,201	329,535	(250,334)
Net change in cash during the period	$(4,748,952)	$(15,776)	$(4,733,176)

Cash used in operating activities is comprised of net loss, add-back of non-cash expenses, and net change in non-cash working capital items. Cash used in operating activities decreased by $2.98 million to $21.79 million during the nine months ended December 31, 2025, compared to $24.76 million during the nine months ended December 31, 2024. The increase is primarily due to a higher provision for legal claim ($2.48 million) and higher accounts payable ($899,887).

Cash used in investing activities primarily reflects purchases of computer equipment. During the nine months ended December 31, 2025, the Company capital expenditures associated with computers and other equipment increased by $34,704 to $65,285, compared to $30,580 during the nine months ended December 31, 2024.

Cash provided by financing activities relates to the instruments used by the Company to fund its working capital needs. Cash provided by financing activities was $17.02 million during the nine months ended December 31, 2025 compared to $24.48 million during the nine months ended December 31, 2024.

○	During the nine months ended December 31, 2025 the Company received (used)

-	Received $13.17 million net proceeds from the issuance of Units.
-

Received $1.57 million net proceeds from the issuance of equity instruments.

Received $495,880 net proceeds from the issuance of contingent receivable.

Received $1.86 million net proceeds from the issuance of convertible debentures.

-	Used $(25,993) as expenses related to the European Grant (Horizon Europe, which is a program delegated under the European Commission).
-	Used $(1.938) on the repayment of loans.

○	During the nine months ended December 31, 2024 the Company received (used)

-	Received $10.00 million for the issuance of convertible debentures.
-	Received $8.14million net proceeds from the issuance of special warrants.
-	Received $6.17 million net proceeds from the issuance of Units.
-	Received $2.02 million from the issuance of equity instruments. Received $122,748 from the European Grant (Horizon Europe, which is a program delegated under the European Commission).
-	Used $(2.00) million on the repayment of promissory notes.

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BUSINESS

Overview

Verses is cognitive computing company focused on developing next generation artificial intelligence software, known as agentic AI, that is designed to support and improve decision making and take actions, we intend to license this software-as-a-service to individuals and companies. Our software is based on the fundamental principles of neuroscience and the way that the human brain learns and makes decisions in a process known as Active Inference, which we have configured to create a proprietary process. Active inference focuses on making predictions based on learning and dynamic reasoning from new and changing information, unlike many existing AI processes like Large Language Models (LLMs) that rely solely on fixed rules, large amounts of historical data, or static models.

In early 2024 we launched a private beta program of our software with a few select users with whom we had existing business relationships, and during the second half of 2024 we launched a public beta program for a broader number of users and developers. In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary technology based Active Inference to support and improve domain-specific decision making by providing insight when where there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause and effect models with explainable probabilistic projections, forecasts, and comparative results. The Company intends to continue to develop Genius to improve the ease of integrating Genius into a client’s existing technology stack, data architecture, governance, and workflows as well as increase its predictive accuracy, transparency, and auditability. To make Genius available to a larger universe of potential users, we offer a range of pricing packages that includes flat fee or profit share options, as well as variable pricing options based on complexity and usage criteria such as number of users, transactions, inferences, transactions, and input parameters.

Based on user feedback and the results of our beta program, we have implemented a highly targeted a go-to-market strategy which we call our “Lighthouse” strategy that will initially focus our efforts to license an enterprise version of Genius to financial institutions and asset managers that manage more than $100 million of assets under management such as pension funds and other institutional fund managers including: sovereign funds, insurance companies, university and other endowments, hedge funds, and family offices, all of whom are estimated to collectively manage hundreds of trillions of dollars in long-duration capital. Genius is designed to help these funds improve their performance by integrating their key internal inputs such as asset performance assumptions, portfolio constraints, and investment strategies, with third-party market, economic, and other data to developed structured and auditable multi-year investment risk and return projections, probabilistic forecasts, and comparative results based on various asset allocation, portfolio rebalancing, and liquidity criteria.

Our targeted financial institutions are high-value, high-impact entities that manage large, diversified portfolios of various asset classes, and Genius can assist their investment teams to make class allocation decisions that increase returns and manage risk. Genius helps investment teams compare and optimize various asset allocation mixes by projecting how different mixes and different portfolio strategies may perform across a range of scenarios. Each target client will provide us with real world results that will allow us to continue to develop and improve Genius that can then be applied to other clients in the same sector and other sectors. During the coming quarters, we plan to expand from our initial target sector into others, such as robotics, logistics, and infrastructure management.

Background

We believe society is transitioning from the information age to the intelligence age and that artificial intelligence (“AI”) and the AI industry will experience rapid growth it will still face several challenges, such as:

●	Unreliability: LLMs do not “reason” about goals; they only predict fragments of text (tokens). They cannot tell the difference between fundamental objectives that truly matter and intermediate steps, so their recommendations need human review to avoid gaps, duplication and wrong priorities. However, users will not usually know when results need to be checked unless they learn core skills, such as how to do decision analysis.

●	Technological Limitations: Current AI technologies are limited primarily to sophisticated pattern recognition and prediction but do not have the ability to understand the real world, or to reason, plan, and learn. AI models based on the mainstream approach to Deep Learning (“DL”) and Reinforcement Learning (“RL”) are constrained by the quantity and quality of data. Finally, existing AI models do not update automatically and once they are programmed or trained, they require considerable time and money to retrain or update.

●	Narrowly Applicable and Lack of Interoperability: The textual and graphical outputs of Generative AI models such as ChatGPT (OpenAI), Gemini (Google), Midjourney, and others are single purpose tools. We believe they are incapable of adapting to and overcoming changing conditions and dealing with uncertainty, learning new concepts and performing a broad array of tasks and activities. To achieve human-level intelligence and beyond, we believe that software models and AI agents must be curious and understand what they are doing and why they are doing it, be able to adapt, share what they learn, and explain how they learned it.

●	Scale: Generative AI is expensive to develop, and requires large amounts of data, labor, computation, and energy.

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Our Approach to Developing Artificial Intelligence

Our approach to artificial intelligence, which is based on Active Inference, is different from Large Language Model (“LLM”) artificial intelligence. LLMs, like ChatGPT or Claude, identify patterns in large amounts of static data and then calculate what word or phrase should come next based on the highest probability of previous answers. Active Inference, inspired by natural intelligence and neuroscience, reflects how the human brain has evolved for efficiency and survival. It builds a cause-and-effect model of the real world, uses it to reason, predict, decide, and act, and continually learns from the outcomes to update this model in real time. As it learns how the world behaves and influences itself, it applies that knowledge to decision-making and action. Unlike an LLM, which can describe past events, Active Inference like Genius aims to understand the ‘why’ behind events and recommend actions by repeatedly modeling and analyzing expected versus actual outcomes. Genius mimics the brain’s continuous learning process by running experiments, evaluating how well its predictions match reality, and adjusting its model accordingly based on new information.

Professor Karl Friston, our Chief Scientist, who lectures and conducts research at University College London, one of the world’s most eminent neuroscientists, pioneered Active Inference in several research papers during the last few decades, describing the brain’s process of evaluation and adaptation.

In collaboration with Professor Friston, Verses approaches Active Inference in what we believe is a unique process that created three differentiators from other AI models.

1.	Domain Specific Models: Genius allows users to create a domain-specific cause-and-effect model of their world using their own data. This model is designed to enable users to zoom in or out of various levels of detail, similar to how one can view their house on Google Maps. At a high zoom level, you see specific features, like a trampoline in the garden, while at a low zoom level, you view the entire city or country. Our models are efficient as they are designed to focus on particular problems, providing clear explanations or insights into why certain recommendations or predictions are made while the user is in full control of their data at all times.

2.	Specialization: Genius is designed to approach problem-solving in a modular process similar to how the human brain operates with task specific regions. For example, different regions of the human brain is responsible for differing functions: the occipital lobe is responsible for vision, the temporal lobe handles planning, and the frontal cortex manages motor control. Our modular process enables Genius to run more efficiently with less compute, memory, and energy.

3.	Network Effect. Genius enables data, devices, and agents to work together, just as humans are more effective when working as a team.

Using our modular approach to Active Inference, in June 2025 we unveiled what we believe is the world’s first digital brain, AXIOM™, which, like the human brain, that has different regions for different functions like vision, memory, prediction and reasoning which then recombine to work together to sense, reason, plan, act and learn.

We believe that it is more reliable and dramatically more efficient than other top models. Our benchmarking test demonstrated that the AXIOM approach learned how to play games in minutes and outperformed top models such as Google Dreamer V3, achieving 60% better gameplay, learning seven times faster, having approximately 97% greater compute efficiency, and utilizing around 440 times less model size. Our benchmarking results were validated by an independent technical validation by the Soothsayer Analytics team confirmed these findings. The technology behind the AXIOM digital Brain is the same essential technology that fuels the Genius model.

We believe that our approach gives us a competitive advantage in several key areas:

●	Product advantage: Our approach provides the first principles mathematical foundation for how our AI learns and makes decisions. We believe that our models are more explainable to humans and therefore easier to rely on, which is particularly important in regulated or high-stakes environments.

●	Technical advantage: Our approach is grounded in real-world physics and biology, which we believe enables us to model physical and biological systems more accurately and allows us to automate decision making in uncertain conditions as compared to traditional digital-only approaches that only operate conceptually. This is very useful for enterprise applications involving real-world processes, such as financial portfolio asset allocation, supply chain optimization, materials design, and human behavior modeling.

●	Efficiency advantage: Our approach mirrors nature, which we believe provides advantages in terms of efficiency in compute usage, memory usage, power consumption and in speed.

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Product Offerings

Genius

In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary artificial intelligence technology based on Active Inference to support and improve domain-specific decision making by providing insight when there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause-and-effect models with explainable probabilistic projections, forecasts, and comparative results.

This current version of Genius, which we call Darwin, operates as a decision-support system that helps users model uncertainty, evaluate scenarios, and compare alternative decisions under human supervision. The platform allows users to build models that represent how systems behave over time, run simulations to explore potential outcomes, and assess tradeoffs using probabilistic forecasts rather than single-point estimates. Outputs are designed to support governance and oversight by providing explainable results that can be reviewed and approved by human decision-makers. The Darwin release does not operate autonomously, does not execute actions, and does not make binding decisions without human input.

Future versions of Genius are expected to incrementally expand functionality beyond the current baseline, subject to continued development, customer adoption, and available resources. Over time, the platform is intended to ingest a broader range of data, improve long-horizon reasoning and planning, support more adaptive and automated recommendations within predefined boundaries, and enable coordination across multiple models or agents. As these capabilities expand, Genius is expected to progress from primarily supporting analysis and planning toward enabling more adaptive and coordinated decision systems, while maintaining human oversight, auditability, and governance controls. The timing, scope, and extent of future functionality will depend on technical progress, regulatory considerations, and market conditions, and there can be no assurance that all planned features will be achieved

Competition

The markets in which we operate are competitive and evolving rapidly. Genius directly or indirectly competes in a number of categories against leaders in AI, including Scale AI, OpenAI, Anthropic, Cohere, C3 AI, and Mistral, all of which employ an approach that can be classified as generative AI.

Because the companies listed above use technology that is fundamentally different from ours, we believe that their users will hit a wall of performance or capability which will bring them to us to solve their problem.

Our competition is really lack of awareness of VERSES technology and the status quo of other technologies

The principal competitive factors in the market in which the Company operates are:

●	the ability to provide capabilities that reliably and efficiently meet current and future technology requirements;

●	ease of deployment;

●	explainability;

●	customer relationship, reputation, and brand recognition;

●	resources for customer, technology and platform supports; and

●	strength of sales and marketing efforts.

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VERSES expects competition to change as the market continues to grow, evolve and attract new market entrants, especially smaller emerging companies focused on different AI tools and platforms.

Competitive Strengths

We believe we have several competitive strengths including, but not limited to the following:

Team and Domain Expertise. Professor Karl Friston, our Chief Scientist, developed the Active Inference framework and leads the Company’s research and development team which is composed of experienced researchers and engineers from a range of disciplines, including neuroscience, robotics, enterprise SaaS, media, and systems integrations.

Product and research. We believe Genius allows our customers to accelerate time-to-value for machine learning researchers, engineers and data scientists working on enterprise-class challenges.

Growth Strategy

We believe that Genius has various applications for different end users in many different sectors. These different sectors will each require unique growth strategies, pricing models, industry partnerships and sales cycles.

●	Genius: To demonstrate the versatility and broad applicability of Genius’ unique value proposition of making AI more reliable, explainable and efficient with Active Inference, we anticipate that we will be working closely with domain experts, consultants and resellers in various sectors to support Genius training, education, deployment, tool development, and implementation.

●	Genius for Financial Services: Early feedback from customers have identified opportunities and use cases in the financial services sector where Genius can help to more accurately predict macroeconomic changes for large pension and wealth funds. Because of this, interest and strong market fit we are focusing our efforts in this space

●	New Products: We may discover the need or opportunity to develop first party applications powered by Genius which may enhance the attractiveness of the platform or may be an opportunity for us to generate additional revenue in different sectors.

●	Strategic & Accretive M&A: We may identify acquisition opportunities that could have a number of benefits including: expanding customer relationships, accelerating AI tools and leveraging additional AI infrastructure. These opportunities could range materially in size and scale.

Sales and Marketing

Our sales team is initially focused on new sales opportunities mostly within our enterprise and channel partner ecosystem.

To generate demand, we have developed a library of whitepapers, demonstrations and proofs-of-concept generated by our research and development (“R&D”) team to help qualify and quantify the business value of continued investment or inspire new product development.

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Research and Development

Our research and development (“R&D”) team, led by Professor Karl Friston, our Chief Scientist, is comprised of experts in computational neuroscience, which is the study of the principles that govern the development, structure, physiology, and cognitive abilities of the brain and the nervous system, and how these mathematical and statistical models can be applied in software.

The core function of our R&D team is to explore and develop new techniques and emerging technologies while working closely with our engineering staff to align outcomes with commercial product objectives. Among other things, the team generates whitepapers, demonstrations and proofs-of-concept in order to help qualify and quantify the business value of continued investment or inspire new product development.

Our team of multi-PhD researchers have collectively published more than 2,000 papers and bring a diverse set of competencies and expertise including:

Active Inference;

Bayesian Scene Graphs;

Cognition and Neuroscience Modeling;

Computational Phenomenology;

Control Theory;

Eco-Bio-Psycho-Social;

Free Energy Principle;

Model-based Reinforcement Learning;

Social Sciences (philosophy, neuroscience, psychology, anthropology); and

Swarm Intelligence.

Currently, we use a combination of open-source datasets (e.g. Habitat 1K) under standard open source licenses (e.g. MIT License), and proprietary simulated datasets we generated for research experimentations . We have no plans to use any personally-identifiable-information or other form sensitive data to train our systems, and we intend to avoid storing and/or processing any personally-identifiable-information or other sensitive information about or from members of the public to the fullest extent possible.

RECENT DEVELOPMENT

Recent Developments

March 27, 2026, the Company announced that it had closed the second tranche of the March Offering consisting of 473,500 March Units. Pursuant to the second tranche of the March Offering, the Company raised gross cash proceeds of C$355,125 (approximately US$257,318) before deducting commissions and expenses incurred in connection with the March Offering. The net proceeds of the second tranche of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

March 16, 2026, the Company closed the first tranche of a non-brokered private placement offering of 1,170,807 units (the “March Units”) of the Company at a price of C$0.75 (US$0.55) per March Unit (the “March Offering”). Pursuant to the March Offering, the Company raised gross cash proceeds of C$745,805 (approximately US$547,644) through the issuance of 994,407 March Units, before deducting commissions and expenses incurred in connection with the March Offering, and extinguished C$132,300 (approximately US$97,148) in liabilities through the issuance of 176,400 March Units. Each March Unit is comprised of one Class A Subordinate Voting Share of the Company and one-half of one share purchase warrant (each whole share purchase warrant, a “March Warrant”). Each March Warrant entitles the holder to purchase one Class A Subordinate Voting Share of the Company (a “March Warrant Share”) at an exercise price of C$1.00 (approximately US$0.73) per March Warrant Share at any time until the date that is 24 months from the date of issuance, subject to adjustment in certain events. The net proceeds of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

February 10, 2026, Gabriel Rene, the Company’s Chief Executive Officer and member of the Company’s board of directors, resigned his positions as Chief Executive Officer and as a director on the Company’s board of directors, and the Company’s board of directors appointed David Scott, a current member of the Company’s board of directors, to serve and interim Chief Executive Officer while the Company’s board of directors conducts a search for a permanent replacement. Dan Mapes, President Emeritus and Global Brand Ambassador and director on the Company’s board of directors, also resigned his positions with the Company, and the Company’s board merged the Chief Accounting Officer position with the Chief Financial Officer position and consequently, Kevin Wilson, the Company’s Chief Accounting Officer and Corporate Secretary, is no longer employed by the Company. The responsibilities of Chief Accounting Officer have been assumed by James Christodoulou, the Company’s Chief Financial Officer, and the responsibilities of Corporate Secretary were assumed the by Donald Moody, the Company’s General Counsel.

Intellectual Property Portfolio

VERSES recognizes the importance of its intangible assets such as business methods, software applications, A.I. models, brand names, relationships with customers and partners and trade secrets. To protect this valuable intellectual capital, VERSES periodically reviews opportunities to register copyrights, trademarks, and patents in the United States and (where applicable) countries throughout the world. The following subsections include the Company’s first registered patent, along with various provisional and non-provisional patent applications. It also includes trademark registrations that the Company has obtained in the U.S. and European Union.

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Registered Patents

●	On August 20, 2025, the Company was awarded its first registered patent. The former non-provisional application titled “METHOD AND SYSTEM FOR SPECIFYING AN ACTIVE INFERENCE BASED AGENT USING NATURAL LANGUAGE” (non-provisional application serial number 18/770,654) was allowed by the U.S. Patent and Trademark Office (“USPTO”) and assigned Registration No. 12,393,581.

Non-Provisional Patent Applications

As of February 2026, the following non-provisional applications have been filed and are currently pending at the United States Patent & Trademark office (“USPTO”):

“METHOD AND SYSTEM FOR AUTOMATICALLY DEVELOPING RULES FOR AGENTS DRIVING DEVICE BEHAVIOR”, U.S. non-provisional application serial number 18/651,479 (converted from provisional on April 30, 2024).

●	“METHOD AND SYSTEM FOR PROBABILISTIC QUERYING OF A VECTOR GRAPH DATABASE,” U.S. non-provisional application serial number 18/783,398 (publication no. 2025/0053561-A1).

●	“METHOD OF UPDATING GRAPH DATABASES BY USING COMPUTATION GRAPHS” , U.S. non-provisional application serial number 18/809,219 (converted from provisional on August 19, 2024).

●	“A METHOD FOR AUTOMATICALLY EXPANDING FACTOR GRAPH DATABASE,” U.S. non-provisional application serial number 18/927,933 (publication no. 2025/0139064-A1).

●	“A METHOD FOR GENERATING USER SPECIFIC INTERFACES USING GENERATIVE UI, U.S. non-provisional application serial number 18/963,247 (converted from provisional on February 2, 2025).

●	“A METHOD OF IMPROVING TEXT VECTORIZATION USING DEPTH FIRST SEARCH AND RADIX TREES,” U.S. non-provisional application serial number 19/004,267 (publication no. 2025/0225182-A1).

●	“A METHOD FOR EXTRACTING, TRANSFORMING AND LOADING LEGAL INFORMATION ONTO AUTONOMOUS AGENTS USING LARGE LANGUAGE MODELS AND COMPUTER GRAPH DATABASES”, U.S. non-provisional application serial number 19/043,493(converted from provisional on February 2, 2025).

●	“A METHOD OF DIGITAL DOCUMENT REVIEW USING FACTOR GRAPH DOCUMENT DATABASES,” U.S. non-provisional application serial number 19/064,659 (publication no. 2025/0272512-A1).

●	“A METHOD OF INTERAGENT COMMUNICATION IN PROBABILISTIC AGENTS IMPLEMENTING FACTOR GRAPH DOCUMENT DATABASES,” U.S. non-provisional application serial number 19/095,775 (publication no. 2025/0315703-A1).

●	“A METHOD FOR IMPROVING LEARNING UNDER DISTRIBUTION APPROACHES TO AI AGENT ALIGNMENT USING ACTIVE INFERENCE,” U.S. non-provisional application serial number 19/264,878 (publication no. 2025/0335828-A1).

●	“A METHOD AND SYSTEM OF IMPROVING ON HEALTH RECOMMENDER SYSTEMS”, non-provisional filed on August 8, 2025, serial number 19/294,914.

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Additionally, the PCT application “METHOD AND SYSTEM FOR OPTIMIZING A WAREHOUSE” (provisional filed on September 21, 2022 and subsequently filed under the PCT ) was converted to a non-provisional on March 19, 2024, with only the USA being selected for localization (new non-provisional application serial number 18/693,486).

Provisional Patent Applications

As of March 2026, the following provisional applications are currently pending with the USPTO:

●	“A SYSTEM AND METHOD FOR THE DISCOVERY OF VIABLE BAYESIAN MODELS BY SUBJECT MATTER EXPERTS”, 63/795,510, filed on March 31, 2025.

Provisional applications are not official patents and do not provide prosecutable intellectual property protection. However, the provisional application for a patent allows the Company to obtain an official filing date before public disclosure of an invention. This filing date ensures, if the application is successful, that no other provisional application made in respect of the same invention filed after the filing date, is able to proceed with the patent application. Once a provisional application is filed, the Company has 12 months to file a formal non-provisional application. Once a non-provisional application is submitted, the review process can take approximately two to four years. Additionally, while a provisional application is active, an applicant may file a patent application under the Patent Cooperation Treaty (“PCT”) for the purposes of seeking international patent protection. A PCT application extends the filing deadline of a non-provisional patent application by up to 18 months which means that under the PCT regime, it can take up to 30 months for a non-provisional patent application to be filed in connection with a provisional application. Except for patent applications filed under the PCT, the 12-month period for the filing of a formal non-provisional application cannot be extended.

A decision was made by management and legal advisors not to continue to pursue a third provisional application that had been filed in 2025 (“A METHOD AND SYSTEM FOR IMPLEMENTING LEGAL DECISION MAKING IN ARTIFICIAL INTELLIGENCE SYSTEMS USING ACTIVE INFERENCE”, 63/752,789, filed on February 2, 2025”) due, inter alia, to a lack of alignment with broader company and product strategies.

Trademarks

As of March 2026, the Company (or one of its subsidiaries) has the following registered trademarks:

●	U.S. Registration No. 5838650 (“VERSES”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 7201904 (“VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7201550 (“V VERSES”) in International Class 42, registered on October 24, 2023;

●	U.S. Registration No. 7248436 (“IMAGINE A SMARTER WORLD”) in International Class 42, registered on December 19, 2023;

●	U.S. Registration No. 7080725 (“WAYFINDER”) in International Class 42, registered on June 13, 2023;

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●	U.S. Registration No. 5839158 (“THE POWER OF SMART SPACE”) in International Class 42, registered on August 20, 2019;

●	U.S. Registration No. 6811022 (“VERSES SPATIAL WEB PROTOCOL”) in International Class 42, registered on August 9, 2022;

●	U.S. Registration No. 7289102 (“SPATIAL INTELLIGENCE MANAGEMENT”) in International Class 42, registered on January 23, 2024;

●	European Registration Serial No. 18392857 (“VERSES”) in Class 42, registered on June 12, 2021;

●	European Registration Serial No. 18392876 (“WAYFINDER”) in Class 42, registered on June 12, 2021;

●	European Registration Serial No. 18392878 (“POWERING THE SPATIAL WEB”) in Class 42, registered on June 12, 2021;

●	European Registration Serial No. 18659312 (“DOMAINFLOW”) in Class 9, registered on July 20, 2022; and

●	European Registration Serial No. 18658983 (“SIMFLOW”) in Class 9, registered on August 24, 2022.

In addition, we have filed the following trademark applications with the USPTO:

●	U.S. Application No. 97853452 (“AI REIMAGINED”) in International Class 42;

●	U.S. Application No. 98071341 (“GENIUS”) in International Classes 9 and 42;

Copyrights

The Company claims common law copyrights in and to its application source code, software libraries, algorithms, user interfaces, audio/visual content, websites, logos, and other original works of authorship.

Government Regulations

VERSES is currently regulated under various laws in all of the jurisdictions in which it conducts business and is licensed or registered in those jurisdictions where such licensing or registration is required by law. Changes in regulatory legislation or the interpretation thereof, or the introduction of any new regulatory requirements, could have a negative effect on VERSES and its operating results. There are different regulatory and registration requirements in each of the jurisdictions in Canada. VERSES takes the position that it is appropriately registered in the jurisdictions in which it conducts business. However, it may voluntarily seek additional registration in respect of its activities or from time-to-time regulators may adopt a different view that may require VERSES to seek additional registration. Failure to be appropriately registered could result in an enforcement action and potential interruption of certain of VERSES’ servicing or other activities and may result in a default under servicing agreements. This could have a material adverse effect on VERSES’ business, financial condition and results of operations.

The legal and regulatory issues with AI in the United States and globally are complex and evolving rapidly. As a company engaged in the development and deployment of advanced AI model training methodologies and related technology, we face a range of legal and regulatory risks that could materially affect our operations, financial condition, and results of operations. For some issues, there is uncertainty how existing laws will be applied to AI and agentic systems. Depending on how existing AI laws and regulations are implemented and interpreted, we may have to make changes to our business practices and products, including Genius, to comply with such obligations.

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There is currently no comprehensive federal AI regulatory framework in the United States. However, there are an increasing number of federal, state and local AI-related laws and rules that govern specific AI-related activities. Also, certain foreign AI regulations (e.g., the EU AI Act) may have an extraterritorial effect and cover U.S. activities conducted by the Company. As AI laws and regulations are enacted, implemented, interpreted and enforced, we may have to make changes to our business practices and products, including Genius, to comply with these and other obligations.

The regulatory issues relating to the use of various types of data to train AI models are also complex and evolving rapidly. Our Genius product involves development of intelligent AI agents that continuously learn, adapt, and evolve in real time. Genius also enables agents to interact with one another and download models and other data. While the real time nature of the agents can be beneficial, this characteristic may preclude the ability to effectively test agents before use. It is possible that regulatory issues may adversely impact our ability to use certain data. We may have to make changes to our business practices and products, including Genius, to comply with such obligations.

The regulatory issues relating to the accuracy, explainability, transparency, bias and other potential issues with AI systems are complex and evolving rapidly. The real-time nature of our AI and agentic systems may preclude the ability to effectively test agents before use for these issues.

Certain rules and regulations concerning the use of AI in highly-sensitive market sectors, such as employment, education, lending, housing and healthcare may involve making consequential decisions that may impact individuals. Certain activities of our agents may relate to these activities. We may have to make changes to our business practices and products, including Genius, to comply with such obligations.

Some U.S. states (e.g., Colorado, Utah, Texas and California) have passed AI laws with varying scope and associated compliance obligations. Many of these laws are very recent, and the state legislatures have not yet adopted implanting regulations for them. We may have to make changes to our business practices and products, including Genius, to comply with such obligations.

Employees

As of March 31, 2026, we employed a total of 11 full-time employees, no part-time employees and 13 consultants. We are not a party to any collective bargaining agreements. We believe that we maintain good relations with our employees.

Facilities

Our head office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3. We lease additional offices located at 2121 Avenue of the Stars, 8th Floor, Los Angeles, California, 90067, and High Tech Campus 6a 5656 AE Eindhoven, Netherlands. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Other than as set forth below, we are currently not aware of any such legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

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July 13, 2022, David Thomson, a former independent contractor, filed a claim against one of the Company’s U.S. subsidiaries, VTU, Cyberlab LLC, and two directors/officers of the Company in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations Code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Plaintiff claimed as much as $5,000,000 in damages, subject to proof. On September 1, 2022, VTU filed an answer denying any wrongdoing, and also made its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (“CDAFA”); and (iv) violation of the Economic Espionage Act along with three additional cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion, violation of the Stored Communications Act, respectively) that were subsequently dismissed by the Court. VTU, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees. The arbitration was conducted for a total of 13 days over a period from February 5 through April 3, 2024, via a single arbitrator at the American Arbitration Association. The CDAFA claim was dismissed by the Arbitrator, but the claims for trade secret misappropriation, breach of contract and unjust enrichment were allowed to move forward. A final arbitration award was issued on May 17, 2024. The final award imposed liability against: (i) VTU, jointly and severally with Cyberlab, LLC, a company owned by the Company’s former president and current President Emeritus, Director of Global Development and a director of the Company, Dan Mapes, in the amount of $6,307,258, inclusive of interest; and (ii) Cyberlab, LLC, VTU and its principals, Gabriel René and Dan Mapes, jointly and severally, for damages in the amount of $1,900,000, interest of $709,973 costs of $64,303 and the fees of plaintiff’s counsel totaling $920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals, including $1,666,000 proceeds from insurance. The remaining liability belongs to VTU. Initial good faith payments of $1,791,000 have been made to the claimant. On January 24, 2025, Mr. Thomson filed a Petition to Confirm the Arbitration Award with the Los Angeles Superior Court. A hearing on the Petition was held and on May 8, 2025, the Petition was confirmed for approximately $9,900,000 million together with interest accrued thereon. We recorded the total amount of this award as an expense incurred during our fiscal year ended March 31, 2024, while in the following fiscal year we recorded as income the $1,666,000 insurance payment received by Mr. Mapes and Mr. René, which was partially offset by an aggregate of $817,787 of interest that accrued on the total award during the most recently completed fiscal year ended. On August 11, 2025, Mr. Thomson served counsel for VTU with a motion seeking $500,000 in additional attorneys’ fees and costs. Mr. Thomson has applied for an order compelling the individual defendants (Mapes and René) to turn over an allotment of their individually-owned VAI shares (1,158,333 each, for a combined total of 2,316,666) towards the aforementioned judgment (the “Turnover Order”). A hearing was held and on January 21, 2026 the Court granted the Turnover Order. Mssrs. René and Mapes are currently exploring possible appeal options that may be available.

August 10, 2024, the Company learned that a complaint (the “Complaint”) had been filed in the Los Angeles Superior Court on June 21, 2024 by a former employee (the “Complainant”) against one of the Company’s US subsidiaries (VERSES, Inc. or “VINC”) and one of its employees in their individual capacity. The Complainant worked for VINC but had been terminated several weeks prior by VINC for poor work performance. The Complaint alleged, inter alia, gender harassment; gender discrimination; race discrimination; race harassment; retaliation; and wrongful termination, while seeking to recover as much as $3,500,000 in general and special compensatory damages, subject to proof. The Company (and VINC) for its part, disputed the allegations, and considered the Complainant’s termination to have been completely proper and justified under applicable law. In August 2025, without admission of any liability or wrongdoing, the Company entered into a Settlement Agreement and Release with the Plaintiff that settled and released all of the claims in the action.

November 7, 2025, a subsidiary of the Company (VTU) was served with a copy of a summons and complaint for a Wyoming civil action for, inter alia, breach of contract and unjust enrichment from a Florida resident (Philip Plough) based upon a ~$35,000 loan (paid in cryptocurrency) made to an unrelated third party entity (XYZ Global Technologies, Inc.) Along with XYZ, VTU and the Company, Mr. Mapes and Mr. Rene were also named in the Complaint as individuals along with a consulting firm (Gresham International America LLC) that specializes in fintech compliance services. The Complaint seeks $1,856,000 in compensatory damages, as well as punitive / exemplary damages and injunctive relief. On or about January 8, 2026, counsel for Plaintiff served a group of applications for default on all defendants — including the Company and others that claim to have never been properly served or that have challenged the court’s jurisdiction. Because VTU is a Wyoming corporation, it did not challenge proper service or jurisdiction, and an Answer was filed on its behalf in late December 2025, though this was later stricken by the Court on procedural grounds. VTU and the Company each deny the allegations made in the case highlighting that the loan document in question (i.e. a promissory note) makes no mention of VTU or the Company, and that neither entity had any involvement with or received any funds from the 2018 loan to XYZ. XYZ has never done any business with VTU or the Company, and neither entity has any stock or other ownership interest in or day-to-day involvement with XYZ. Likewise, XYZ owns no stock in or has any day-to-day involvement with the Company or with VTU. The case is in its early stages, and no hearings have been held and no discovery has been taken by any party.

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Our Corporate Information and History

The Company was incorporated on November 19, 2020, pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) under the name “Chromos Capital Corp.” On June 17, 2021, the Company changed its name to “Verses Technologies Inc.” in connection with the Amalgamation (defined below). On March 31, 2023, the Company changed its name to “Verses AI Inc.”

The Amalgamation

On April 13, 2021, the Company (formerly Chromos Capital Corp.), Verses Technologies Incorporated, an entity formed for the purposes of providing capital to the Company (“Former Holdco”), and 1288098 B.C. Ltd., a then wholly-owned subsidiary of the Company formed for the sole purpose of effecting a three-cornered amalgamation of the Company (“Chromos Subco”) (the “Amalgamation”), entered into an amalgamation agreement (the “Amalgamation Agreement”).

Immediately prior to the Amalgamation:

●	the Company had 284,615 common shares issued and outstanding;

●	Former Holdco had 250,000 common shares issued and outstanding (each, a “Former Holdco Share”) and 46,296 common share purchase warrants (each, a “Former Holdco Warrant”), each Former Holdco Warrant entitling the holder thereof to acquire one Former Holdco Share at a price of $10.80 per share; and

●	Chromos Subco had one common share issued and outstanding.

Pursuant to the Amalgamation Agreement, the parties completed the Amalgamation on May 28, 2021 whereby Chromos Subco amalgamated with Former Holdco under Section 269 of the BCBCA to form Verses Holdings Inc., which became a wholly owned subsidiary of the Company (“Holdco”). Additionally, in accordance with the terms of the Amalgamation Agreement:

●	250,000 Former Holdco Shares were cancelled, and in consideration therefor, each Former Holdco shareholder received one common share at a deemed price of $2.70 per common share in exchange for every one Former Holdco Share held by such holder; and

●	46,296 Former Holdco Warrants were cancelled, and in consideration therefor, each Former Holdco Warrant holder received one common share purchase warrant of the Company for every one Former Holdco Warrant held by such holder on substantially the same terms and conditions as the Former Holdco Warrants, each warrant exercisable at a price equal to the exercise price of each Former Holdco Warrant, being $10.80 per common share.

Holdco did not hold any assets or operate the VERSES business following the Amalgamation and was dissolved on March 31, 2023.

VTU Contribution

On June 21, 2021, the Company, VTU, each of the holders (the “VTU Shareholders”) of Class A shares (“VTU Class A Shares”) and Class B shares (the “VTU Class B Shares, together with the VTU Class A Shares, the “VTU Shares”) of common stock of VTU and certain individuals delivering a shareholder consent agreement (the “Consent Parties”, together with the VTU Shareholders, the “VTU Contributors”) entered into a contribution agreement (the “Contribution Agreement”) whereby the Company acquired all of the outstanding VTU Shares (the “VTU Contribution”). Pursuant to the terms of the Contribution Agreement:

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●	each Consent Party entered into a subscription agreement with VTU whereby the Consent Parties received VTU Class A Shares prior to the transfer of VTU Shares under the Contribution Agreement;

●	the VTU Contributors transferred all the issued and outstanding VTU Shares to the Company;

●	in exchange for the VTU Class A Shares, the Company issued to the VTU Contributors one Class A Subordinate Voting Share for each VTU Class A Share held prior to the transfer of VTU Class A Shares to the Company; and

●	in exchange for the VTU Class B Shares, the Company issued to the VTU Contributors one Proportionate Voting Share for each VTU Class B Share held prior to the transfer of VTU Class B Shares to the Company.

The VTU Contribution was completed on July 20, 2021, whereby the Company issued a total of 183,142 Class A Subordinate Voting Shares and 370,370 Proportionate Voting Shares to the VTU Contributors. 185,185 Proportionate Voting Shares were issued to each of Gabriel René, Chief Executive Officer and a director of the Company, and Dan Mapes, President Emeritus, Director of Global Development and a director of the Company.

To facilitate the VTU Contribution, the Company changed the identifying name of the common shares to “Class A Subordinate Voting Shares”, being the Subordinate Voting Shares, and altered its authorized share structure by creating an unlimited number of Class B Proportionate Voting Shares, being the Proportionate Voting Shares (the “Share Alteration”). The Share Alteration was approved by the holders of the Company’s common shares on July 19, 2021 and was made effective July 20, 2021. In connection with the Share Alteration, the Company also amended its articles to add special rights and restrictions to the Class A Subordinate Voting Shares and Proportionate Voting Shares.

On May 30, 2024, the Company converted the 370,370 outstanding Proportionate Voting Shares into an aggregate of 2,314,815 Class A Subordinate Voting Shares.

On March 27, 2025, the Company effectuated a one-for-nine reverse stock split of its issued and outstanding Class A Subordinate Voting Shares.

As of August 20, 2025, the Company has: (i) two directly wholly-owned subsidiaries: VERSES Technologies USA Inc. and Verses Solutions, Inc. (“VSI”); and (ii) six indirectly wholly-owned subsidiaries: VERSES Operations Canada Inc., VERSES Logistics Inc., VERSES Health, Inc., VERSES Realities, Inc., VERSES, Inc. and VERSES Global B.V. (each, an “Indirect Subsidiary”). Each of VTU, VSI and certain of the Indirect Subsidiaries operate different segments of the VERSES business and are focused on developing different parts and aspects of the Company’s flagship product, Genius.

The head office and registered and records office of the Company is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3. The Company also has offices located at 2121 Avenue of the Stars, Suite 800, Los Angeles, California, 90067 and High Tech Campus 6a 5656 AE Eindhoven, Netherlands. The Company’s phone number is (310) 988-1944.

MANAGEMENT

The following table provides information regarding our executive officers and members of our Board of Directors (ages as of the date of this prospectus):

NAME	AGE	POSITION
David Scott	56	Interim Chief Executive Officer and Director
James Hendrickson	47	President and Chief Operating Officer
James Christodoulou	66	Chief Financial Officer
Hari Thiruvengada	47	Chief Technology Officer
Michael Blum	49	Chairman
Jonathan De Vos	50	Director

The business background and certain other information about our executive officers and directors are set forth below.

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David Scott, Interim Chief Executive Officer and Director

David Scott has served as a member of the Company’s Board of Directors since October 12, 2025 and assumed the role of Interim Chief Executive Officer on February 8, 2026. Mr. Scott has also been the Chief Executive Officer of Evil Genius Games since 2022. He previously served as Vice President of Global Marketing Strategy, Analytics, and Operations at Amazon Web Services, from 2019 to 2022, where he was responsible for marketing operations, analytics, and corporate strategy. Mr. Scott has more than 25 years of experience in senior leadership roles across public and private companies, including Amazon Web Services, Twitter, AT&T, Oracle, PeopleSoft, Honeywell, and General Electric, as well as multiple venture-backed startups. He has founded and exited three venture-backed companies. Mr. Scott holds dual bachelor’s degrees in Computer Science and Political Philosophy from The College of William & Mary and an MBA from The Wharton School of the University of Pennsylvania, where he was a Robert Toigo Scholar and Sol C. Schneider Scholar. The Company believes that Mr. Scott’s experience in executive leadership, technology, and corporate governance qualifies him to serve as a member of the Board of Directors.

James Hendrickson, President and Chief Operating Officer

James Hendrickson has served as the President of the Company since April 2025 and Chief Operating Officer of the Company since June 2024. In addition, he has served as President & General Manager of VERSES Logistics Inc. since January 2022, where he leads a team focused on launching VERSES’ advanced AI products to enterprise customers across verticals such as supply chain, retail, IT services, transportation, and health care. Previously, he was Global Director of Strategic Partnerships and Alliances at Berkshire Grey from 2020 to 2022, a robotics startup where he led the partner strategy and helped with a Nasdaq listing in 2022. Prior to Berkshire Grey, he led new product development and marketing for a Honeywell business unit from 2018 to 2020. Mr. Hendrickson has more than 20 years of experience in sales, channel, marketing and product development roles focused on technology for supply chain and logistics. Mr. Hendrickson is a thought leader on spatial and ubiquitous computing, workflow mapping, neuromorphic compute, and end-to-end supply chain transformation. Mr. Hendrickson earned a Bachelor of Arts in English & Communications from Grove City College.

James Christodoulou, Chief Financial Officer

James Christodoulou has served as Chief Financial Officer of the Company since February 2025. From June 2024 to March 2025, Mr. Christodoulou served as Head of Capital Markets and Corporate Development at Exodus Movement, Inc. (NYSE: EXOD), a multi-asset, self-custody, crypto currency wallet, and from June 2022 to March 2024, he served as Chief Financial Officer of Collectable, an early-stage private equity sponsored company that developed an innovative FINTECH business model that democratizes the ability to own high-end collectable art and memorabilia assets that were once only available to financial institutions, collectors, or high-net-worth individuals. From March 2021 to January 2023, Mr. Christodoulou served as Chief Financial Officer of Ryze Renewables, an independent renewable diesel refining company, and from August 2018 to April 2020, he served as President, Chief Operating Officer and a director of Blink Charging (Nasdaq: BLNK), an owner, operator, provider, and manufacturer of electric vehicle charging equipment and networked electric vehicle charging services. Mr. Christodoulou’s prior experiences include Chief Financial Officer of Galeon Navigation LLC, OceanFreight Inc. (Nasdaq: OCNF, which he took public), EastWind Maritime, Inc. and General Maritime Corp., Inc. (NYSE: GMR, which he took public); President of Angelmar Corp.; Chief Executive Officer and President of Industrial Shipping Enterprises Corp.; and Managing Director of Dahlman Rose & Co. Mr. Christodoulou attended Columbia Business School and received his Bachelor of Arts in psychology from Rutgers University. Mr. Christodoulou passed his Series 7, 63, 84, and 85 FINRA licenses, and is a CFA Level III candidate.

Hari Thiruvengada, Chief Technology Officer

Hari Thiruvengada has served as Chief Technology Officer of the Company since September 2024. Prior to that, he served as Chief Product Officer of the Company from March 2024 to July 2024 and VP of Product Enterprise from June 2023 to May 2024. From September 2022 to May 2023, Mr. Thiruvengada served as Head of Enterprise Product and UX of Opendoor, a real estate company, and from May 2021 to July 2022, he served as Senior Director of Product Management from Seegrid, an autonomous mobile robot solutions company. Prior to that, Mr. Thiruvengada was at Honeywell, an appliance, electrical and electronic manufacturing company, for over 13 years serving in various capacities including Global Head Of Product Management, Honeywell Voice Solutions; North America Design Director, User Experience Design, Honeywell Intelligrated and SPS; Global Strategic Design Director - User Experience, Workflow Solutions and Services; Director - User Experience, Honeywell Connected Buildings; UX Design Manager - Global Experience Design; and Research Scientist. Mr. Thiruvengada received his PhD and Masters in Science degree in industrial engineering and human factors from Penn State University, his Master’s degree in human factors from Wright State University, his Masters in Science degree in computer science and engineering from the University of Buffalo, his Bachelor of Engineering degree from Sathyabama University and his Bachelor of Engineering degree from University of Madras.

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Michael Blum, Chairman

Michael Blum has served as Chairman of the board of directors of the Company since September 2024. He co-founded and has served as President of Hedgeye Risk Management, an online financial media company and real-time research platform that brings transparency, accountability and trust to institutional and retail investors, since January 2008. Since 2024, Mr. Blum has served at President of Hedgeye Asset Management, a firm that provides access to distinguished institutional managers and their respective strategies in the form of ETFs. Since 2016, Mr. Blum has served as President of Seven7, LLC, a firm focused on identifying innovative companies across the consumer, tech, and media landscape. Since February 2014, Mr. Blum has served as a director of Hedgeye Cares, Inc., a charity organization that contributes to non-profits that assist with and address vital community needs, and since July 2013, he has served as managing director of Asia Leisure Capital, a south east Asia focused hotel and casino management and financing company. Previously, from February 2019 to August 2024, Mr. Blum served as President of Sierpinski Capital Management LLC, and Asset Manager, and from 2014 to 2017 he was Co-Founder and Chief Financial Officers of Firefly Space Systems, Inc., a space launch vehicle developer. Mr. Blum has held various other positions including Managing Director of Repulse Bay Capital Limited; Chief Executive Officer and Director of Magneto Sands Ltd.; Director of LFTG Holdings; Director and Acting Chief Executive Officer of XCOR Aerospace; and Senior manager of PayPal. We believe Mr. Blum is qualified to serve as a member of the board of directors of the Company because of his extensive executive, financial and entrepreneurial experience in the United States, Europe and Asia.

Jonathan De Vos, Director

Jonathan De Vos has served as a director of the Company since April 2022. Mr. De Vos is an investment professional based in London, UK. He is currently a Director at Federated Hermes where he oversees the ex-Asia assets within the firm’s Global Emerging Market Fund. He was previously a generalist investment manager on the Asia & EM team at Invesco from May 2015 to May 2020, where he was responsible for analysis of companies across all sectors as well as portfolio management responsibilities on Latin American and Global Small Cap strategies. Prior to joining Invesco in 2015, Mr. De Vos spent 13 years at Raymond James & Associates, first as a sell-side equity analyst covering industrials and then as head of institutional equities for Raymond James Ltd. in Europe. Mr. De Vos has extensive knowledge of the European asset management industry with a particular emphasis on growth equities. Mr. De Vos holds an Honors Business Administration degree and an Honors Bachelor of Science degree in Pharmacology and Toxicology, both from the University of Western Ontario. We believe Mr. De Vos is qualified to serve as a member of the board of directors of the Company because of his extensive experience in investment and management.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Arrangements Between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

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Composition of our Board of Directors

Our business and affairs are managed under the direction of our board of directors. We currently have five directors. Our current directors will continue to serve as directors until their death, resignation, removal or successor is duly elected.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning her background, employment and affiliations, our board of directors has determined each of Michael Blum and Jonathan De Vos do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NYSE American rules. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.

Committees of Our Board of Directors

Our board of directors directs the management of our business and affairs and conducts its business through meetings of the board of directors and its standing committees. We have a standing audit committee, compensation committee and nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Our board of directors has determined that all of the members of the audit committee, the compensation committee and the nominating and corporate governance committee are independent as defined under the applicable rules of the NYSE American, including, in the case of all of the members of our audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In making such determination, the board of directors considered the relationships that each director has with our Company and all other facts and circumstances that the board of directors deemed relevant in determining director independence, including the beneficial ownership of our capital stock by each director.

Audit Committee

Our audit committee is responsible for, among other things:

●	approving and retaining the independent registered public accounting firm to conduct the annual audit of our consolidated financial statements;

●	reviewing the proposed scope and results of the audit;

●	reviewing and pre-approval of audit and non-audit fees and services;

●	reviewing accounting and financial controls with the independent registered public accounting firm and our financial and accounting staff;

●	reviewing and approving transactions between us and our directors, officers and affiliates;

●	establishing procedures for complaints received by us regarding accounting matters;

●	overseeing internal audit functions, if any; and

●	preparing the report of the audit committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

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Our audit committee consists of Michael Blum and Jonathan De Vos, with Michael Blum serving as chair. Each member of our audit committee meets the financial literacy requirements of the NYSE American rules. In addition, our board of directors has determined that Michael Blum qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

Our compensation committee is responsible for, among other things:

●	reviewing and recommending the compensation arrangements for management, including the compensation for our president and chief executive officer;

●	establishing and reviewing general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administering our stock incentive plans; and

●	preparing the report of the compensation committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

Our compensation committee currently consists of Michael Blum and Jonathan De Vos, with Jonathan De Vos serving as chair.

Nominating and Governance Committee

Our nominating and governance committee is responsible for, among other things:

●	identifying and nominating members of the board of directors;

●	developing and recommending to the board of directors a set of corporate governance principles applicable to our Company; and

●	overseeing the evaluation of our board of directors.

Our nominating and corporate governance committee consists of Michael Blum and Jonathan De Vos.

Code of Conduct and Ethics Policy

We have adopted a written code of conduct and ethics policy that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K, which we will file within four business days following the date of the amendment or waiver.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or accrued during the fiscal year ended March 31, 2025 and 2024 to the following officers (each, a “named executive officer” and collectively, the “named executive officers”):

●	Gabriel René, Chief Executive Officer and Director;

●	James Hendrickson, President and Chief Operating Officer; and

●	Kevin Wilson, Chief Accounting Officer and Secretary.

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Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Gabriel René,	2025	405,000	100,000	-	-	-	-	-	$505,000
Former Chief Executive Officer and Director (1)	2024	435,000	-	-	-	-	-	-	435,000
James Hendrickson,	2025	237,917	243,500	-	178,247	-	-	-	659,664
President and Chief Operating Officer (2)	2024	200,000	-	-	38,203	-	-	-	238,203
Kevin Wilson,	2025	251,167	40,000	43,051	29,784	-	-	-	364,002
Former Chief Accounting Officer and Secretary (3)	2024	249,000	-	-	335,808	-	-	-	584,808

(1)	Mr. Rene resigned as the Company’s Chief Executive Officer and as director on the Company’s board of directors on February 8, 2026.

(2)	James Hendrickson was appointed as President of the Company on April 17, 2025.

(3)	Kevin Wilson served as the Company’s Chief Financial Officer of the Company from September 2021 to March 24, 2025, and then served as the Company’s Chief Accounting Officer from March 24, 2025 until February 8, 2026.

(4)	Includes cash discretionary bonuses paid to our named executive officers for the fiscal years ended March 31, 2025 and 2024

(5)	On July 3, 2024, the Company granted time-based RSUs convertible into shares of Subordinate Voting Stock to Mr. Wilson. The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are in Note 9, related party transactions and balances, to the Company’s financial statements, included elsewhere in this prospectus.

(6)	In December 2023, July 2024, and December 2024, the Company granted stock options to Mr. Hendrickson and Mr. Wilson at exercise prices of CAD$36.45, CAD$28.89, and CAD$30.51 respectively, representing the closing price on the applicable date of grant. The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are included in Note 17 to the financials included elsewhere in this prospectus. Stock based compensation, to the Company’s financial statements, set forth elsewhere in this report.

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Employment Agreements

Gabriel René

The Company entered into an employment contract through VERSES, Inc., an indirect subsidiary of the Company, with Gabriel René in connection with Mr. René’s position as founder and Chief Executive Officer of the Company (the “CEO Contract”). Pursuant to the CEO Contract, Mr. René was entitled to receive an annual salary of $420,000, and was also eligible to receive additional compensation in the form of equity incentive awards and discretionary performance bonuses, as well as to participate in the Company’s standard employee benefit plans, including health and welfare plans. In the event that Mr. René was subject to (A) an involuntary termination not encompassed by (i) felony conviction, (ii) Mr. René’s willful, continued and unexcused failure to perform their duties in their position for a period of at least thirty days after having been notified in writing by the Company of said failure, (iii) gross or willful misconduct that results, or is substantially likely to result, in serious damage to the Company or its reputation, or (iv) any adjudicated and independently-verified violation of the confidentiality, non-disparagement and/or non-solicitation provisions contained in the CEO Contact or (B) the assignment to Mr. René of a job role or position duties materially inconsistent with those contemplated by the CEO Contract; (C) the interposition of any direct reporting supervisor or manager over Mr. René other than the Company’s CEO and President; or (D) a change of control of the Company, Mr. René would have been entitled to a severance package consisting of: (i) a lump sum payment equal to 12 months’ worth of Mr. René’s base salary, payable within 30 days of said event; (ii) continuation for 12 months of Mr. René’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation subject to vesting requirements.

James Hendrickson

The Company entered into an employment contract through VERSES Logistics, Inc., an indirect subsidiary of the Company, with James Hendrickson in connection with Mr. Hendrickson’s position as President and Chief Operating Officer of the Company (the “COO Contract”). The original term of the COO Contract began on January 1, 2022 and ended on February 28, 2022, and the COO Contract can be renewed for additional twelve month terms unless the COO Contract is terminated according to its terms. Pursuant to the COO Contract, Mr. Hendrickson is currently paid an annual salary of $265,000, and is also eligible to receive additional compensation in the form of equity incentive awards and discretionary performance bonuses. Mr. Hendrickson is also eligible to participate in the Company’s standard employee benefit plans, including health and welfare plans. On September 1, 2025, the Company entered into a new employment contract, through VERSES Solutions, Inc. with James Hendrickson, where he will continue in his position as COO (“New Contract”). The New Contract will expire on March 31 of the following year but will be automatically renewed for additional twelve month terms unless the New Contract is terminated according to its terms. Pursuant to the New Contract, Mr. Hendrickson will be paid an annual salary of $325,000, and is also eligible to receive additional compensation in the form of equity incentive awards and discretionary performance bonuses. Mr. Hendrickson is also eligible to participate in the Company’s standard employee benefit plans, including health and welfare plans.

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Kevin Wilson

The Company entered into an employment contract (the “CAO Contract”), through VERSES Solutions, Inc. (“VSI”), a direct subsidiary of VAI, with Kevin Wilson pursuant to which Mr. Wilson served as the Chief Accounting Officer of the Company until February 8, 2026. The term of the CAO Contract began on March 1, 2025 for an initial term that was scheduled to end on March 31, 2026,. Pursuant to the CAO Contract, Mr. Wilson was entitled to be paid an annual salary of $275,000, and was eligible to receive additional compensation in the form of equity incentive awards, as well as annual performance bonuses and cash incentive awards, based on the achievement of annual performance objectives. Mr. Wilson was also eligible to participate in the Company’s standard benefit plans. Upon the occurrence of a Triggering Event (as described below), Mr. Wilson was entitled to receive a severance benefits consisting of: (i) a lump sum payment equal to 36 months’ worth of Mr. Wilson’s base salary payable within 30 days of said Triggering Event; (ii) continuation for 36 months of Mr. Wilson’s medical and dental insurance under COBRA or similar procedural mechanisms (in the event the Triggering Event results in termination of Mr. Wilson’s employment with the Company); and (iii) immediate, accelerated vesting of all stock options, equity and related compensation that would otherwise be subject to vesting requirements. For purposes of the CAO Contract, a “Triggering Event” consisted of: (i) any termination of Mr. Wilson’s employment by VSI without Cause (as defined in the CAO Contract); (ii) any resignation by Mr. Wilson with Cause; (iii) the assignment to Mr. Wilson of a job role or position duties materially inconsistent with those contemplated by the CAO Contract; (iv) the interposition of any direct reporting supervisor or manager over Mr. Wilson other than the Company’s CFO, CEO and/or President; or (v) the Company’s failure, within 30 days of the effective date of the CAO Contract, to execute that certain Indemnity Agreement described therein. Upon the occurrence of a Change in Control (as defined in the CAO Contract), Mr. Wilson shall be entitled to receive severance benefits consisting of: (i) a lump sum payment equal to 60 months’ worth of Mr. Wilson’s base salary payable within 30 days of such Change in Control; (ii) continuation for 60 months of Mr. Wilson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation that would otherwise be subject to vesting requirements. In the event that Mr. Wilson’s employment with the Company is terminated by VSI for Cause or by reason of Mr. Wilson’s resignation without Cause, Mr. Wilson was entitled to receive a severance package consisting of: (i) a lump sum payment equal to 12 months’ worth of Mr. Wilson’s base salary payable within 30 days of Mr. Wilson’s last day of employment; (ii) continuation for 12 months of Mr. Wilson’s medical and dental insurance under COBRA or similar procedural mechanisms; and (iii) immediate, accelerated vesting of all stock options, equity and related compensation that would otherwise be subject to vesting requirements. Mr. Wilson’s receipt of any severance benefits may be conditioned upon Mr. Wilson’s execution of the written waiver and settlement of claims document.

Outstanding Equity Awards at March 31, 2025

The following table provides information regarding equity-based awards held by our named executive officers that were outstanding as of March 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Gabriel René, Chief Executive Officer and Director	-	-	-	-	-	-	-	-
James Hendrickson, President and Chief Operating Officer(1)	1,389	463	36.45	December 15, 2028	-	-	-	-
	-	3,704	28.89	July 3, 2029	-	-	-	-
	-	7,407	30.51	December 23, 2028	-	-	-	-
Kevin Wilson, Chief Accounting Officer and Secretary(2)	16,278	-	36.45	December 15, 2028	-	-	-	-
	-	1,852	28.89	July 3, 2029	-	-	-	-
	-	-	-	-	1,852	43,059	-	-

(1) James Hendrickson was appointed as President of the Company in April 2025.

(2) Kevin Wilson served as the Chief Financial Officer of the Company from September 2021 to March 24, 2025, and became the Chief Accounting Officer on March 24, 2025.

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Name	Type	Quantity	Price	Grant Date	Expiry Date	Vesting
James Hendrickson	Stock Options	1,852	36.45	15-Dec-23	15-Dec-28	25% at Jan 1/23, and 6.25% at end of each full quarter thereafter.
James Hendrickson	Stock Options	3,704	28.89	03-Jul-24	03-Jul-29	25% vests on the July 3, 2025 and 6.25% vests at the end of each full quarter thereafter
James Hendrickson	Stock Options	7,407	30.51	23-Dec-24	23-Dec-28	25% vests on June 1, 2025, and 6.25% vests at the end of each full quarter thereafter
Kevin Wilson	Stock Options	16,278	36.45	15-Dec-23	15-Dec-28	25% at Sep 1/19 , and 6.25% at end of each full quarter thereafter.
Kevin Wilson	Stock Options	1,852	28.89	03-Jul-24	03-Jul-29	25% vests on the July 3, 2025 and 6.25% vests at the end of each full quarter thereafter
Kevin Wilson	RSUs	1,851	n/a	03-Jul-24	03-Jul-29	1/3 vests on July 3, 2025, 1/3 vests on July 3, 2026, 1/3 vests on July 3, 2027

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors and received compensation for such service during the fiscal year ended March 31, 2025. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors during the fiscal year ended March 31, 2025.

Name	Fees earned or paid in cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Michael Blum	62,500	1,722,221	-	-	-	-	1,784,721
Jonathan De Vos	-	215,272	-	-	-	-	215,272
Gordan Scott Paterson(1)	-	215,272	-	-	-	-	215,272
Jay Samit(2)	84,166	129,162	143,014	-	-	-	356,342

(1) Gordon Scott Paterson resigned from the board on September 30, 2025.

(2) Jay Samit resigned as Chairman of the board on September 10, 2024.

(3) The amounts shown above reflect the aggregate grant date fair value of such awards computed in accordance with the FASB’s ASC Topic 718. The assumptions used in calculating these amounts are included in Note 17 included elsewhere in this prospectus. Stock based compensation, to the Company’s consolidated financial statements, set forth elsewhere in this prospectus.

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Narrative to Director Compensation Table

The Board does not have a formal director compensation policy, rather the compensation for directors is determined by the Board on an individual basis.

On September 9, 2024, the Company entered into a director compensation agreement with Mr. Blum, which provided that Mr. Blum is entitled to receive (i) a monthly cash payment of $7,500, that increased to $20,000 a month on March 1, 2025, and (ii) 2,000,000 restricted stock units (“RSUs”), which vest incrementally in equal amounts on the first, second and third anniversary dates from the grant date. Mr. Blum’s compensation through March 31, 2025 was $62,500, and from April 1 2025 to March 31, 2026 was $207,500. In February 2026, the Board adjusted Mr. Blum’s cash compensation to $7,500 per month in Board fees.

The Company entered into a director compensation agreement with Mr. De Vos on March 16, 2022, which provided that Mr. De Vos was entitled to receive1,000,000 RSUs that were scheduled to vest according to the following vesting schedule: (i) 25% upon the date the Company’s Class A Subordinate Voting Shares became listed on the Cboe Canada Exchange, (ii) 25% on the date that is 6 months from such listing date, (iii) 25% on the date that is 12 months from such listing date, and (iv) 25% on the date that is 18 months from such listing date. .. In February 2026, the Board approved a monthly cash payment of $7,500 as compensation for Mr. De Vos’ service on the Board.

The Company entered into a director compensation agreement dated June 15, 2022 with G. Scott Paterson, which provided that Mr. Paterson was entered to receive 1,000,000 RSUs that were scheduled to vest according to the following vesting schedule: (i) 25% upon the date the Company’s Class A Subordinate Voting Shares became listed on the Cboe Canada Exchange, (ii) 25% on the date that is 6 months from such listing date, (iii) 25% on the date that is 12 months from such listing date, and (iv) 25% on the date that is 18 months from such listing date.

Company Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company’s board of directors last granted stock options and restricted stock units on January 29, 2026. The Company does not grant stock options or similar awards to Section 16 Insiders, most Senior Vice Presidents, and other Vice Presidents and above who directly report to the Company’s Chief Executive Officer in anticipation of the release of material nonpublic information that is likely to result in changes to the price of the Company’s stock, such as a significant positive or negative earnings announcement, or time the public release of such information based on stock option grant dates. In addition, the Company does not grant stock options or similar awards during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information. These restrictions do not apply to restricted stock units or other types of equity awards that do not include an exercise price related to the market price of the Company’s stock on the date of grant.

The Company’s executive officers would not be permitted to choose the grant date for any stock option grants.

During the year ended March 31, 2025, the Company’s named executive officers were awarded stock options. The Company did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We did not have any transactions during our fiscal years ended March 31, 2025 and 2024 to which we have been a party, including transactions in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described elsewhere in this prospectus.

Related Person Transaction Policy

We have adopted a formal policy regarding approval of transactions with related parties. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000 of our total assets in any fiscal year. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

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Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third-party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of business conduct and ethics, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our Class A Subordinate Voting Shares as of March 31, 2026 by (i) each person known to beneficially own more than 5% of our Class A Subordinate Voting Shares, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Except as otherwise indicated, the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

The number of shares of our Class A Subordinate Voting Shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2026, through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Subordinate Voting Shares held by that person. The percentage of shares beneficially owned is computed on the basis of 14,306,053 Class A Subordinate Voting Shares outstanding as of March 31, 2026. Class A Subordinate Voting Shares that a person has the right to acquire within 60 days of March 31, 2026, are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. The address of each holder listed below, except as otherwise indicated, is Verses AI Inc., 2121 Avenue of the Stars, 8th Floor, Los Angeles, CA 90067.

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	Class A Subordinate Voting Shares Beneficially Owned		Percentage of Class A Subordinate Voting Shares Beneficially Owned
Beneficial Owner
Directors and Named Executive Officers:
James Hendrickson	55,402	(1)	*
Michael Blum	117,036	(2)	*
Jonathan De Vos	47,368	(3)	*
David Scott	Nil		*
James Christodoulou	97,819	(4)
All Executive Officers and Directors as a Group (6 persons)	317,625		2.22%
5% or Greater Shareholders:
Gabriel René	1,158,333		8.10%
Dan Mapes	1,158,333		8.10%
Expansion Project Technologies Holding 9 SPV RSC Ltd (4)	1,028,601	(5)	7.19%
SORBIE INVESTMENTS LLP	1,850,001	(6)	12.93%
SORBIE BORNHOLM LP	1,510,000	(7)	10.55%

* Represents beneficial ownership of less than 1%.

(1)	Includes (i) 13 Class A Subordinate Voting Shares and (ii) options to acquire up to 55,389 Class A Subordinate Voting Shares. Excludes options to acquire up to 55,393 Class A Subordinate Voting Shares.

(2)

Includes (i) 53,333 Class A Subordinate Voting Shares, (ii) warrants to acquire up to 26,666 Class A Subordinate Voting Shares and excludes restricted stock units to acquire up to 37,037 Class A Subordinate Voting Shares.

(3)	Includes (i) 9,096 Class A Subordinate Voting Shares and (ii) options to acquire up to 37,037 Class A Subordinate Voting Shares. Excludes restricted stock units to acquire up to 6,172 Class A Subordinate Voting Shares.

(4)	Includes options to acquire up to 97,819 Class A Subordinate Voting Shares.

(5)

Represents (i) 514,623 Class A Subordinate Voting Shares and (ii) warrants to acquire up to 512,497 Class A Subordinate Voting Shares (iii) restricted stock units to acquire up to 1,481 Class A Subordinate Voting Share. Excludes restricted stock units to acquire up to 35,556 Class A Subordinate Voting Shares.

The address of Expansion Project Technologies Holding 9 SPV RSC Ltd (“Expansion”) is 8th Floor, 8, Al Khatem Tower, Adgm Square, Al Maryah Island, Abu Dhabi, United Arab Emirates. Frederik Johannes Thirion is the sole director of Expansion and, in such capacity, has the right to vote and dispose of the securities held by Expansion.

(6)	Includes (i) 1,233,334 Class A Subordinate Voting Shares, (ii) warrants to acquire up to 616,667 Class A Subordinate Voting Shares.

(7)	Includes (i) 890,000 Class A Subordinate Voting Shares, (ii) warrants to acquire up to 620,000 Class A Subordinate Voting Shares

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is intended to be a summary only and is qualified in its entirety by reference to the Notice of Articles (“Notice”) of the Company and Articles of the Company, as amended (“Articles”), each of which is included as an exhibit to this Registration Statement of which this prospectus is a part. For additional information, please read the Notice, Articles and the applicable provisions of the BCBCA.

Authorized Capitalization

Our authorized capital stock consists of an unlimited number of Class A Subordinate Voting Shares, no par value, and an unlimited number of Class B Proportionate Voting Shares, no par value. As of March 31, 2026, there were 14,306,053 Class A Subordinate Voting Shares outstanding, and no Class B Proportionate Voting Shares outstanding.

Class A Subordinate Voting Shares

Dividend Rights

The holders of our Class A Subordinate Voting Shares are entitled to receive such dividends payable in cash or property of the Company as may be declared thereon by the directors from time to time. The directors may not declare a dividend payable in cash or property on the Class A Subordinate Voting Shares unless the directors simultaneously declare a dividend payable in cash or property on the Class B Proportionate Voting Shares, in an amount per Class B Proportionate Voting Share equal to the amount of the dividend declared per Class A Subordinate Voting Share, multiplied by 6.25.

The directors may declare a stock dividend payable in Class A Subordinate Voting Shares on the Class A Subordinate Voting Shares, but only if the directors simultaneously declare a stock dividend payable in:

(a)	Class B Proportionate Voting Shares on the Class B Proportionate Voting Shares, in a number of shares per Class B Proportionate Voting Share equal to the amount of the dividend declared per Class A Subordinate Voting Share; or

(b)	Class A Subordinate Voting Shares on the Class B Proportionate Voting Shares, in a number of shares per Class B Proportionate Voting Share equal to the amount of the dividend declared per Class A Subordinate Voting Share, multiplied by 6.25.

Voting Rights and Modification to Rights of Shareholders

The holders of our Class A Subordinate Voting Shares are entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company except a meeting at which only the holders of another class or series of shares is entitled to vote. Each Class A Subordinate Voting Share shall entitle the holder thereof to one vote at each such meeting.

Under the Articles, subject to the paragraph below and the BCBCA, the Company may by ordinary resolution of its shareholders or resolution by the Board: (a) create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares; (b) increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established; (c) subdivide or consolidate all or any of its unissued, or fully paid issued, shares; (d) if the Company is authorized to issue shares of a class of shares with par value: (i) decrease the par value of those shares, or (ii) if none of the shares of that class of shares are allotted or issued, increase the par value of those shares; (e) change all or any of its unissued shares with par value into shares without par value or any of its unissued shares without par value into shares with par value or change all or any of its fully paid issued shares with par value into shares without par value; (f) alter the identifying name of any of its shares; or (g) otherwise alter its shares or authorized share structure when required or permitted to do so by the BCBCA. The Company may, by directors’ resolution or by ordinary resolution, in each case as determined by the directors, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares if none of those shares have been issued; or vary or delete any special rights or restrictions attached to the shares of any class or series of shares if none of those shares have been issued.

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Subject to the BCBCA, the Company may by special resolution: (a) create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or (b) vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued. The Company may, by special resolution of the shareholders of the class or series affected, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares if any of those shares have been issued; or vary or delete any special rights or restrictions attached to the shares of any class or series of shares if any of those shares have been issued.

The Company may not, without the consent of the holders of the Class A Subordinate Voting Shares expressed by special resolution, alter or amend the Articles if the result of such alteration or amendment would: (a) prejudice or interfere with any right or special right attached to the Class A Subordinate Voting Shares; or (b) affect the rights or special rights of the holders of Class A Subordinate Voting Shares or Class B Proportionate Voting Shares on a per share basis as provided for in the Articles.

Change of Control Transactions

There are no provisions in the Articles or in the BCBCA that would have the effect of delaying, deferring or preventing a change in control of the Company, and that would operate only with respect to a merger, acquisition or corporate restructuring involving the Company or its subsidiaries.

Subdivisions and Combinations

The Class A Subordinate Voting Shares shall not be consolidated or subdivided unless the Class B Proportionate Voting Shares are simultaneously consolidated or subdivided utilizing the same divisor or multiplier.

No Preemptive or Similar Rights

The Class A Subordinate Voting Shares are not entitled to preemptive rights and are not subject to redemption or sinking fund provisions.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company to its shareholders for the purposes of winding up its affairs, the holders of the Class A Subordinate Voting Shares shall be entitled to participate pari passu with the holders of Class B Proportionate Voting Shares, with the amount of such distribution per Class A Subordinate Voting Share equal to the amount of such distribution per Class B Proportionate Voting Share divided by 6.25.

Conversion Upon an Offer

In the event that an offer is made to purchase Class B Proportionate Voting Shares, and such offer is:

(a)	required, pursuant to applicable securities legislation or the rules of any stock exchange on which: (i) the Class B Proportionate Voting Shares; or (ii) the Class A Subordinate Voting Shares which may be obtained upon conversion of the Class B Proportionate Voting Shares; may then be listed, to be made to all or substantially all of the holders of Class B Proportionate Voting Shares in a province or territory of Canada to which the requirement applies (such offer to purchase, an “Offer”); and

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(b)	not made to the holders of Class A Subordinate Voting Shares for consideration per Class A Subordinate Voting Share equal to 1/6.25 of the consideration offered per Class B Proportionate Voting Share;

each Class A Subordinate Voting Share shall become convertible at the option of the holder into Class B Proportionate Voting Shares on the basis of 6.25 Class A Subordinate Voting Shares for one Class B Proportionate Voting Share, at any time while the Offer is in effect until one day after the time prescribed by applicable securities legislation or stock exchange rules for the offeror to take up and pay for such shares as are to be acquired pursuant to the Offer (the “Subordinate Share Conversion Right”). For avoidance of doubt, fractions of Class B Proportionate Voting Shares may be issued in respect of any amount of Class A Subordinate Voting Shares in respect of which the Subordinate Share Conversion Right is exercised which is less than 6.25.

The Subordinate Share Conversion Right may only be exercised for the purpose of depositing the Class B Proportionate Voting Shares acquired upon conversion under such Offer, and for no other reason. If the Subordinate Share Conversion Right is exercised, the Company shall procure that the transfer agent for the Class A Subordinate Voting Shares shall deposit under such Offer the Class B Proportionate Voting Shares acquired upon conversion, on behalf of the holder.

Options

Our Omnibus Incentive Plan dated June 9, 2022 provides for us to issue Class A Subordinate Voting Shares, or to grant stock options, restricted share units, performance share units or deferred share units to directors, employees and consultants of the Company or a subsidiary of the Company. As of March 31, 2026, there were options to purchase up to 1,734,634 Class A Subordinate Voting Shares outstanding at a weighted price of C$14.77 (USD $10.60 at prospectus date) and 1,315,933 Class A Subordinate Voting Shares reserved for future issuance under our Omnibus Equity Incentive Plan.

Warrants

As of March 31, 2026, there were warrants to purchase up to 5,677,636 Class A Subordinate Voting Shares outstanding at a weighted average exercise price of C$18.56 per share (USD $13.32 at prospectus rate).

Restricted Stock Units

As of March 31, 2026, there were restricted stock units to acquire up to 525,946 Class A Subordinate Voting Shares outstanding.

Transfer Agent and Registrar

The transfer agent for the Class A Subordinate Voting Shares is Endeavor Trust Corporation whose address is 702 - 777 Hornby Street, Vancouver, BC, V6Z 1S4.

Listing

The Class A Subordinate Voting Shares are quoted on the OTCQB tier of the OTC Markets Group in the United States under the symbol “VRSSF” and are listed on the Cboe Canada Inc. in Canada under the symbol “VERS”.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR HOLDERS OF OUR CLASS A SUBORDINATE VOTING SHARES

The following is a summary of certain material U.S. federal income tax considerations of the ownership and disposition of the Company’s Class A Subordinate Voting Shares but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder and administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax considerations different from those set forth below. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (“IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

Unless the context otherwise requires, references in this summary to the “Company”, “we”, “us” and “our” includes Verses AI Inc. and each of its material subsidiaries, as the context requires.

This summary also does not address the tax considerations arising under the laws of any U.S. state or local jurisdiction, non-U.S., or under any U.S. non-income tax laws (e.g., estate or gift tax) or the Medicare tax. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

●	persons subject to the alternative minimum tax;

●	accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

●	tax-exempt organizations and government organizations;

●	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code, entities all of the interests of which are held by qualified foreign pension funds and tax-qualified retirement plans;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons who own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	certain former citizens or long-term residents of the United States;

●	persons who hold the Class A Subordinate Voting Shares as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security, or other risk reduction transaction;

●	persons who hold or receive our Class A Subordinate Voting Shares pursuant to the exercise of any option or otherwise as compensation;

●	persons who do not hold the Class A Subordinate Voting Shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

●	persons deemed to sell the Class A Subordinate Voting Shares under the constructive sale provisions of the Code.

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In addition, if a partnership (or other entity or arrangement classified as a pass-through or disregarded entity for U.S. federal income tax purposes) holds our Class A Subordinate Voting Shares, the tax treatment of a partner or member in the partnership or other entity generally will depend on the status of the partner or member and upon the activities of the partnership or other entity or arrangement. A partner or member in a partnership that will hold our Class A Subordinate Voting Shares should consult his, her or its own tax advisor regarding the tax considerations of the purchase, ownership and disposition of our Class A Subordinate Voting Shares through a partnership or other entity or arrangement.

You are urged to consult your tax advisor with respect to the application of all aspects of United States tax laws to your particular situation, including, without limitation, any tax considerations of the purchase, ownership and disposition of our Class A Subordinate Voting Shares arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Classification as a United States Corporation for United States Federal Income Tax Purposes

Although we are, and will continue to be, a Canadian corporation, we are classified as a United States domestic corporation for United States federal income tax purposes under Section 7874(b) of the Code and are subject to United States federal income tax on our worldwide income. The remaining discussion assumes that we will be classified as a domestic corporation for all United States federal income tax purposes.

United States Holders

The following discussion applies to you if you are a “United States Holder.” As used herein, the term “United States Holder” means a beneficial owner of our Class A Subordinate Voting Shares that is, for United States federal income tax purposes, any of the following:

● an individual citizen or resident of the United States;

● a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate the income of which is subject to United States federal income taxation regardless of its source; or

● a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

Taxation of Distributions

The Company has never declared nor paid cash dividends on the Class A Subordinate Voting Shares, and does not currently anticipate paying any dividends on the Class A Subordinate Voting Shares. However, if we do make distributions on the Class A Subordinate Voting Shares, any gross amount of distributions to United States Holders of those shares (including any amounts withheld to reflect Canadian withholding taxes) will be taxable as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital, causing a reduction in your tax basis, and to the extent the amount of the distribution exceeds your tax basis, the excess will be treated as capital gain realized on a sale or exchange of the Class A Subordinate Voting Shares, as described under “—Taxation of Capital Gains” below.

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Dividends distributed to a United States Holder that is a taxable corporation will generally qualify for the dividends received deduction if certain conditions (including the requisite holding period) are satisfied. Dividends distributed to a non-corporate United States Holder will generally constitute “qualified dividend income” that under current law will be subject to United States federal income tax at long-term capital gain rates, if certain conditions (including the requisite holding period) are satisfied. If the requisite conditions are not satisfied, corporate United States Holders generally would be subject to United States federal income tax on the entire dividend amount; non-corporate United States Holders generally would be subject to United States federal income tax on such dividend at ordinary income tax rates instead of the reduced rates that apply to “qualified dividend income.”

The amount of any dividend paid in Canadian dollars will equal the United States dollar value of the Canadian dollars received calculated by reference to the exchange rate in effect on the date the dividend is received by you, regardless of whether the Canadian dollars are converted into United States dollars. If the Canadian dollars received as a dividend are converted into United States dollars on the date they are received, you generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the Canadian dollars received as a dividend are not converted into United States dollars on the date of receipt, you will have a basis in the Canadian dollars equal to their United States dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the Canadian dollars will be treated as United States source ordinary income or loss.

Dividends received by you generally will not be subject to United States withholding tax, but may be subject to Canadian withholding tax. In the event we pay any dividends, they will be treated as income from sources within the United States for purposes of the foreign tax credit rules under the Code. Accordingly, United States Holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, such United States Holders have an excess foreign tax credit limitation. The application of foreign tax credit rules is highly complex. A prospective investor is encouraged to consult its own tax advisors regarding all aspects of the application of those rules in this context.

Taxation of Capital Gains

For United States federal income tax purposes, you generally will recognize taxable gain or loss on any sale or exchange of Class A Subordinate Voting Shares in an amount equal to the difference between the amount realized for the Class A Subordinate Voting Shares and your tax basis in the Class A Subordinate Voting Shares. Such gain or loss will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Class A Subordinate Voting Shares for more than one year. Long-term capital gains of non-corporate United States Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by United States Holders will generally be treated as United States source gain or loss. Consequently, United States Holders may not be able to use the foreign tax credit arising from any Canadian tax imposed on the disposition of the Class A Subordinate Voting Shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. The application of foreign tax credit rules is highly complex. A prospective investor is encouraged to consult its own tax advisors regarding all aspects of the application of those rules in this context.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a United States Holder and to the proceeds of the sale or other disposition of the Class A Subordinate Voting Shares, unless the United States Holder is an exempt recipient. Backup withholding may apply to such payments if the United States Holder fails to provide a taxpayer identification number (generally, on a properly completed IRS Form W-9) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the United States Holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

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Non-U.S. Holder

The following discussion applies to you if you are a “non-U.S. holder.” For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Class A Subordinate Voting Shares that, for U.S. federal income tax purposes, is neither a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor:

●	an individual who is a citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof, or otherwise treated as such for U.S. federal income tax purposes;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (y) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions

As described in the section titled “Dividend Policy,” we have never declared nor paid cash dividends on our Class A Subordinate Voting Shares, and we do not currently anticipate paying any dividends on our Class A Subordinate Voting Shares. However, if we do make distributions on our Class A Subordinate Voting Shares, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Class A Subordinate Voting Shares, but not below zero, and then will be treated as gain from the sale of stock as described below under “-Gain on Disposition of Class A Subordinate Voting Shares.”

Subject to the discussions below regarding effectively connected income, backup withholding and Foreign Account Tax Compliance Act (“FATCA”), withholding, any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us or the applicable paying agent with an IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. We may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount to the extent provided for in the Treasury Regulations. A non-U.S. holder of Class A Subordinate Voting Shares may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds our Class A Subordinate Voting Shares through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, that are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax if you satisfy applicable certification and disclosure requirements, subject to the discussions below regarding backup withholding and FATCA withholding. In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying that such dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, generally are taxed at the same rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business also may be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our Class A Subordinate Voting Shares, including the application of any applicable tax treaties that may provide for different rules.

78

Gain on Disposition of Class A Subordinate Voting Shares

Subject to the discussions below regarding backup withholding and FATCA withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A Subordinate Voting Shares unless:

●	the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

●	you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	we are a United States real property interest by reason of our status as a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and either (i) the Company’s Class A Subordinate Voting Shares have ceased to be regularly traded on an established securities market or (ii) a non-U.S. holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, more than 5% of our Class A Subordinate Voting Shares.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a USRPHC in the future. If the third bullet point above applies to a non-U.S. holder, the non-U.S. holder generally will be taxed on its net gain derived from the disposition of Class A Subordinate Voting Shares at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). In addition, a buyer of such stock from a non-U.S. holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition.

If you are a non-U.S. holder described in the first bullet above, you generally will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular U.S. federal income tax rates applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our Class A Subordinate Voting Shares made to you may be subject to backup withholding at the applicable statutory rate (currently, 24%) unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed and signed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI (or successor form) or otherwise establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

79

Additional Withholding Requirements under the Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and other official IRS guidance issued thereunder, or, collectively, FATCA, generally impose a U.S. federal withholding tax of 30% on dividends on, and subject to the discussion below, the gross proceeds from a sale or other disposition of, our Class A Subordinate Voting Shares, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners) or otherwise establishes an exemption. A foreign financial institution must certify its compliance with FATCA by delivering a completed and signed IRS Form W-8BEN-E to us, along with such other documentation as may be required to establish such institution’s exemption from FATCA withholding.

FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion below, the gross proceeds from a sale or other disposition of, our Class A Subordinate Voting Shares paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners, or otherwise establishes an exemption. A non-financial foreign entity must certify its status as such and identify any substantial U.S. owners of the entity by delivering a completed and signed IRS Form W-8BEN-E to us, along with such other documentation as may be required to establish such entity’s exemption from FATCA withholding. The purpose of FATCA is to insure that foreign entities receiving payments from U.S. sources disclose all of their direct or indirect U.S. owners.

Proposed U.S. Treasury Regulations would eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of the Class A Subordinate Voting Shares, and may be relied upon by taxpayers until final regulations are issued.

The withholding tax under FATCA will apply regardless of whether the payment otherwise would be exempt from withholding tax, including under the exemptions described above for effectively connected income and under applicable tax treaties. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of FATCA withholding taxes. An intergovernmental agreement for FATCA between the United States and the non-U.S. holder’s country of residence may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our Class A Subordinate Voting Shares.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax considerations of purchasing, owning and disposing of our Class A Subordinate Voting Shares, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Up to 3,710,001 Resale Shares, including 1,236,667 Resale Shares issuable upon exercise of outstanding Sorbie Warrants, all of which are being registered for sale for the accounts of the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of the Resale Shares. We will bear all fees and expenses incident to this registration.

80

The selling shareholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale (if a public market exists), at varying prices determined at the time of sale, or at negotiated prices. All sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	sales pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of shares of common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed common stock in connection with such short sales. The selling shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares of common stock.

The selling shareholders may pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

81

The selling shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholders will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

LEGAL MATTERS

Certain legal matters related to the Class A Subordinate Voting Shares offered pursuant to this prospectus will be passed upon on behalf of the Company by DuMoulin Black LLP. Certain legal matters relating to United States law will be passed upon on behalf of the Company by Sheppard, Mullin, Richter & Hampton LLP

EXPERTS

The financial statements of Verses AI Inc. at March 31, 2025 and 2024, and for each of the two years in the period ended March 31, 2025, have been audited by M&K CPA’s, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the Class A Subordinate Voting Shares offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

We file annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including our Company. The address of the SEC website is www.sec.gov.

We also make filings with SEDAR+ which are available electronically at www.sedarplus.ca.

We also maintain a website at www.verses.ai/genius through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website addresses in this prospectus is an inactive textual reference only.

No dealer, salesperson, or other person has been authorized to give any information or to make any representation not contained in this prospectus, and, if given or made, such information and representation should not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the shares offered by this prospectus in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the facts set forth in this prospectus or in our affairs since the date hereof.

82

VERSES AI INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Verses AI, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Verses AI, Inc. and subsidiaries (the Company) as of March 31, 2025 and 2024 and the related consolidated statements of operations, comprehensive loss, shareholders’ deficiency, and cash flows for each of the two years in the period ended March 31, 2025 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has recurring net losses, a large accumulated deficit, and negative cash flows from operations which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated, or required to be communicated, to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

Due to the recurring net losses and negative cash flows from operations for the year, the Company evaluated the need for a going concern as listed in Note 1.

Auditing management’s evaluation of a going concern can be a significant judgement given the fact that the Company uses management estimates on future revenues and expenses which are not able to be substantiated.

To evaluate the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2024

The Woodlands, Texas

June 30, 2025, except for Note 25, as to which the date is July 14, 2025

F-2

VERSES AI INC.

Consolidated Balance Sheets

(Expressed in United States dollars)

As of March 31,	Notes	2025	2024
ASSETS
CURRENT
Cash and restricted cash	3	$4,816,906	$892,727
Accounts receivable		-	100,000
Deferred financing costs		118,546	80,993
Unbilled revenue	4, 5	-	1,252,076
Work in progress		6,654	-
Tax receivable		604,912	374,964
Prepaid expenses	14	636,064	794,351
		6,183,082	3,495,111
Due from related parties	9, 17	68,080	64,936
Equipment	7, 15	125,413	267,259
TOTAL ASSETS		$6,376,575	$3,827,306
LIABILITIES
CURRENT
Accounts payable	9	$2,036,916	$2,782,502
Accrued liabilities		41,736	82,500
Deferred grant	3	67,732	-
Deferred revenue		100,000	-
Promissory notes	16	-	2,000,000
Provision for legal claim	22	8,948,085	9,921,298
Restricted share unit liability	8	3,911,823	576,214
		15,106,292	15,362,514
Loans payable	7	139,039	140,904
TOTAL LIABILITIES		15,245,331	15,503,418
SHAREHOLDERS’ DEFICIENCY
Class A Subordinate Voting Shares, without par value: unlimited authorized; 7,825,571 and 3,205,319 issued and outstanding, respectively	11	105,477,150	62,472,187
Class B Proportionate Voting Shares, without par value: unlimited authorized; Nil and 370,370 issued and outstanding, respectively	11	-	-
Additional paid-in capital	8, 9, 12	15,891,737	13,342,560
Accumulated other comprehensive loss		(675,018)	(920,958)
Deficit		(129,562,625)	(86,569,901)
TOTAL SHAREHOLDERS’ DEFICIENCY		(8,868,756)	(11,676,112)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY		$6,376,575	$3,827,306

The accompanying notes are an integral part of these consolidated financial statements.

F-3

VERSES AI INC.

Consolidated Statements of Operations

For the years ended March 31,

(Expressed in United States dollars)

	2025		2024
REVENUE		$155,000	$1,966,731
COST OF REVENUE (excluding depreciation)		(631,691)	(1,699,170)
GROSS PROFIT		(476,691)	267,561

Operating expenses:
Selling, general and administrative expenses		(41,301,237)	(40,407,718)

OPERATING INCOME (EXPENSE)		(41,777,928)	(40,140,157)

Other income/(expense), net		(1,214,796)	(11,950,989)

LOSS BEFORE INCOME TAXES		(42,992,724)	(52,091,146)

Income Taxes		-	(2,513)

NET LOSS		(42,992,724)	(52,093,659)
Loss Per Class A Subordinate Voting Shares - Basic and Diluted		$(5.49)	$(9.44)
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$	Nil	$(22.50)
Class A Subordinate Voting Shares used in computing earnings per share - Basic and Diluted		7,825,570	3,205,324
Class B Proportionate Voting Shares used in computing earnings per share - Basic and Diluted		-	370,370

The accompanying notes are an integral part of these consolidated financial statements.

F-4

VERSES AI INC.

Consolidated Statements of Comprehensive Loss

For the years ended March 31,

(Expressed in United States dollars)

	2025	2024
Net Loss	(42,992,724)	(52,093,659)

Change in foreign currency translation	245,940	(284,431)

NET COMPREHENSIVE LOSS	$(42,746,784)	$(52,378,090)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

VERSES AI INC.

Consolidated Statements of Shareholders’ Deficiency

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

	Number of Class B Proportionate Voting Shares	Number of Class A Subordinate Voting Shares	Share Capital	Additional paid-in capital	Obligation to Issue Shares	Accumulated Other Comprehensive Loss	Deficit	Total Shareholders’ Deficiency
Balance, March 31, 2023	370,370	2,066,887	$30,264,179	$5,606,507	$83,456	$(636,527)	$(34,476,242)	$841,373
Exercise of options and warrants	-	516,635	11,042,575	(1,119,662)	(83,456)	-	-	9,839,457
Issuance of Units for cash (net)	-	182,520	5,898,785	697,807	-	-	-	6,596,592
Conversion of convertible debentures (net)	-	161,950	5,601,372	-	-	-	-	5,601,372
Shares issued for services	-	1,852	61,049	-	-	-	-	61,049
Stock options granted	-	-	-	6,934,678	-	-	-	6,934,678
Modification of finders’ warrants	-	-	-	440,604	-	-	-	440,604
Special warrants converted to shares (net)	-	243,068	8,380,426	782,626	-	-	-	9,163,052
Issuance of shares for settlement	-	7,407	198,801	-	-	-	-	198,801
SAFE conversion to shares	-	25,000	1,025,000	-	-	-	-	1,025,000
Foreign exchange difference	-	-	-	-	-	(284,431)	-	(284,431)
Net loss	-	-	-	-	-	-	(52,093,659)	(52,093,659)
Balance, March 31, 2024	370,370	3,205,319	$62,472,187	$13,342,560	$-	$(920,958)	$(86,569,901)	$(11,676,112)
Exercise of options and warrants	-	174,246	4,039,332	(1,075,242)	-	-	-	2,964,090
Stock options granted	-	-	-	2,221,908	-	-	-	2,221,908
Conversion of Class B Proportionate Voting shares into Class A Subordinate Voting shares	(370,370)	2,314,815	-	-	-	-	-	-
Shares issued for services	-	1,852	49,714	-	-	-	-	49,714
Special warrants converted to shares (net)	-	503,704	7,886,149	239,684	-	-	-	8,125,833
Issuance of Units for cash (net)	-	1,013,413	17,791,738	1,162,827	-	-	-	18,954,565
Conversion of convertible debentures (net)	-	510,370	11,126,864	-	-	-	-	11,126,864
RSU settlement	-	101,852	2,111,166	-	-	-	-	2,111,166
Net loss	-	-	-	-	-	245,940	(42,992,724)	(42,746,784)
Balance, March 31, 2025	-	7,825,571	$105,477,150	$15,891,737	$-	$(675,018)	$(129,562,625)	$(8,868,756)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

VERSES AI INC.

Consolidated Statements of Cash Flows

For the years ended March 31, 2025 and 2024

(Expressed in United States dollars)

For the year ended	2025	2024
Cash provided by (used in):
OPERATING ACTIVITIES
Net loss	$(42,992,724)	$(52,093,659)
Adjustments to reconcile net losses to net cash used in operating activities:
Depreciation	172,425	261,747
Interest due from related parties loan	(3,144)	-
Provision for legal claim	(848,213)	9,921,298
Provision for contract settlement	1,252,076	-
Provision for losses on related party transactions	479,808	1,872,334
Accretion expense	-	203,918
Interest expense	1,953,499	348,441
Issuance of advisory Units and warrants for services	49,714	61,049
Share based payments	7,679,205	7,850,119

Changes in operating assets and liabilities:
Accounts receivable	100,000	(65,000)
Contract assets and unbilled revenue	(6,654)	98,359
Tax receivable	(229,948)	(170,149)
Prepaid expenses	158,287	648,326
Deferred financing costs	(37,553)	(80,993)
Legal claim payments	(125,000)	-
Accounts payable and accrued liabilities	(792,865)	1,615,703
Deferred revenue	100,000	(65,000)
Net cash used in operating activities	(33,091,087)	(29,593,507)
INVESTING ACTIVITIES
Due from related parties	(479,808)	(1,070,582)
Investment in equipment	(30,579)	(185,155)
Net cash used in investing activities	(510,387)	(1,255,737)
FINANCING ACTIVITIES
Deferred grant	67,732	-
Repayments of loans	(2,007,106)	(7,752)
Proceeds from issuance of promissory notes	-	2,000,000
Proceeds from issuance of equity instruments	2,951,695	9,839,457
Proceeds from issuance of Units	29,272,271	17,518,269
Private placement issuance costs	(2,179,478)	(1,697,576)
Proceeds from issuance of convertible debentures	10,000,000	-
Convertible debentures issuance costs	(446,682)	-
Lease payments	-	(113,978)
Net cash provided by financing activities	37,658,432	27,538,420
Foreign exchange effect on cash	(132,779)	(193,730)
Net change in cash during the year	3,924,179	(3,504,554)
Cash, beginning of the year	892,727	4,397,281
Cash, end of the year	$4,816,906	$892,727

Supplemental cash flow information (Note 19).

The accompanying notes are an integral part of these consolidated financial statements.

F-7

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

1. NATURE OF BUSINESS AND GOING CONCERN

Chromos Capital Corp. was incorporated under the Business Corporations Act (British Columbia) on November 19, 2020. On June 17, 2021, Chromos Capital Corp. changed its name to Verses Technologies Inc. On March 31, 2023, Verses Technologies Inc. changed its name to Verses AI Inc. (“VAI”, “VERSES” or the “Company”).

VERSES is a cognitive computing company specializing in next generation intelligence software systems. We are primarily focused on developing an intelligence-as-a-service smart software platform, Genius. Our business is based on the vision of the “Spatial Web” – an open, hyper-connected, context-aware, governance-based network of humans, machines and intelligent agents. Our ambition is to build tools that enable the Spatial Web and to become a leader in the transition from the information age to the intelligence age.

On June 28, 2022, the Subordinate Class A shares of the Company were listed and started trading on the NEO Exchange in Canada (“NEO”) (“Listing”) under the symbol “VERS”.

On October 4, 2022, the Company announced that the Company’s Class A shares have commenced trading on the OTCQX® Best Market, an over-the-counter public market in the United States, under the ticker symbol “VRSSF”. VERSES will continue to trade on the NEO Exchange in Canada, as its primary listing.

On July 20, 2023, the Company was downgraded from the OTCQX and started trading on OTCQB® Venture Market under the same ticker symbol “VRSSF”.

The Company’s head office and registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3, Canada.

For the year ended March 31, 2025, the Company incurred a net loss of $42,992,724 (2024 - $52,093,659) which was primarily funded by the issuance of Units, convertible debenture, special warrants, and exercises of options and warrants. As of March 31, 2025, the Company has an accumulated deficit of $129,562,625 (2024 - $86,569,901). The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs and working capital deficit.

The ability of the Company to raise additional sufficient capital to carry operations are conditional, in part, on the progress of its technology development and continued investor support. The material uncertainty of these items and conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to raise additional capital to continue as a going concern. In such circumstances, the Company would be required to realize its assets and discharge its liabilities outside of the normal course of business, and the amounts realized could differ materially from those reflected in these consolidated financial statements.

F-8

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of presentation

The consolidated financial statements include the accounts of VERSES AI Inc. and its wholly owned subsidiaries (“Subsidiaries”) (collectively “VERSES” or the “Company”) have been prepared in accordance with U.S generally accepted accounting principles (“GAAP”) as defined by the Financial Accounting Standards Board (FASB).

b)	Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned Subsidiaries. The results of the Subsidiaries will continue to be included in the consolidated financial statements of the Company until the date that the Company’s control over the Subsidiaries ceases. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany transactions are eliminated on these consolidated financial statements.

Details of the Company’s Subsidiaries at March 31, 2025 and March 31, 2024 are as follows:

Name	Place of Incorporation	March 31, 2025 Interest	March 31, 2024 Interest
Verses Technologies USA, Inc. (formerly Verses Labs Inc.) (“VTU”)	Wyoming, USA	100%	100%
Verses Operations Canada Inc. (“VOC”)	British Columbia, CA	100%	100%
Verses Logistics Inc. (“VLOG”)	Wyoming, USA	100%	100%
Verses Realities Inc. (“VRI”)	Wyoming, USA	100%	100%
Verses Inc. (“VINC”)	Wyoming, USA	100%	100%
Verses Health Inc. (“VHE”)	Wyoming, USA	100%	100%
Verses Global BV (“VBV”)	Netherlands	100%	100%
Verses Solutions Inc (“VSI”)	Wyoming, USA	100%	Nil

c)	Significant accounting estimates and judgments

The preparation of these consolidated financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. These consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions, and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual outcomes could differ from these estimates.

F-9

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

c)	Significant accounting estimates and judgments (continued)

Significant assumptions about the future that management has made and other sources of estimation uncertainty at the reporting date, which could result in a material adjustment to the carrying amounts of assets and liabilities, in the event that actual results differ from assumptions made, relate to the following:

Critical accounting estimates

●	Equipment – The Company reviews its estimate of the useful lives of depreciable assets at each reporting date, based on the expected remaining useful life of the assets. Uncertainties in these estimates relate to technical obsolescence that may change the utilization of equipment.

●	Recoverability of accounts receivable, contracts assets, and unbilled revenues, and allowance for credit loss – The Company provides an allowance for expected credit losses based on an assessment of the recoverability of accounts receivable. Allowances are applied to accounts receivable at initial recognition based on the probability of default. Management analyzes its debts, customer concentrations, customer creditworthiness, current economic trends, and changes in customer payment terms when making a judgment to evaluate the adequacy of the allowance for expected credit losses. Where the expectation is different from the original estimate, such difference will impact the carrying value of accounts receivable.

●	Functional currency – The determination of the functional currency of each entity within the Company requires management judgment in determining the currency that mainly influences the sale price of services and costs of providing services.

●	Revenue recognition – When the Company enters into an agreement for software development which is longer in nature (longer than 1 year), the Company records a contract asset which is representative of receivables from the agreements not yet billed to the customer. Significant judgment is made to determine the performance obligations and whether each performance obligation is satisfied at a point in time or over the term of the contracts.

●	Going concern – The assessment of the Company’s ability to continue as a going concern. The determination that the Company will be able to continue as a going concern is subject to critical judgments of management with respect to assumptions surrounding the short and long-term operating budget and financing activities. Should these judgments prove to be inaccurate, management’s continued use of the going concern assumption may be inappropriate.

d)	Cash and cash equivalents

Cash include cash on hand, demand deposits with financial institutions, and other short-term, highly liquid investments that are readily convertible to known amounts of cash and subject to an insignificant risk of change in value.

e)	Foreign currency translation

The accompanying consolidated financial statements are presented in United States dollars (“$”), unless otherwise indicated.

The functional currency is the currency of the primary economic environment in which an entity operates and may differ from the currency in which the entity enters transactions. The functional currency of VAI and VOC is the Canadian dollar (“CAD”) (“CAD$”). The functional currency of VTU, VLOG, VRI, VINC, VHE, and VSOL is the United States dollar (“USD”) (“$”). The functional currency of VBV is the Euro (“€”).

Transactions in currencies other than the functional currency are translated to the functional currency at exchange rates prevailing on the dates of the transactions. Monetary assets and liabilities that are denominated in currencies other than the functional currency are translated to the functional currency using the exchange rate prevailing on the date of the consolidated statement of financial position, while non-monetary assets and liabilities are translated at historical rates.

F-10

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

e)	Foreign currency translation (continued)

Exchange gains and losses arising from the translation of foreign currency-denominated transactions or balances are recorded as a component of profit or loss in the period in which they occur.

The results of operations and financial position of each subsidiary where the functional currency is different from the presentation currency are translated as follows: assets and liabilities for each consolidated statement of financial position presented are translated at the closing rate at the date of that consolidated statement of financial position, expenses are translated at the average exchange rate each month, all resulting exchange differences are recognized in accumulated other comprehensive income (loss).

f)	Income taxes

Income tax on the profit or loss for the periods presented comprises current and deferred tax. Income tax is recognized in profit or loss, except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax expense is the expected tax payable on the taxable income for the year, calculated using tax rates enacted at year-end, adjusted for amendments to tax payable with regard to previous years.

Deferred tax is determined using the liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amounts of assets and liabilities, using tax rates enacted or substantively enacted at the financial position reporting date applicable to the period of expected realization or settlement.

Deferred tax asset is recognized only to the extent that it is more likely than not that future taxable profits will be available against which the asset can be utilized. Where appropriate, the Company records a valuation allowance with respect to a future tax benefit.

Deferred income tax is provided on temporary differences arising on investments in subsidiaries and associates except, in the case of subsidiaries, where the timing of the reversal of the temporary difference is controlled by the Company and it is probable that the temporary difference will not reverse in the foreseeable future.

g)	Share capital

Equity instruments are contracts that give a residual interest in the net assets of the Company. Financial instruments issued by the Company are classified as equity only to the extent that they do not meet the definition of a financial asset or financial liability. The Company’s Subordinate Voting Shares and share purchase warrants are classified as equity instruments. Incremental costs directly attributable to the issue of new shares or warrants are shown in equity as a deduction, net of tax, from the proceeds.

Proceeds from the exercise of warrants are recorded as share capital in the amount for which the warrant enabled the holder to purchase a share in the Company. Any previously recorded share-based payment included in the additional paid-in capital account is transferred to share capital upon the exercise of warrants. Share capital issued for non-monetary consideration is valued at the closing CBOE Canada (Canadian stock exchange) market price at the date of issuance. The proceeds from the issuance of Units are allocated between Subordinate Voting Shares and warrants using the relative fair value method. Under this approach, the total proceeds are allocated to each component based on their relative fair values at the time of the financing. The fair value of the Subordinate Voting Shares and the fair value of the warrants are determined independently, and the proceeds are then proportionally allocated to share capital and warrants reserve accordingly.

F-11

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

g)	Share capital (continued)

Upon expiration, any value attributed to warrants and stock options remains in the additional paid-in capital.

Amounts recorded to obligation to issue shares are from contracts that give rise to a commitment for the Company to issue shares such as subscriptions received in advance for a specific private placement and special warrants that convert into shares.

h)	Share-based payments

The Company has an omnibus equity incentive plan for stock options, restricted share Units (“RSUs”), performance share Units (“PSUs”), and deferred share Units (“DSUs”), which are described in note 8. The Company grants equity-settled share-based awards to directors, officers, employees, and consultants.

Share-based payments to employees and others providing similar services are measured at the estimated fair value of the instruments issued on the grant date and expensed over the vesting periods. The fair value of equity-settled share options granted to employees is recognized as an expense over the vesting period with a corresponding increase in equity. An individual is classified as an employee when the individual is an employee for legal or tax purposes (direct employee) or provides services similar to those performed by a direct employee, including directors of the Company.

Amounts recorded to additional paid-in capital represent the value of equity-based transactions other than share capital, and include stock options, warrants, and the equity component of convertible debt.

For share-based payment awards granted to employees, we estimate the fair value of stock options on the grant date using the Black-Scholes option-pricing model, applying standard assumptions for expected volatility, expected term, risk-free interest rate, and expected dividends. We use the “plain vanilla” model and compensation expense is recognized on a graded vesting basis over the vesting period of the award. The amount of expense recognized reflects the number of awards that are expected to vest. We revise our estimates of forfeitures, if necessary, in subsequent periods and recognize the cumulative effect of any changes in the current period.

The fair value of share-based payments to non-employees are based on the fair value of the goods or services received. If the Company cannot reliably estimate the fair value of the goods or services received, the Company measures their value, and the corresponding increase in equity, indirectly, by reference to the fair value of the equity instruments granted at the date the Company receives the goods or services.

i)	Loss per share

Basic loss per share is computed by dividing net loss attributable to Subordinate Voting Shares shareholders by the number of Subordinate Voting Shares outstanding during the period. Diluted earnings per share is computed similar to basic loss per share, except that the number of shares outstanding is increased to include additional shares for the assumed exercise of stock options and warrants, if dilutive. The Company applies the treasury stock method in calculating diluted earnings per share, which assumes that outstanding stock options and warrants were exercised and that the proceeds from such exercises were used to acquire Subordinate Voting Shares at the average market price during the reporting periods. Diluted loss per share excludes all dilutive potential Subordinate Voting Shares, as their effect would be anti-dilutive.

For the year ended March 31, 2025, 2,095,224 (2024 - 878,061) warrants, 770,995 stock options (2024 - 542,454), and 685,373 (2024 - 24,075) RSUs were not included in the calculation of diluted earnings per share as their inclusion was anti-dilutive.

F-12

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

j)	Related party transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services, or obligations between related parties.

k)	Financial instruments

(i) Impairment of financial assets at amortized cost

The Company recognizes an allowance for credit losses on financial assets carried at amortized cost. The allowance is based on management’s estimate of current expected credit losses (CECL) over the contractual term of the asset, considering historical experience, current conditions, and reasonable and supportable forecasts. The Company evaluates the allowance at each reporting date and records any necessary adjustments through earnings as a credit loss expense. Changes in expected credit losses, including both increases and reversals, are recognized in the income statement in the period in which they occur. The full lifetime expected credit loss is recorded upon initial recognition of the financial asset and reassessed regularly based on changes in credit risk and economic outlook.

(ii) Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity. Gains and losses on derecognition are recognized in profit or loss.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or expire.

The Company also derecognizes a financial liability when its terms are modified and the cash flows of the modified liability are substantially different. In this case, a new financial liability based on the modified terms is recognized at fair value.

l)	Government assistance

Government assistance consists of grants received under the Horizon Europe program, administered under the authority of the European Commission.

In accordance with U.S. GAAP, the Company accounts for government grants by analogy to ASC 958-605 (Not-for-Profit Entities – Revenue Recognition), as there is no specific guidance for business entities. Under this approach, government assistance is recognized when the related conditions have been substantially met and receipt of the funds is reasonably assured.

The grant is intended to compensate for specific operating expenses, the assistance is recognized as other income on a systematic basis in the same period in which the related expenses are incurred.

m)	Research and development

The Company incurs costs on activities that relate to research and development of new and existing products. The Company expenses all research and development costs as incurred. Development costs of the Company’s products are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers.

n)	Revenue recognition

The Company’s revenue is primarily derived from licensing its applications to customers, providing customization to its core software and performing ongoing maintenance and consulting services.

F-13

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

n)	Revenue recognition (continued)

The Company recognizes revenue in accordance with ASC 606, “Revenue From Contracts With Customers,” which follows a five-step model to assess each contract of a contract with a customer: (i) identify the legally binding contract, (ii) identify the performance obligations, (iii) determine the transaction price, (iv) allocate the transaction price, and (v) determine whether revenue will be recognized at a point in time or over time. Revenue is recognized when a performance obligation is satisfied and the customer obtains control of promised goods and services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods and services.

The Company’s performance obligations are satisfied over time or at a point in time depending on the transfer of control to the customer.

Software arrangements

Revenue from software arrangements that provide the Company’s customers with the right to use the software without any significant development or integration work is recognized at the time of delivery. Revenue from fixed-price software arrangements and software customization contracts that require significant production, modification, or customization of software is recognized over time using the cost input method as the services are rendered from time and materials contracts. If cost input method is not used, the Company recognizes the module customization revenue upon final installation of the modules and acceptance by the customers.

Revenue from Software as a service (“SaaS”) arrangements provide the Company’s customers with the right to access a cloud-based environment that the Company provides and manages and the right to receive support and to use the software; however, the customer does not have the right to take possession of the software. Revenue from SaaS arrangements are generally recognized ratably over the contract term, using the time elapsed output method, commencing on the date an executed contract exists and the customer has the right-to-use and access to the software. Substantially, all of the Company’s subscription service arrangements are non-cancellable and do not contain refund-type provisions.

Contract balances

The timing of revenue recognition, billing, and cash collections results in accounts receivable, contract assets, unbilled revenue, and deferred revenue on the consolidated statement of financial position.

Unbilled revenues are recognized when revenue is recognized in excess of billings or when the Company has a right to consideration and that right is conditional to something other than the passage of time. Contract assets are subsequently transferred to accounts receivable when the right to payment becomes unconditional.

o)	Deferred revenue

Deferred revenue is recognized when payments received from customers are in excess of revenue recognized. Deferred revenue is subsequently recognized in revenue when the Company satisfies its performance obligations. Contract assets and deferred revenue are reported in a net position on a contract-by-contract basis at the end of each reporting period.

p)	Cost of revenue

Cost of revenue includes expenses incurred for development of applications and consists of labour costs of technical staff, other direct costs, and hosting services, but excludes depreciation costs.

F-14

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

q)	Impairment of long-lived assets

The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets.

An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable.

The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available.

The Company assessed potential impairments of its long-lived assets as of March 31, 2025 and concluded that there was no impairment to be recorded during the year ended March 31, 2025.

r)	Equipment

Equipment is measured at cost, which includes capitalized borrowing costs, less accumulated depreciation and any accumulated impairment losses.

Any gain or loss on disposal of an item of equipment is recognized in profit or loss.

Depreciation is calculated to write off the cost of items of equipment less their estimated residual values using the straight-line method over their estimated useful lives, and is generally recognized in profit or loss. The estimated useful lives of equipment is three years. Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term.

Depreciation methods, useful lives, and residual values are reviewed at each reporting date and adjusted if appropriate.

3. DEFERRED GRANT

The Company’s subsidiary, VBV, entered into a grant agreement (alongside other beneficiaries) with the Horizon Europe, which is delegated under the European Commission, to provide technical expertise on artificial intelligence.

Under the grant agreement, VBV received $226,877 (€209,056) on July 24, 2024, upon the execution of the agreement. The funds under this agreement are to reimburse the Company for amounts spent on the project. The Company is required to submit their costs incurred related to the project and only approved expenses under the project are reimbursed.

Of the expenses incurred, $17,944 (2024 - $Nil) are outstanding in accounts payable and accrued liabilities, with $67,732 (2024 - $Nil) remaining in restricted cash. Grant income of $156,885 (2024 - $154,709) was recognized for the year ended March 31, 2025.

	March 31, 2025	March 31, 2024
Balance, beginning of the year	$-	$-
Grant received	226,877	154,709
Expenses on the project	(156,885)	(154,709)
Exchange difference	(2,260)	-
Balance, end of the year	$67,732	$-

F-15

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

4. REVENUE

The Company recognized revenues from contracts with customers in accordance with the following timing under ASC 606 Revenue from Contracts with Customers.

	Year ended
	March 31,
	2025	2024
Recognized at a point in time (1)	$155,000	$218,600
Recognized over the duration of contracts (2)	-	1,748,131
Total	$155,000	$1,966,731

(1)	Includes revenues from completed Proof of Concept contracts (“POCs”) and software implementation services.

(2)	Includes revenue from Software as a Service (“SaaS”).

On August 14, 2024, the Company announced the existing SaaS contract with its customer was terminated by both parties. As a result, the Company has not recognized any revenues related to SaaS services in the current year, and has recorded a provision for the contract settlement for $1,252,076 (Note 5).

5. UNBILLED REVENUE

The Company’s contract assets and unbilled revenues are summarized as follows:

Unbilled revenue
Balance, March 31, 2023	$1,193,945
Additions	1,108,131
Invoiced	(1,050,000)
Costs recognized	-
Balance, March 31, 2024	$1,252,076
Additions	-
Provision for contract settlement (Note 4)	(1,252,076)
Balance, March 31, 2025	$-

F-16

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

6. COST OF REVENUE

The Company’s cost of revenue is summarized as follows:

	Year ended
	March 31,
	2025	2024
Cost of Revenue from POCs and software implementation	$145,000	$714,458
Cost of Revenue from SaaS	-	984,712
Provision for estimated loss on contract	486,691	-
	$631,691	$1,699,170

Included in accrued liabilities is a provision of $486,691 related to the estimated loss under the Analog – VERSES Framework Agreement. The provision reflects management’s best estimate of the expected loss as of the reporting date, based on currently available information. The Company will continue to monitor this obligation and adjust the provision as necessary if further information becomes available or conditions change.

7. LOANS PAYABLE

Loan activity consisted of the following:

For the year ended	March 31, 2025	March 31, 2024
Balance, beginning of the year	$140,904	$143,331
Repayment	(7,106)	(7,752)
Interest expense	5,241	5,325
Balance, end of the year	$139,039	$140,904

On June 5, 2020, the Company received a $142,400 loan from the U.S. Small Business Administration. The loan is secured by all tangible and intangible personal property of VTU, and bears interest of 3.75% per annum and requires monthly payments of $646 starting in June 2021 with a maturity of 30 years.

In the year ended March 31 2025, the Company incurred and additional interest expenses of $6,515 (March 31, 2024 - $nil) regarding the financing of the Directors and Officers insurance payment (“D&O”).

In the year ended March 31 2025, the Company did not incur ay interest expenses (March 31, 2024 - $5,105) regarding the lease payments.

8.	SHARE BASED PAYMENTS

a)	Stock Options

The Company has an Omnibus Equity Incentive Plan (the “Plan”) available to employees, directors, officers, and consultants with grants under the Plan approved from time to time by the Board of Directors. Under the Plan, the Company is authorized to issue options to purchase an aggregate of up to 25% of the Company’s issued and outstanding Subordinate Voting Shares. Each option can be exercised to acquire one Subordinate Voting Share of the Company. The exercise price for an option granted under the Plan may not be less than the market price at the date of grant.

F-17

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a)	Stock Options (continued)

Options to purchase Subordinate Voting Shares have been granted to directors, employees, and consultants as follows:

Expiry date	Weighted Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
June 16, 2027	2.21	21.60	15.02	103,703
September 16, 2027	2.46	27.00	18.78	19,072
April 28, 2028	3.08	44.55	30.99	3,703
December 15, 2028	3.71	32.91	22.89	352,615
December 23, 2028	3.73	30.51	21.22	136,290
April 15, 2029	4.04	30.78	21.41	9,071
July 3, 2029	4.26	29.01	20.18	146,430
	3.59	30.09	20.93	770,884

(1)	Converted at balance sheet rate.

A summary of the Company’s stock options as at March 31, 2025, and changes for the years then ended is as follows:

	Number of stock options	Weighted Average Exercise Price (CAD$)	Weighted Average Exercise Price (USD$ equivalent) (1)
Outstanding, March 31, 2023	258,516	21.68	15.08
Granted	370,365	36.53	25.41
Exercised	(86,547)	19.94	13.87
Outstanding, March 31, 2024	542,334	$32.09	$22.32
Granted	364,099	27.39	19.05
Exercised	(51,235)	23.22	16.15
Cancelled	(84,314)	35.37	24.60
Outstanding, March 31, 2025	770,884	30.10	20.94
Exercisable, March 31, 2025	511,487	$29.92	$20.81

(1)	Converted at balance sheet rate.

During the year ended March 31, 2025:

-	27,954 stock options at an average exercise price of CAD$33.24 ($23.12 at balance sheet rate) belonging to inactive employees were cancelled according to the Plan. The original fair value of these stock options of $274,005 was reclassified from additional paid-in capital to share based payments upon cancellation.

-	56,360 options at an exercise price of CAD$36.45 ($25.35 at balance sheet rate) belonging to an employee were cancelled. The original fair value of these stock options of $1,142,294 was reclassified from additional paid-in capital to share based payments upon cancellation.

F-18

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a)	Stock Options (continued)

On December 23, 2024, the Company granted 49,444 stock options to employees and independent contractors of the Company with an exercise price of CAD$30.51($21.22 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $792,184, of which $269,359 is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$30.51	$21.20
Risk-free interest rate	3.04%	3.04%
Expected life	5 years	5 years
Expected volatility	100%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$23.06	$16.02

On December 23, 2024, the Company granted 59,259 stock options to strategic consultants of the Company with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 33.33% of the stock options vested on the grant date and 33.33% will vest every 6 months after the grant date. The Company also granted 27,593 stock options to strategic consultants of the Company with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 25% vests on the date that is one (1) year from the Vesting Start Date and 6.25% vests at the end of each full quarter thereafter.

The stock options were fair revalued at $1,141,535, of which $602,371 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.16
Risk-free interest rate	2.61%	2.61%
Expected life	5 years	5 years
Expected volatility	121.6%	122%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$18.91	$13.14

On October 9, 2024, the Company granted 56,361 stock options to an employee with an exercise price of CAD$14.31 ($9.95 at balance sheet rate), expiring in December 2028, where 100% vested on the grant date. The stock options were fair valued at $420,029, which is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$14.31	$10.45
Risk-free interest rate	3.07%	3.07%
Expected life	4.2 years	4.2 years
Expected volatility	100.0%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$10.20	$7.45

F-19

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a)	Stock Options (continued)

On July 3, 2024, the Company granted 85,682 stock options to employees and independent contractors of the Company with a weighted average exercise price of CAD$29.10 ($20.24 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $1,376,157, of which $629,973 is recognized in the current year using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$28.89	$21.19
Risk-free interest rate	3.57%	3.57%
Expected life	5 years	5 years
Expected volatility	100.0%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Weighted average grant date fair value per option	$21.87	$16.04

On July 3, 2024, the Company granted 74,073 stock options to strategic consultants of the Company with an exercise price of CAD$28.89 ($20.10 at balance sheet rate), expiring in 5 years, where 33.33% stock options vested on the grant date and 33.33% will vest every 6 months after the grant date. The stock options were fair revalued at $870,657, of which $912,939 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	5 years	5 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$16.90	$11.75

On April 15, 2024, the Company granted 4,260 stock options to employees and independent contractors of the Company with a weighted average exercise price of CAD$33.86 ($23.55 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter. The stock options were fair valued at $72,423, of which $34,349 is recognized in the current year using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$30.78	$22.36
Risk-free interest rate	3.77%	3.77%
Expected life	5 years	5 years
Expected volatility	100%	100%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$23.13	$16.81

F-20

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

a)	Stock Options (continued)

On April 15, 2024, the Company granted 7,427 stock options to strategic consultants with an average exercise price of CAD$30.80 ($21.42 at balance sheet rate) and expiration in 5 years. Of these, 1,859 vested on the grant date, 555 on May 1, 2024, and 555 at the beginning of every calendar month thereafter. The remaining 21 stock options will vest 33.33% every 6 months after the grant date.

For the year ended March 31, 2025, the Company recognized $93,938 as share-based payment for stock options granted in April 2024 for strategic consultants of the Company. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	4.3 years	4.3 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$17.54	$12.20

On December 15, 2023, the Company granted 347,952 stock options to employees and strategic consultants of the Company with an exercise price of CAD$36.45 ($25.35 at balance sheet rate), expiring in 5 years, where 173,186 stock options are vested on the grant date, based on previous commitments, and 6.25% every subsequent quarter.

For the year ended March 31, 2025, the Company recognized $722,860 as share-based payment for stock options granted in December 2023 using the graded vesting method over the vesting period.

On December 15, 2023, the Company granted 18,716 stock options to strategic consultants with an exercise price of CAD$36.45 ($25.35 at balance sheet rate). The options expire in 5 years, and 33.33% vested on December 30, 2024, and 33.33% every 6 months thereafter.

For the year ended March 31, 2025, the Company derecognized $16,979 as share-based payment for stock options granted in December 2023. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	3.7 years	3.7 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$16.57	$11.53

F-21

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)
a)	Stock Options (continued)

On April 28, 2023, the Company granted 3,704 stock options to a strategic consultant with an exercise price of CAD$44.55 ($30.99 at balance sheet rate). The options expire in 5 years, with 1,852 vesting 6 months after the grant date and 1,852 vesting 12 months after the grant date.

For the year ended March 31, 2025, the Company derecognized $30,631 as share-based payment for stock options granted in April 2023 for strategic consultants of the Company. The fair value of stock options is estimated using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at revaluation date	$23.25	$16.17
Risk-free interest rate	2.47%	2.47%
Expected life	3.1 years	3.1 years
Expected volatility	121.6%	121.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Revaluation date fair value per option	$14.65	$10.19

b)	Restricted Shares Units

Included in the Plan, the Company may grant RSUs to employees, directors, officers, and consultants. The RSUs can be settled at the election of the holder for Subordinate Voting Shares, cash, or a combination of Subordinate Voting Shares and cash. The RSUs were determined to be a liability instrument, and the fair value will be recognized as an expense using the graded vesting method over the vesting period.

At March 31, 2025, the balance of 6,173 RSUs granted in the year ended March 31, 2023, were revalued based on the market price of one Subordinate Voting Share on the revaluation date, and the Company derecognized $163,211 as share-based payment for RSUs in the year.

On March 04, 2025, 80,247 of the RSUs granted in December 2024, were settled into Subordinate Voting Shares (Note 11).

On February 25, 2025, 9,259 of the RSUs granted in December 2024, were settled into Subordinate Voting Shares (Note 11).

On December 27, 2024, 12,346 of the RSUs granted in the year ended March 31, 2023, were settled into Subordinate Voting Shares (Note 11).

On December 23, 2024, the Company granted 296,296 RSUs to strategic consultants of the Company with no exercise price, expiry date of 10 years from the grant date, where 89,506 vested on the grant date, 46,297 will vest in July 2025, 46,297 will vest in July 2026, 1,850 will vest monthly for 48 months, 12,345 will vest 50% every 6 months after the grant date, 7,408 will vest 33.33% after 1 year of the grant date and 33,33% every year afterwards, and 92,593 will vest according to the completion of specific milestones.

For the year ended March 31, 2025, the Company revalued the RSUs granted on December 23, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $2,621,935 as share-based payment for RSUs in the year.

On October 9, 2024, the Company cancelled 5,926 RSUs belonging to an employee. The original fair value of these RSUs of $12,717 was reclassified from RSU liability to share based payments upon cancellation.

F-22

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

b)	Restricted Shares Units (continued)

On September 13, 2024, the Company granted 74,074 RSUs a director of the Company (Note 9), with no exercise price, expiry date of 10 years from the grant date, vesting 24,691 within one year of the grant date and 8.33% every three months afterwards.

For the year ended March 31, 2025, the Company revalued the RSUs granted on September 13, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $439,973 as share-based payment for RSUs in the year.

On July 3, 2024, the Company granted 359,817 RSUs to a strategic consultant (1,852), directors (16,668) (Note 9), and employees (341,297). The RSUs have no exercise price, expire 10 years from the grant date, and vest 33.33% within one year of the grant date and 33.33% every year thereafter.

For the year ended March 31, 2025, the Company revalued the RSUs granted on July 3, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $2,609,543 as share-based payment for RSUs in the year.

On June 20, 2024, the Company granted 37,037 RSUs to a strategic investor of the Company, with no exercise price, expiry date of 10 years from the grant date, vesting equal installments of 370 RSUs for every CAD$100,000 ($69,560 at balance sheet rate) in revenue derived by the Company from commercial agreements it enters into with affiliates of the strategic investor. No value was attributed to these RSUs, as the vesting is still uncertain.

On April 15, 2024, the Company granted 1,852 RSUs to a strategic consultant. The RSUs have no exercise price, expire 10 years from the grant date, and vest 100% on the grant date.

For the year ended March 31, 2025, the Company revalued the RSUs granted on April 15, 2024 based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $29,948 as share-based payment for RSUs in the year.

On November 15, 2023, the Company granted 5,556 RSUs to a strategic consultant of the Company, with no exercise price, expiry date of 10 years from the grant date, vesting 33.33% on the grant date, 33.33% on December 28, 2023, and 33.33% on March 28, 2024.

For the year ended March 31, 2025, the Company revalued the RSUs granted on November 15, 2023 based on the market price of one Subordinate Voting Share on the revaluation date. The Company derecognized $68,175 as share-based payment for RSUs in the year.

During the year ended March 31, 2023, 18,519 RSUs were granted to a director of the Company (Note 9). They have no exercise price, expire 10 years from the grant date, and vest 1/3 on the first anniversary of the Listing and 1/3 each subsequent anniversary thereafter (Note 8).

F-23

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

8.	SHARE BASED PAYMENTS (continued)

b)	Restricted Shares Units (continued)

A summary of the Company’s restricted shares units as at March 31, 2025, and changes for the years then ended is as follows:

Number of RSUs
Balance, March 31, 2023	18,519
Issued, November 15, 2023	5,556
Balance, March 31, 2024	24,075
Issued, April 15, 2024	1,852
Issued, June 20, 2024	37,037
Issued, July 3, 2024	359,817
Issued, September 13, 2024	74,074
Issued, December 23, 2024	296,296
Cancelled	(5,926)
Converted	(101,852)
Balance, March 31, 2025	685,373
Exercisable, March 31, 2025	7,639

A reconciliation of share based payments is as follows:

Share based payments	Stock Options	RSUs	Modification of broker’s warrants	Settlement agreement	Total
Previous year graded vesting	473,109	-	-	-	473,109
New grants Q1 2023	70,925	-	-	-	70,925
New grants Q3 2023	6,390,644	127,400	-	-	6,518,044
Modification of broker’s warrants	-	-	440,604	-	440,604
Revaluation RSUs	-	148,636	-	-	148,636
Settlement agreement	-	-	-	198,801	198,801
Balance, March 31, 2024	$6,934,678	$276,036	$440,604	$198,801	$7,850,119

Previous years graded vesting	675,250	-	-	-	675,250
Previous years RSUs revaluation	-	(231,386)	-	-	(231,386)
New grants Q1 2024	128,287	29,948	-	-	158,235
New grants Q2 2024	1,542,912	3,049,516	-	-	4,592,428
New grants Q3 2024	1,291,759	2,621,935	-	-	3,913,694
Cancelled options / RSUs	(1,416,299)	(12,717)	-	-	(1,429,016)
Balance, March 31, 2025	$2,221,909	$5,457,296	$-	$-	$7,679,205

F-24

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

9. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s related parties consist of the directors, executive officers and key management personnel, who have authority and responsibility for planning, directing, and controlling the Company’s activity and companies controlled by them. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services, or obligations between related parties.

Transactions are measured at the exchange amount, which is the amount agreed to by the parties.

Key management personnel include those with authority and responsibility for planning, directing, and controlling the company’s activities. The Company has determined that key management personnel consist of executive and non-executive members of its Board of Directors and senior officers.

During the years ended March 31, 2025 and 2024, related party transactions were as follows:

	2025	2024
Management fees	$146,666	$41,067
Management salaries and benefits included in personnel expenses	1,719,195	1,338,762
Share-based payments (Note 8)	655,145	720,222
	$2,521,007	$2,100,051

Included in accounts payable and accrued liabilities at March 31, 2025, were amounts totaling $105,799 (March 31, 2024 – $nil) due to James Hendrickson, the Chief Operating Officer ($83,500), Michael Blum, the Chairman ($20,000), and Kevin Wilson, the Chief Accounting Officer ($2,299).

Also included in the due from related parties is an unsecured loan of $68,080 (March 31, 2024 - $64,936) to a key member of the management team. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033 (Note 22). No repayments were made in the year ended March 31, 2025.

On December 23, 2024, the Company granted 7,407 stock options to James Hendrickson, its Chief Operating Officer with an exercise price of CAD$30.51 ($21.22 at balance sheet rate), expiring in 5 years, where 25% will within one year of the grant date, and 6.25% every subsequent quarter. The stock options were fair valued at $118,679, of which $40,354 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

On September 13, 2024, the Company granted 74,074 RSUs to Michael Blum, a director of the Company with no exercise price, expiry date of 10 years from the grant date, vesting 24,691 within one year of the grant date and 8.33% every three months afterwards. For the year ended March 31, 2025, the Company revalued the RSUs based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $439,973 as share-based payment for RSUs in the year (Note 8).

F-25

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

9.	RELATED PARTY TRANSACTIONS AND BALANCES (continued)

On July 3, 2024, the Company granted 3,704 stock options to James Hendrickson, the Chief Operating Officer and 1,852 to Kevin Wilson, the Chief Accounting Officer. The Options have an exercise price of CAD$28.89 ($20.10 at balance sheet rate) and expire in 5 years. 25% of the options will vest within one year of the grant date and 6.25% every subsequent quarter. The stock options were fair valued at $89,355, of which $41,095 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

On July 3, 2024, the Company granted 1,852 RSUs to Kevin Wilson, the Chief Accounting Officer and 16,665 to the three independent directors of the Company, 5,555 to Gordon Scott Paterson, 5,555 to Jonathan de Vos, and 5,555 to Jay Samit. The RSUs have no exercise price and expire in 10 years. They vest 33.33% within one year of the grant date and 33.33% yearly thereafter. The Company revalued the RSUs based on the market price of one Subordinate Voting Share on the revaluation date. The Company recognized $122,299 as share-based payment for RSUs in the year ended March 31, 2025 (Note 8).

On December 23, 2023, the Company granted 16,278 stock options to Kevin Wilson, the Chief Accounting Officer and 1,852 stock options to James Hendrickson, its Chief Operating Officer with an exercise price of CAD$36.45 ($22.57 at balance sheet rate), expiring in 5 years, where 16,278 vested on the grant date and 1,852 will vest 25% within one year of the grant date, and 6.25% every subsequent quarter. The stock options were fair valued at $374,011, of which $9,913 is recognized in the year ended March 31, 2025, using the Black-Scholes option pricing model (Note 8).

On March 31, 2025, the remaining 6,172 RSUs granted to Gordon Scott Paterson, a director of the Company, in the year ended March 31, 2023, were valued based on the market price of one Subordinate Voting Share on the revaluation date, of which $12,078 is derecognized in the year ended March 31, 2025 (Note 8).

10. COMMITMENTS

The Company has an obligation to pay royalties to Cyberlab, LLC (“Cyberlab”) (a company controlled by Dan Mapes, a director and officer). Cyberlab shall be entitled to receive a share of the gross revenue derived from the sales, licensing, and other commercial activities involving Spatial Domain Names, pursuant to the following schedule:

-	Years 1 through 10 of the Spatial Domain Program: Cyberlab shall be entitled to retain Five Percent (5%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Five Percent (95%) to allocate between itself and other Spatial Domain Program stakeholders (e.g., registries, registrars, etc.) as it sees fit.
-	Years 11 through 14 of the Spatial Domain Program: Cyberlab shall be entitled to retain Four Percent (4%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Six Percent (96%).
-	Years 15 through 17 of the Spatial Domain Program: Cyberlab shall be entitled to retain Three Percent (3%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Seven Percent (97%).
-	Years 18 and 19 of the Spatial Domain Program: Cyberlab shall be entitled to retain Two Percent (2%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Eight Percent (98%).
-	Years 20 to 25 of the Spatial Domain Program: Cyberlab shall be entitled to retain One Percent (1%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Nine Percent (99%).

As of March 31, 2025, no amounts are payable under the royalty agreement.

The Company is obligated to grant stock options (“Options”), deferred share units (“DSU”), or restricted stock units (“RSU”) to qualifying consultants and employees based on their respective contracts, to be determined at the grant date based on the market price of the Company’s shares. As at March 31, 2025, the outstanding commitment balance is nil (March 31, 2024 – 320,069) to be granted as options, RSUs or DSUs.

The Company has entered into severance agreements with Gabriel Rene (Chief Executive Officer and Director), Dan Mapes (President Emeritus and Global Ambassador and Director), James Christodoulou, Chief Financial Officer), Donald Moody (General Counsel and Chief Legal Officer), Capm Petersen (Chief Innovation Officer), Steven Swanson (Chief Experience Officer), and Michael Wadden (Chief Commercial Officer). In the case of involuntary termination or a change in control, the executives are entitled to a monetary payment equal to 12 month’s worth of base salary, continuation for 12 months of medical and dental insurance, and immediate, accelerated vesting of all stock options, equity, and related compensation.

The Company has entered into a severance agreement with Kevin Wilson, its Chief Accounting Officer. In the case of involuntary termination or a change in control, the Chief Accounting Officer is entitled to a monetary payment equal to 36 months of base salary, continuation for 36 months of medical and dental insurance, and immediate, accelerated vesting of all stock options, equity, and related compensation.

F-26

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

11. SHARE CAPITAL

a)	Authorized shares

Effective July 20, 2021, the Company amended its Articles to create an unlimited number of Class A Subordinate Voting Shares and unlimited number of Class B Proportionate Voting Shares. Each Subordinate Voting Share shall entitle the holder thereof to one vote. Each Class B share shall entitle the holder thereof to 6.25 votes and such proportionate dividends and liquidation rights. Each Class B share is convertible, at the holder’s option, into 6.25 Subordinate Voting Shares.

On May 30, 2024, all Class B Proportionate Voting Shares (370,370) were converted into 2,314,815 Subordinate Voting Shares.

b)	Issued

In the year ended March 31, 2025, the following equity instruments were exercised for gross proceeds of $2,951,695:

Quantity	Description	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)
36,248	Warrants	21.60	15.02
25,555	Warrants	18.90	13.15
57,041	Warrants	27.00	18.78
1,389	Warrants	32.40	22.54
2,778	Warrants	40.50	28.17
37,037	Stock Options	21.60	15.02
12,964	Stock Options	27.00	18.78
1,234	Stock Options	28.89	20.10

(1)	Converted at balance sheet rate.

The reclassification from additional paid-in capital from the exercises of warrants and stock options was $1,075,242.

On March 9, 2025, the Company converted 133,333 Special Warrants Units into 133,333 Subordinate Voting Shares and 66,667 warrants (Note 12).

On March 4, 2025, 80,247 of the RSUs granted in December, 2024 were settled into Subordinate Voting Shares with a value of $1,615,018 based on the share price and exchange rate on the settlement date.

On February 25, 2025, in connection with the conversion of the convertible debentures, the Company issued 510,370 Subordinate Voting Shares and 257,312 warrants.

On February 25, 2025, 9,259 of the RSUs granted in December, 2024 were settled into Subordinate Voting Shares with a value of $211,731 based on the share price and exchange rate on the settlement date.

F-27

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

11. SHARE CAPITAL (continued)

On January 9, 2025, the Company closed an offering by way of prospectus supplement (the “Offering”). Pursuant to the Offering, the Company issued 471,809 Units of the Company (the “Units”) at a price of $29.55 (CAD$42.39) per Unit for gross proceeds of approximately $13,947,001 (CAD$20,000,000). Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant shall entitle the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of CAD$52.92 ($36.81 at balance sheet rate) per Warrant Share at any time until January 9, 2028, subject to adjustment in certain events. The Offering was completed pursuant to an agency agreement dated January 9, 2025 between the Company and A.G.P. Canada Investments ULC (“A.G.P. Canada”).

In connection with the Offering, the Company paid the A.G.P. Canada a cash commission equal to 8% of the gross proceeds of the Offering and issued to the A.G.P. Canada or such selling agents 26,420 compensation warrants as is equal to an aggregate of 8% of the number of Units sold pursuant to the Offering (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Unit at an exercise price of CAD$42.39 ($29.49 at balance sheet rate) per Unit until January 9, 2028. The cash commission and the number of Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company.

On December 27, 2024, 12,346 of the RSUs granted in the year ended March 31, 2023 were settled into Subordinate Voting Shares with a value of $284,417 based on the share price and exchange rate on the settlement date.

In November and December 2024, the Company closed the 3 additional tranches of the LIFE offering of 310,122 Units (the “Units”) of the Company, for gross proceeds of $3,004,340 (the “LIFE Offering”).

Each Unit was sold at a price of $9.69 (CAD$13.50) and consists of one Class A Subordinate Voting share of the Company (a “Share”) and one-half of one share purchase warrant. Each Warrant will entitle the holder thereof to acquire one Share at an exercise price of CAD$18.90 ($13.15 at balance sheet rate) per Share, subject to adjustment in certain circumstances, for a period of 36 months from the closing date.

In connection with the Offering, the Company: (i) paid to certain finders and advisors an aggregate cash commission of $174,113; (ii) issued to certain finders and advisors an aggregate of 13,615 compensation warrants (the “Compensation Warrants”), and (iii) incurred in legal fees of $63,347. Each Compensation Warrant will be exercisable into one Unit at the Offering Price for a period of 36 months following the closing date into one unit at a price of CAD$13.50 ($9.39 at balance sheet rate).

On September 26, 2024, the Company closed the first tranche offering of 231,480 Units (the “Units”) of the Company, for gross proceeds of $3,686,000 (the “LIFE Offering”).

Each Unit was sold at a price of $15.93 (CAD$21.60) and of one Class A Subordinate Voting share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole warrant, a “Warrant”). Each Warrant will entitle the holder thereof to acquire one Share (each, a “Warrant Share”) at an exercise price of CAD $32.40 ($22.54 at balance sheet rate) per Share, subject to adjustment in certain circumstances, for a period of 36 months from September 26, 2024.

In connection with the Offering, the Company: (i) paid to certain finders and advisors an aggregate cash commission of $278,772; (ii) issued to certain finders and advisors an aggregate of 10,562 compensation warrants (the “Compensation Warrants”), and (iii) incurred in legal fees of $41,257. Each Compensation Warrant will be exercisable into one Unit at the Offering Price for a period of 36 months following the Closing Date.

In July and August 2024, the Company converted 370,370 Special Warrants Units into 370,370 Subordinate Voting Shares and 185,181 warrants (Note 12).

On April 9, 2024, 1,852 shares were issued to a strategic consultant of the Company. The shares were fair valued at $49,714 considering the share price of $26.85 (CAD$36.45) stated in the consulting agreement.

F-28

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

12. WARRANTS

On March 9, 2025, the Company converted 133,333 Special Warrants Units into 133,333 Subordinate Voting Shares and 66,667 warrants.

On February 2025, the Company issued 257,312 warrants in connection with the conversion of the convertible debenture (Note 13). Each warrant is exercisable into one Subordinate Voting Share at a price of CAD$52.92 ($36.81 at balance sheet rate) per warrant.

On January 9, 2025, in connection with the Prospectus Supplement offering closed, the Company issued 235,904 warrants and 26,420 Compensation Warrants (Note 11).

The total fair value of the compensation warrants was $920,786, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$46.17	$32.20
Risk-free interest rate	2.88%	2.88%
Expected life	3 years	3 years
Expected volatility	121.6%	121.6%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$33.31	$23.23

On January 8, 2025, 28 broker warrants were issued in connection with the exercise of broker Units.

In November and December 2024, in connection with the issuance of Life Offering, the Company issued 129,508 warrants and 13,615 Compensation Warrants (Note 11).

The total fair value of the broker warrants was $165,518, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$12.35	$8.87
Weighted average risk-free interest rate	3.01%	3.01%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$7.32	$5.25

On November 8, 2024, the Company closed a non-brokered private placement of special warrants (“Special Warrants”) for gross proceeds of up to $1,251,000 (CAD$1,800,000) through the sale of 133,333 Special Warrants at a price of $9.39 (CAD$13.50) per Special Warrant.

Each Special Warrant shall convert into one Unit of the Company (a “Unit”) at no additional cost four months and a day after date of issuance of the Special Warrants.

Each Unit is comprised of one Subordinate Voting Share (a “Unit Share”), and one-half of one Class A Subordinate Voting Share purchase warrant (each full warrant, a “Unit Warrant”). Each Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Unit Warrant Share”) at a price of CAD$18.90 ($13.15 at balance sheet rate) per Unit Warrant Share for a period of three (3) years from the date of issue of the Unit Warrants.

In connection with the issuance of the Special Warrant, the Company issued 6,765 Compensation Warrants, which warrants are exercisable into one unit at CAD$13.50 ($9.39 at balance sheet rate) for a period of 36 months following the closing.

F-29

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

12.	WARRANTS (continued)

The total fair value of the broker warrants was $58,290, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$13.23	$9.49
Weighted average risk-free interest rate	3.05%	3.05%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$8.01	$5.74

In September 2024, in connection with the issuance of Life Offering, the Company issued 115,739 warrants and 10,562 Compensation Warrants (Note 11).

The total fair value of the broker warrants was $134,813, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$19.71	$14.53
Weighted average risk-free interest rate	2.90%	2.90%
Expected life	3 years	3 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$11.54	$8.51

On April 18, 2024, the Company announced a non-brokered private placement of special warrants (“Special Warrants”) for gross proceeds of up to $7,306,000 (CAD$10,000,000) through the sale of 370,370 Special Warrants at a price of $19.74 (CAD$27.00) per Special Warrant.

Each Special Warrant shall convert into one Unit of the Company (a “Unit”) at no additional cost upon the earlier of: (i) the Company obtaining a receipt from the applicable securities commission(s) in Canada for the final prospectus qualifying the distribution of the Units to be issued upon exercise or deemed exercise of the Special Warrants; and (ii) the date that is four months and a day after date of issuance of the Special Warrants.

Each Unit is comprised of one Subordinate Voting Share (a “Unit Share”), and one-half of one Class A Subordinate Voting Share purchase warrant (each full warrant, a “Unit Warrant”). Each Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Unit Warrant Share”) at a price of CAD$40.50 ($28.17 at balance sheet rate) per Unit Warrant Share for a period of two (2) years from the date of issue of the Unit Warrants.

The Company completed the issuance of 370,370 Units for gross proceeds of $7,306,000 (CAD$10,000,000) and paid fees to eligible finders consisting of: (i) $234,087 (CAD$320,404); and (ii) 11,720 finder warrants (the “Finder Warrants”). Each Finders Warrant will be exercisable into one unit (a “Finder Unit”) at a price of CAD$27.00 ($18.78 at balance sheet rate) per Finder Unit until the date that is two (2) years from the date of issue of the Finder Warrants, which Finder Unit will be comprised of a Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant (each, whole warrant, a “Finder Unit Warrant”). Each Finder Unit Warrant shall be exercisable into one Subordinate Voting Share (a “Finder Unit Warrant Share”) at a price of CAD$40.50 ($28.17 at balance sheet rate) per Finder Unit Warrant Share for a period of two (2) years from the date of issue of the Finder Unit Warrants.

F-30

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

12.	WARRANTS (continued)

The total fair value of the broker warrants was $181,394, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Weighted average share price at grant date	$27.54	$19.97
Weighted average risk-free interest rate	4.25%	4.25%
Expected life	2 years	2 years
Expected volatility	100%	100%
Expected dividends	Nil	Nil
Weighted average grant date fair value per warrant	$14.12	$10.32

In July and August 2024, the Company converted 370,370 Special Warrants Units into 370,370 Subordinate Voting Shares and 185,181 warrants (Note 11). Each warrant is exercisable at CAD$40.50 ($28.17 at balance sheet rate) within 2 years of the issuance date.

On June 20, 2024, in connection with the issuance of convertible debenture (Note 13) the Company issued 255,185 warrants.

Warrants outstanding as at March 31, 2025 are summarized below:

	Number of warrants	Weighted Average Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)
Balance, March 31, 2023	969,941	$26.73	$18.59
Issued	338,319	75.03	52.19
Exercised	(430,199)	35.38	24.61
Balance, March 31, 2024	878,061	$41.10	$28.59
Issued	1,340,158	40.16	27.93
Exercised	(122,993)	24.09	16.76
Expired	(2)	21.60	15.02
Balance, March 31, 2025	2,095,224	$41.50	$28.86

(1)	Converted at balance sheet rate.

F-31

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

12.	WARRANTS (continued)

As of March 31, 2025, the Company’s outstanding share purchase warrants expire as follows:

Expiry date	Weighted Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
April 3, 2025	0.01	32.40	22.54	117
April 20, 2025	0.05	32.40	22.54	194
June 2, 2025	0.17	32.40	22.54	1,149
June 16, 2025	0.21	32.40	22.54	1,017
July 10, 2025	0.28	32.40	22.54	98
August 15, 2025	0.38	32.40	22.54	8,279
August 15, 2025	0.38	21.60	15.02	42,663
August 15, 2025 (2)	0.38	27.00	18.78	360,098
August 25, 2025	0.40	32.40	22.54	184
April 15, 2026	1.04	10.80	7.51	46,296
April 17, 2026	1.05	27.00	18.78	3,348
April 29, 2026	1.08	27.00	18.78	6,618
May 16, 2026	1.13	27.00	18.78	1,702
July 6, 2026	1.27	55.35	38.50	29,227
July 6, 2026 (3)	1.27	68.85	47.89	294,694
August 17, 2026	1.38	40.50	28.17	126,853
August 30, 2026	1.42	40.50	28.17	43,062
September 17, 2026	1.47	40.50	28.17	12,494
December 22, 2026	1.73	32.40	22.54	809
January 8, 2027	1.78	40.50	28.17	28
June 20, 2027	2.22	40.50	28.17	255,185
September 26, 2027	2.49	21.60	15.02	10,562
September 26, 2027	2.49	32.40	22.54	114,354
November 8, 2027	2.61	13.50	9.39	14,444
November 8, 2027	2.61	18.90	13.15	85,699
November 15, 2027	2.63	13.50	9.39	2,229
November 15, 2027	2.63	18.90	13.15	15,290
December 9, 2027	2.69	13.50	9.39	3,707
December 9, 2027	2.69	18.90	13.15	28,519
January 9, 2028	2.78	52.92	36.81	235,906
January 9, 2028	2.78	42.39	29.49	26,420
February 25, 2028	2.91	52.92	36.81	257,312
March 9, 2028	2.94	18.90	13.15	66,667
	1.83	$41.50	28.86	2,095,224

Notes:

(1)	Converted at balance sheet rate.

(2)	Warrants expiring August 15, 2025:

Pre-Consolidation exercise terms: 1 warrant + CAD$1.00 ($0.6956 at balance sheet rate) = 1 Class A Subordinate Voting share.

Post-Consolidation Exercise Terms: 27 Warrants + CAD$27.00 ($18.78 at balance sheet rate) = 1 New Class A Subordinate Voting share.

For presentation purposes, the Company divided the total outstanding warrants by 27 to reflect 1 warrant + CAD$27.00 ($18.78 at balance sheet rate) = 1 New Class A Subordinate Voting share.

(3)	Warrants expiring July 6, 2026

Pre-Consolidation Exercise Terms: 1 Warrant + CAD$2.55 ($1.77 at balance sheet rate) = 1 Class A Subordinate Voting share.

Post-Consolidation Exercise Terms: 27 Warrants + CAD$68.85 (47.89 at balance sheet rate) = 1 New Class A Subordinate Voting share.

For presentation purposes, the Company divided the total outstanding warrants by 27 to reflect 1 warrant + CAD$68.85 (47.89 at balance sheet rate) = 1 New Class A Subordinate Voting share.

F-32

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

13. CONVERTIBLE DEBENTURE

On June 20, 2024 the Company entered into a funding agreement with Group 42 Holding Ltd (“G42”), a leading UAE-based AI technology group (the “Strategic Investment”).

Pursuant to the Strategic Investment, G42 has invested $10,000,000 via a private placement of unsecured convertible debenture units of VERSES (the “Units”). Each Unit will consist of: (i) CAD$1,000 ($696 at balance sheet rate) in principal amount of unsecured convertible debenture (“Convertible Debenture”); and (ii) 18 detachable share purchase warrants (the “Warrants”) to purchase Subordinate Voting Shares. The Convertible Debenture shall bear interest at a rate of 10% per annum and mature on June 20, 2026 (the “Maturity Date”).

The principal amount of the Convertible Debenture (the “Principal Amount”), together with all accrued interest (collectively, the “Convertible Amount”), shall be convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least CAD$15,000,000 ($10,434,000 at balance sheet rate) at a price per Subordinate Voting Share of not less than CAD$27.00 ($18.78 at balance sheet rate) (an “Equity Financing”), or (B) the date on which G42 elects to convert the Convertible Debenture, or (C) the Maturity Date.

In the event of a conversion of the Convertible Debenture: (i) on the Maturity Date or at the election of G42, the Convertible Amount shall be converted into such number of Subordinate Voting Shares as is equal to the Convertible Amount divided by CAD$32.40 ($22.54 at balance sheet rate) per Share; and (ii) in connection with an Equity Financing, the Convertible Amount shall be converted into such number of Subordinate Voting Shares as is equal to the Convertible Amount divided by the issue price per Subordinate Voting Share sold pursuant to the Equity Financing, multiplied by 80%, provided that, in no event shall such conversion price be greater than CAD$32.40 ($22.54 at balance sheet rate).

If the conversion occurs prior to the Maturity Date, the Holder shall be entitled to all accrued and outstanding unpaid interest, plus an amount equal to the amount of interest that would have otherwise accrued on the Principal Amount to the Maturity Date but for such prior Conversion.

Each Warrant will be exercisable into one Subordinate Voting Share at a price of CAD$40.50 ($28.17 at balance sheet rate) per share until June 20, 2027 (the “Expiry Date”), subject to acceleration. If at any time prior to the Expiry Date, the volume-weighted average trading price of the Subordinate Voting Shares on CBOE Canada (or such other principal exchange or market where the Subordinate Voting Shares are then listed or quoted for trading) exceeds CAD$149.85 ($104.24 at balance sheet rate), as adjusted in accordance with the terms of the certificate representing the Warrants (the “Warrant Certificates”), for a period of 10 consecutive trading days, Verses may, at its option, accelerate the Expiry Date to the date that is 30 days following the written notice to G42, in the form of a press release or other form of notice permitted by the Warrant Certificates.

F-33

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

13.	CONVERTIBLE DEBENTURE (continued)

In connection with commercial agreements that may be entered into between VERSES and affiliates of G42, G42 will also receive 37,037 restricted stock units (“RSUs”) of VERSES, each vested RSU to be settled through the issuance of one (1) Subordinate Voting Share. The RSUs will vest in installments of 370 RSUs for every CAD$100,000 ($69,560 at balance sheet rate) of revenue derived by VERSES from such commercial agreements.

On February 25, 2025, in connection with the prospectus supplement offering, the Convertible Debenture was converted into 510,370 Subordinate Voting Shares and 257,312 warrants exercisable at a price of CAD$52.92 ($36.81 at balance sheet rate) per share.

A reconciliation of convertible debenture is as follows:

	March 31, 2025	March 31, 2024
Balance, beginning of the year	$-	$4,905,334
Issuance	10,000,000	-
Accretion expense	-	203,918
Interest expense	1,941,743	338,011
Issuance costs	(446,682)	-
Foreign exchange effect on convertible debenture	(368,197)	154,109
Converted into Subordinate Voting Shares (1)	(11,126,864)	(5,601,372)
Balance, end of the year	$-	$-

14. PREPAID EXPENSES

Prepaid expenses consisted of the following:

	March 31, 2025	March 31, 2024
Deposit	$10,000	$59,535
Retainer	251,983	126,153
Prepaid insurance	106,084	107,663
Subscriptions	267,997	501,000
Balance, end of the year	$636,064	$794,351

15. EQUIPMENT

Cost	Equipment
Balance, March 31, 2023	365,017

Additions	185,155
Balance, March 31, 2024	$550,172
Additions	30,579
Balance, March 31, 2025	$580,751

F-34

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

15.	EQUIPMENT (continued)

Accumulated depreciation	Equipment
Balance, March 31, 2023	130,177

Additions	152,736
Balance, March 31, 2024	$282,913
Additions	172,425
Balance, March 31, 2025	$455,338

Net book value, March 31, 2024	$267,259
Net book value, March 31, 2025	$125,413

16. PROMISSORY NOTES

On March 11, 2024, the Company’s wholly owned subsidiary VTU, accepted an interest free loan in the amount of $2,000,000 from two arms-length investors for $1,000,000 each. The loan matures on the earlier of (i) March 10, 2025; or (ii) the date the Company completes a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells its securities to one or more bona fide third parties. On the maturity date, the Company may elect to repay loan by way of cash, or through the issuance of Subordinate Voting Shares in the capital of the Company at a per share price equal to the price of the securities issued in the Equity Financing, subject to the approval of CBOE Canada.

On April 18, 2024, the promissory notes were settled through the issuance of Special Warrants (Note 12).

17. FINANCIAL INSTRUMENTS

As of March 31, 2025, the Company’s financial instruments consist of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities, restricted share unit liability, provision for legal claim, convertible debenture, and loans payable.

In accordance with ASC 820, Fair Value Measurement, the Company categorizes financial assets and liabilities measured at fair value into a three-level hierarchy based on the inputs used in the valuation techniques. The hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3).

The levels of the fair value hierarchy are defined as follows:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active or inactive markets.

●	Level 3 – Unobservable inputs for the asset or liability, which are used to measure fair value to the extent that observable inputs are not available, and which are significant to the overall fair value measurement.

F-35

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

17. FINANCIAL INSTRUMENTS (continued)

As of March 31, 2025	Level 1	Level 2	Level 3	Total
Assets:
Cash and restricted cash	$4,816,906	$-	$-	$4,816,906
Due from related parties	$68,080	$-	$-	$68,080
Liabilities:
Accounts payable	$2,036,916	$-	$-	$2,036,916
Accrued liabilities	$41,736	$-	$-	$41,736
Provision for legal claim	$8,948,085	$-	$-	$8,948,085
Restricted share unit liability	$-	$3,911,823	$-	$3,911,823
Loans payable	$139,039	$-	$-	$139,039

As of March 31, 2024	Level 1	Level 2	Level 3	Total
Assets:
Cash	$892,727	$-	$-	$892,727
Accounts receivable	$100,000	$-	$-	$100,000
Due from related parties	$64,936	$-	$-	$64,936
Liabilities:
Accounts payable	$2,782,502	$-	$-	$2,782,502
Accrued liabilities	$82,500	$-	$-	$82,500
Promissory notes	$2,000,000	$-	$-	$2,000,000
Provision for legal claim	$9,921,298	$-	$-	$9,921,298
Restricted share unit liability	$-	$576,214	$-	$576,214
Loans payable	$140,904	$-	$-	$140,904

F-36

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

17. FINANCIAL INSTRUMENTS (continued)

Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The financial instrument that potentially subjects the Company to concentrations of credit risk consists principally of cash, accounts receivable, and due from related parties. To minimize the credit risk, the Company places its cash with large financial institutions.

Amounts due from related parties of $68,080 as of March 31, 2025 (March 31, 2024 - $64,934) represent receivables from an unsecured loan to a key member of the management team. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033 (Note 9).

As of March 31, 2025, management assessed that there is no need to provide a credit loss allowance.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s operations on an ongoing basis. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations, cash holdings, and anticipated future financing transactions.

Contractual cash flow requirements as of March 31, 2025, were as follows:

	<1 year $	1-2 years $	2-5 years $	>5 years $	Total $
Accounts payable	2,036,916	-	-	-	2,036,916
Accrued liabilities	41,736	-	-	-	41,736
Loans payable	7,752	7,752	23,256	15,067,532	15,106,292
Total	2,086,404	7,752	23,256	15,067,532	17,184,944

As of March 31, 2025, the Company had a working capital deficit of $8,923,210 (March 31, 2024 - $ 11,867,403).

Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows will fluctuate due to changes in foreign exchange rates. The Company has financial assets denominated in Euros and Canadian dollars and is therefore exposed to exchange rate fluctuations. As of March 31, 2025, the Company had the equivalent of $223,534 (March 31, 2024 - $552,476) net financial liabilities denominated in Canadian dollars and $104,416 (March 31, 2024 - $117,648) in net financial assets denominated in Euros.

F-37

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

17.	FINANCIAL INSTRUMENTS (continued)

The foreign exchange risk exposure of the Company financial instruments as at March 31, 2025 is as below:

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	CAD$	$	$ impact
Cash	5,445,994	3,788,233	378,823	(378,823)
Tax receivable	870,173	605,293	60,529	(60,529)
Prepaid expenses	408,202	283,946	28,395	(28,395)
Accounts payable	(1,362,055)	(947,445)	(94,745)	94,745
Accrued liabilities	(60,000)	(41,736)	(4,174)	4,174
Restricted share unit liability	(5,623,668)	(3,911,824)	(391,182)	391,182
	(321,354)	(223,534)	(22,354)	22,354

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	EURO	$	$ impact
Restricted cash	113,701	122,740	12,274	(12,274)
Tax receivable	(352)	(380)	(38)	38
Accounts payable	(16,622)	(17,944)	(1,794)	1,794
Deferred Grant	(62,615)	(67,732)	(6,773)	6,773
	34,111	104,416	3,668	(3,668)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The interest earned on cash balances approximate fair value rates, and the Company is not subject to significant risk due to fluctuating interest rates. As of March 31, 2025, the Company does not hold any liabilities that are subject to fluctuations in market interest rates.

Price risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or currency risk. The Company is not exposed to other price risk.

18. MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of their technology. The Company considers the items in shareholders’ equity as capital. There has been no change to what the Company considers capital from the prior year. The Company does not have any externally imposed capital requirements to which it is subject to.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may issue Subordinate Voting Shares, dispose of assets or adjust the amount of cash. There has been no change to how capital is managed from the prior year.

F-38

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

19. SUPPLEMENTAL CASH FLOW INFORMATION

The supplemental cash paid and received by the Company as at March 31, 2025 is as below:

Non-cash Financing and Investing Activities	2025	2024
SAFE conversion to shares	$-	$1,025,000
Fair value of finders and advisory warrants	$1,402,511	$1,488,527

	2025	2024
Cash paid for interest	$5,241	$5,325
Cash received for interest	$119,480	$240,393

20. SEGMENT REPORTING

Operating segments comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance.

The Company consists of a single reporting segment providing Software as a Service, which includes proof of concept and software implementation services.

The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer. The accounting policies of the services segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the services segment based on the Company’s net income (loss) as reported in the Statements of Operations.

The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. The Company does not have any operations or sources of revenue outside of the United States. Accordingly, the CODM considers the revenue, operating expenses, and other income (expenses) of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expense or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

21. OTHER INCOME

Other income consisted of the following:

	2025	2024
Interest earned	$119,480	$240,293
R&D tax credits	33,933	-
Credit card reward cash back	60,000	-
	$213,413	$240,293

F-39

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

22. PROVISION FOR LEGAL CLAIM

On July 13, 2022, David Thomson, a former independent contractor, filed a lawsuit against VTU, Cyberlab LLC, and two directors/officers of the Company in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Plaintiff claimed as much as $5,000,000 in damages, subject to proof.

On September 1, 2022, the Company filed an answer denying any wrongdoing, and also made its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (“CDAFA”); and (iv) violation of the Economic Espionage Act, along with three additional cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion, violation of the Stored Communications Act, respectively) that were subsequently dismissed by the Court. The Company, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees.

The arbitration was conducted for a total of 13 days over a period from February 5 through April 3, 2024, via a single arbitrator at the American Arbitration Association. The CDAFA claim was dismissed by the Arbitrator, but the claims for trade secret misappropriation, breach of contract and unjust enrichment were allowed to move forward.

A final arbitration award was issued on May 17, 2024. It imposed liability against: (i) Verses Technologies USA, Inc. (VTU), a subsidiary of the Company, jointly and severally with Cyberlab, LLC (a company owned by the Company’s president, Dan Mapes), in the amount of $6,307,258, inclusive of interest; and (ii) Cyberlab, VTU and its principals, Gabriel René and Daniel Mapes, jointly and severally, for damages in the amount of $1,900,000, interest of $709,973, costs of $64,303 and the fees of plaintiff’s counsel totaling $920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals, including $1,666,000 proceeds from insurance. The remaining liability belongs to VTU, a subsidiary of the Company. Initial good faith payments of $1,791,000 have been made to the claimant. However, the likelihood of a favourable or unfavourable outcome, or an estimate of the amount or range of potential loss, which is isolated to VTU and Cyberlab, is not reasonably foreseeable at this time.

On January 24, 2025, Mr. Thompson filed a Petition to Confirm the Arbitration Award with the Los Angeles Superior Court. This is a necessary “first step” that must be undertaken before an arbitration award can be converted into an enforceable judgment. A hearing on the Petition is currently set for April 29, 2025. On May 8, 2025, the Petition was confirmed for the amounts listed below, including interest from the date of the Arbitration Award. Settlement discussions are ongoing.

Arbitration award amount	9,921,298
Payments in the year	(1,791,000)
Interest	817,787
Balance, end of the year	8,948,085

F-40

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

23. PROVISION FOR LOSSES ON RELATED PARTY TRANSACTIONS

Included in provision for losses on related party transactions in the year ended March 31, 2025 $479,808 (in the years ended March 31, 2024 - $1,872,334) are amounts due from companies controlled by key management personnel, Cyberlab LLC (“Cyberlab”), and the Spatial Web Foundation (“SWF”), an entity associated with the Company’s founders.

The related expenses arose primarily from payments made by the Company on behalf of these related parties to third-party vendors.

Cyberlab

The expenses are mostly related to legal defense shared costs incurred in connection with the David Thomson litigation in which both the Company and Cyberlab were joint defendants. Under an internal arrangement, the Company paid for 100% of these legal costs, with the expectation of future reimbursement.

●	Total payments made on behalf of Cyberlab amounted to $263,954 in the year ended March 31, 2025 (in the years ended March 31, 2024 – $954,150). The Company continues to pursue recovery of this amount through anticipated revenue that Cyberlab expects to generate from the commercialization of spatial domain royalties. The receivable from Cyberlab is unsecured, non-interest bearing, and its collection is subject to significant uncertainty.

SWF

The expenses are primarily related to professional services, consulting fees, and costs associated with the development and establishment of spatial web protocols and technical standards, including support for IEEE Standards Organization (“IEEE”) working group initiatives.

●	Total payments made on behalf of SWF totaled $215,854 as of March 31, 2025 (in the years ended March 31, 2024 – $918,184). The Company continues to pursue recovery of this amount through anticipated revenue that SWF expects the Company to receive as the preferred registrar of the special web domains. The receivable from SWF is unsecured, non-interest bearing, and its collection is subject to significant uncertainty.

No significant direct cash transfers were made to the individuals controlling these entities; rather, the amounts represent vendor payments made through the Company’s normal accounts payable processes, with appropriate invoice review and approval by management.

Initially, it was anticipated that the amounts advanced would be repaid through revenues generated by the related parties from future commercial activities. However, management performed a credit risk assessment in accordance with the current expected credit loss. The assessment considered factors such as the financial condition of the related parties, the speculative nature of their anticipated revenues, the aging of the receivables, and the lack of enforceable repayment mechanisms.

Although these amounts are expected to be settled through future service agreements, management performed a credit assessment in accordance with the current expected credit loss (“CECL”) model under ASC 326. Based on this assessment, management determined that there is significant uncertainty regarding the timing and collectability of these receivables. As of March 31, 2025, management concluded that full repayment is not probable within a reasonable timeframe.

The decision to establish a full allowance represents a change in accounting estimate as defined under ASC 250, Accounting Changes and Error Corrections. A change in accounting estimate results from new information or new developments and, in accordance with U.S. GAAP, is accounted for prospectively in the period of change and future periods, if applicable. This treatment does not require restatement of prior periods.

F-41

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

24. INCOME TAXES

As of March 31, 2025, the Company had estimated non-capital loss (“NCL”) for US Federal income tax purposes of $72,000,000 (2024 - $45,682,000), NCL for Canadian income tax purposes of $25,418,000 (2024 - $13,696,000, and NCL for Netherlands income tax purposes of $520,000 (2024 - $416,000). These losses may be carried forward to reduce taxable income derived in future years and have expiry dates starting in 2040. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. Tax attributes are subject to review, and potential adjustment, by tax authorities.

The provision for Federal income tax consists of the following for the years ended March 31, 2025 and 2024:

	2025	2024
Federal Income tax benefits attributed to :
Current operations:	$10,299,000	$12,583,000
Less: valuation allowance	(10,299,000)	(12,580,487)
Net provision for federal income taxes	$-	$2,513

The cumulative tax effect at the expected rate of 27% (2024 - 27%) of significant items comprising our net deferred tax amount is as follows at March 31, 2025 and 2024:

	2025	2024
Deferred tax asset attributable to:
Net operating loss carryover	$26,444,000	$16,145,000
Less: valuation allowance	(26,444,000)	(16,145,000)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $97,938,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-42

VERSES AI INC. Notes to the Consolidated Financial Statements For the years ended March 31, 2025 and 2024 (Expressed in United States dollars)

25. SUBSEQUENT EVENTS

On April 28, 2025, the Company announced the closing of securities offering in Canada under the base shelf prospectus (the “Offering”). Pursuant to the Offering, the Company raised gross proceeds of approximately US$7.9 million (CAD$11.0 million) by issuing 916,666 Units of the Company (the “Units”) at a price of US$8.64 (CAD$12.00) per Unit.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of US$10.80 (CAD$15.00) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

The Offering was completed pursuant to an agency agreement dated April 23, 2025 between the Company, A.G.P. Canada Investments ULC, Clear Street LLC and A.G.P./Alliance Global Partners.

In connection with the Offering, the Company agreed to pay the agents up to a cash commission equal to 7% of the gross proceeds of the Offering and agreed to issue to the agents up to such number of compensation warrants as is equal to an aggregate of 3.5% of the number of Units sold pursuant to the Offering (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Share at an exercise price of US$8.64 (CAD$12.00) per Share until the date that is 36 months after the date of issuance. The cash commission and the number of Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company.

The Offering was completed in Canada pursuant to a prospectus supplement dated April 25, 2025 (the “Supplement”) to the Company’s base shelf prospectus receipted on September 26, 2024 (the “Base Shelf Prospectus”).

On May 25, 2025, the Company granted 33,334 Option Shares and 33,333 RSUs to consultants of the Company.

-	33,334 Stock Options at an exercise price of CAD$12.57 ($8.74 at balance sheet rate), vesting on the grant date.
-	33,333 RSUs, vesting on July 1, 2025.

On June 20, 2025, the Company announced the consolidation of all of its issued and outstanding Class A Subordinate Voting Shares on the basis of one (1) post-consolidated Subordinate Voting Share for every three (3) pre-consolidated Subordinate Voting Shares held.

On July 11, 2025, the Company announced that the Company has closed its public offering of units (the “Offering”). Pursuant to the Offering, the Company raised gross proceeds of approximately C$9,573,758 (US$7,000,331) by issuing 1,007,764 units of the Company (the “Units”) at a price of C$9.50 (US$6.946) per Unit.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of C$11.50 (US$8.409) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

The Offering was completed pursuant to an agency agreement dated July 9, 2025 between the Company, A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners,. Each of A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners acted as co-lead agents, on behalf of a syndicate of agents including Imperial Capital, LLC and Haywood Securities Inc.

In connection with the Offering, the Company agreed to pay the agents up to a cash commission equal to the greater of C$400,000 and 7% of the gross proceeds of the Offering, and further agreed to issue to the agents up to such number of compensation warrants as is equal to an aggregate of 3.5% of the number of Units sold pursuant to the Offering (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Share at an exercise price of C$11.50 (US$8.409) per Share until the date that is 36 months after the date of issuance. The cash commission and the number of Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company. In addition, the Company paid a cash fee of US$250,000 and issued 75,000 corporate finance fee warrants to a financial advisor, with such corporate finance fee warrants having identical terms to the Compensation Warrants.

F-43

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS.

VERSES AI INC.

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2025 and 2024

(Expressed in United States dollars)

F-44

VERSES AI INC.

Condensed Consolidated Interim Balance Sheet

(Expressed in United States dollars)

		December 31, 2025	March 31, 2025
	Notes	(Unaudited)	(Audited)
ASSETS
CURRENT
Cash and restricted cash	3	$67,954	$4,816,906
Accounts receivable		164,000	-
Deferred financing costs		-	118,546
Work in progress		-	6,654
Tax receivable		761,962	604,912
Prepaid expenses	12	1,105,789	636,064
		2,099,705	6,183,082
Due from related parties	8	70,449	68,080
Equipment	6, 13	120,290	125,413
TOTAL ASSETS		$2,290,444	$6,376,575
LIABILITIES
CURRENT
Accounts payable	8	$3,141,081	$2,036,916
Accrued liabilities		79,891	41,736
Deferred grant	3	41,739	67,732
Deferred revenue		-	100,000
Provision for legal claim	22	9,640,094	8,948,085
Convertible debentures	15	1,832,770	-
Restricted share unit liability	7	611,592	3,911,823
		15,347,167	15,106,292
Loans payable	6	141,036	139,039
TOTAL LIABILITIES		15,488,203	15,245,331
SHAREHOLDERS’ DEFICIENCY
Class A Subordinate Voting Shares, without par value: unlimited authorized; 12,618,775 and 7,825,571 issued and outstanding, respectively	10	118,580,460	105,477,150
Additional paid-in capital	10, 11	23,368,424	15,891,737
Accumulated other comprehensive loss		(601,456)	(675,018)
Deficit		(154,545,187)	(129,562,625)
TOTAL SHAREHOLDERS’ DEFICIENCY		(13,197,759)	(8,868,756)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY		$2,290,444	$6,376,575

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-45

VERSES AI INC.

Unaudited Condensed Consolidated Interim Statements of Operations

For the three and nine months ended December 31, 2025 and 2024

(Expressed in United States dollars)

	Three months ended		Nine months ended
	December 31,		December 31,
	2025	2024	2025	2024
REVENUE	$417,932	$-	$818,632	$155,000
COST OF REVENUE (excluding depreciation)	(292,552)	-	(547,103)	(145,000)
GROSS PROFIT	125,380	-	271,529	10,000

Operating expenses:
Selling, general and administrative expenses	(5,534,743)	(13,259,580)	(25,175,456)	(33,826,482)

OPERATING INCOME (EXPENSE)	(5,409,363)	(13,259,580)	(24,903,927)	(33,816,482)

Other income/(expense), net	(67,298)	(3,551,470)	(78,635)	(457,994)

NET LOSS	(5,476,661)	(16,811,050)	(24,982,562)	(34,274,476)
Loss Per Class A Subordinate Voting Shares - Basic and Diluted	$(0.47)	$(2.63)	$(2.50)	$(7.12)
Loss Per Class B Proportionate Voting Shares - Basic and Diluted	$(2.94)	-	$(15.60)	-
Class A Subordinate Voting Shares used in computing earnings per share - Basic and Diluted	11,253,519	6,386,293	9,858,896	4,811,546
Class B Proportionate Voting Shares used in computing earnings per share - Basic and Diluted	61,082	-	23,909	-

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-46

VERSES AI INC.

Unaudited Condensed Consolidated Interim Statements of Comprehensive Loss

For the three and nine months ended December 31, 2025 and 2024

(Expressed in United States dollars)

	Three months ended		Nine months ended
	December 31,		December 31,
	2025	2024	2025	2024
NET LOSS	(5,476,661)	(16,811,050)	(24,982,562)	(34,274,476)

Change in foreign currency translation	(9,741)	562,012	73,562	340,038

NET COMPREHENSIVE LOSS	$(5,486,402)	$(16,249,038)	$(24,909,000)	$(33,934,438)

The accompanying notes are an integral part of these consolidated financial statements.

F-47

VERSES AI INC.

Unaudited Condensed Consolidated Interim Statements of Shareholders’ Deficiency

For the three and nine months ended December 31, 2025 and 2024

(Expressed in United States dollars)

	Number of Class B Proportionate Voting Shares	Number of Class A Subordinate Voting Shares	Share Capital	Additional paid-in capital	Obligation to Issue Shares	Accumulated Other Comprehensive Loss	Deficit	Total Shareholders’ Deficiency
Balance, March 31, 2024	370,370	3,205,319	$62,472,187	$13,342,560	$-	$(920,958)	$(86,569,901)	$(11,676,112)
Exercise of options and warrants	-	102,383	2,713,826	(987,543)	-	-	-	1,726,283
Stock options granted	-	-	-	1,380,843	-	-	-	1,380,843
Conversion of Class B Proportionate Voting shares into Class A Subordinate Voting shares	(370,370)	2,314,815	-	-	-	-	-	-
Shares issued for services	-	1,852	49,714	-	-	-	-	49,714
Special warrants proceeds received converted to shares (net)	-	370,370	6,758,974	181,394	-	-	-	6,940,368
Issuance of units for cash (net)	-	231,481	3,231,158	134,813	-	-	-	3,365,971
Foreign exchange difference	-	-	-	-	-	(221,974)	-	(221,974)
Net loss	-	-	-	-	-	-	(19,129,427)	(19,129,427)
Balance, September 30, 2024	-	6,226,220	$75,225,859	$14,052,067	$-	$(1,142,932)	$(105,699,328)	$(17,564,334)
Exercise of options and warrants	-	22,223	291,522	-	-	-	-	291,522
Stock options granted	-	-	-	793,124	-	-	-	793,124
Special warrants proceeds received (net)	-	-	-	58,290	1,139,570	-	-	1,197,860
Issuance of units for cash (net)	-	310,123	2,701,865	107,228	-	-	-	2,809,093
RSU settlement	-	12,346	284,417	-	-	-	-	284,417
Foreign exchange difference	-	-	-	-	-	562,012	-	562,012
Net loss	-	-	-	-	-	-	(16,811,050)	(16,811,050)
Balance, December 31, 2024	-	6,570,911	$78,503,663	$15,010,709	$1,139,570	$(580,920)	$(122,510,378)	$(28,437,356)

Balance, March 31, 2025	-	7,825,571	$105,477,150	$15,891,737	$-	$(675,018)	$(129,562,625)	$(8,868,756)
Stock options granted	-	-	-	3,088,086	-	-	-	3,088,086
Additional interest convertible debenture	-	4,254	3,668	-	-	-	-	3,668
Issuance of Units for cash (net)	-	1,924,430	12,013,902	1,156,535	-	-	-	13,170,437
Exercise of options and warrants	-	250,000	2,900,227	(1,327,787)	-	-	-	1,572,440
RSUs converted	-	133,686	1,137,392	-	-	-	-	1,137,392
Conversion of Class A Subordinate Voting shares into Class B Proportionate Voting shares	198,517	(1,240,741)	-	-	-	-	-	-
Foreign exchange difference	-	-	-	-	-	83,303	-	83,303
Net loss	-	-	-	-	-	-	(19,505,901)	(19,505,901)
Balance, September 30, 2025	198,517	8,897,200	$121,532,339	$18,808,571	$-	$(591,715)	$(149,068,526)	$(9,319,331)
RSUs converted	-	7,500	20,550	-	-	-	-	20,550
Stock options granted	-	-	-	1,096,220	-	-	-	1,096,220
Warrants granted convertible debenture	-	-	-	45,361	-	-	-	45,361
Equity financing with contingent consideration (net)	-	2,473,334	495,880	-	-	-	-	495,880
Equity financing - issuance costs	-	-	(3,468,309)	3,418,272	-	-	-	(50,037)
Conversion of Class B Proportionate Voting shares into Class A Subordinate Voting shares	(198,517)	1,240,741	-	-	-	-	-	-
Foreign exchange difference	-	-	-	-	-	(9,741)	-	(9,741)
Net loss	-	-	-	-	-	-	(5,476,661)	(5,476,661)
Balance, December 31, 2025	-	12,618,775	$118,580,460	$23,368,424	$-	$(601,456)	$(154,545,187)	$(13,197,759)

The accompanying notes are an integral part of these consolidated financial statements.

F-48

VERSES AI INC.

Unaudited Condensed Consolidated Interim Statements of Cash Flows

For the nine months ended December 31, 2025 and 2024

(Expressed in United States dollars)

For the period ended	December 31, 2025	December 31, 2024
Cash provided by (used in):
OPERATING ACTIVITIES
Net loss	$(24,982,562)	$(34,274,476)
Adjustments to reconcile net losses to net cash used in operating activities:
Accretion expense	3,155	719,195
Depreciation	70,408	138,088
Fair value gain on derivative liability	-	(546,121)
Foreign exchange effect on convertible debenture	-	204,694
Interest due from related parties loan	(2,369)	(2,369)
Interest expense	25,291	545,000
Issuance of shares for advisory units	-	49,714
Provision for contract settlement	-	1,252,076
Provision for legal claim	692,009	-
Restricted shares units	(3,300,231)	-
Share based payments	5,336,681	8,855,582
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	1,134,893	289,726
Accounts receivable	(164,000)	100,000
Contract assets and unbilled revenue	6,654	(242,959)
Deferred financing costs	118,546	80,993
Deferred revenue	(100,000)	100,000
Prepaid expenses	(469,725)	(58,082)
Provision for legal claim	-	(1,791,000)
Tax receivable	(157,050)	(182,822)
Net cash used in operating activities	(21,788,300)	(24,762,761)
INVESTING ACTIVITIES
Investment in equipment	(65,285)	(30,580)
Net cash used in investing activities	(65,285)	(30,580)
FINANCING ACTIVITIES
Deferred grant	(25,993)	122,748
Proceeds from issuance of contingent consideration	495,880	-
Contingent consideration issuance costs	(50,037)	-
Proceeds from issuance of convertible debentures	1,934,170	10,000,000
Convertible debentures issuance costs	(69,527)
Proceeds from issuance of Units	14,930,232	6,690,340
Units issuance costs	(1,759,795)	(515,276)
Proceeds from issuance of special warrants	-	8,511,105
Special warrant issuance costs	-	(372,877)
Proceeds from issuance of equity instruments	1,572,440	2,017,805
Repayments of loans	(1,938)	(2,005,815)
Net cash provided by financing activities	17,025,432	24,448,030
Foreign exchange effect on cash	79,201	329,535
Net change in cash during the period	(4,748,952)	(15,776)
Cash, beginning of the period	4,816,906	892,727
Cash, end of the period	$67,954	$876,951

Supplemental cash flow information (Note 19).

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

F-49

1.	NATURE OF BUSINESS AND GOING CONCERN

Verses is a cognitive computing company focused on developing next generation artificial intelligence software, known as agentic AI, that is designed to support and improve decision making and take actions, we intend to license this software-as-a-service to individuals and companies. Our software is based on the fundamental principles of neuroscience and the way that the human brain learns and makes decisions in a process known as Active Inference, which we have configured to create a proprietary process. Active inference focuses on making predictions based on learning and dynamic reasoning from new and changing information, unlike many existing AI processes like Large Language Models (LLMs) that rely solely on fixed rules, large amounts of historical data, or static models.

In early 2024 we launched a private beta program of our software with a few select users with whom we had existing business relationships, and during the second half of 2024 we launched a public beta program for a broader number of users and developers. In April 2025, we released our flagship product, an innovative agentic software platform called Genius, which uses our proprietary technology based Active Inference to support and improve domain-specific decision making by providing insight when where there is volatility, uncertainty, complexity, or ambiguity in the input data. Genius integrates key customer inputs with internally generated and externally sourced data to develop cause and effect models with explainable probabilistic projections, forecasts, and comparative results. The Company intends to continue to develop Genius to improve the ease of integrating Genius into a client’s existing technology stack, data architecture, governance, and workflows as well as increase its predictive accuracy, transparency, and auditability. To make Genius available to a larger universe of potential users, we offer a range of pricing packages that includes flat fee or profit share options, as well as variable pricing options based on complexity and usage criteria such as number of users, transactions, inferences, transactions, and input parameters.

Based on user feedback and the results of our beta program, we have implemented a highly targeted a go-to-market strategy which we call our “Lighthouse” strategy that will initially focus our efforts to license an enterprise version of Genius to financial institutions and asset managers that manage more than $100 million of assets under management such as pension funds and other institutional fund managers including: sovereign funds, insurance companies, university and other endowments, hedge funds, and family offices, all of whom are estimated to collectively manage hundreds of trillions of dollars in long-duration capital. Genius is designed to help these funds improve their performance by integrating their key internal inputs such as asset performance assumptions, portfolio constraints, and investment strategies, with third-party market, economic, and other data to developed structured and auditable multi-year investment risk and return projections, probabilistic forecasts, and comparative results based on various asset allocation, portfolio rebalancing, and liquidity criteria.

Our targeted financial institutions are high-value, high-impact entities that manage large, diversified portfolios of various asset classes, and Genius can assist their investment teams to make class allocation decisions that increase returns and manage risk. Genius helps investment teams compare and optimize various asset allocation mixes by projecting how different mixes and different portfolio strategies may perform across a range of scenarios. Each target client will provide us with real world results that will allow us to continue to develop and improve Genius that can then be applied to other clients in the same sector and other sectors. During the coming quarters, we plan to expand from our initial target sector into others, such as robotics, logistics, and infrastructure management.

On June 28, 2022, the Subordinate Class A shares of the Company were listed and started trading on the NEO Exchange in Canada (“NEO”) (“Listing”) under the symbol “VERS”.

On October 4, 2022, the Company announced that the Company’s Class A shares have commenced trading on the OTCQX® Best Market, an over-the-counter public market in the United States, under the ticker symbol “VRSSF”. VERSES will continue to trade on the NEO Exchange in Canada, as its primary listing.

On July 20, 2023, the Company was downgraded from the OTCQX and started trading on OTCQB® Venture Market under the same ticker symbol “VRSSF”.

The Company’s head office and registered and records office is located at 1111 West Hastings Street, 15th Floor, Vancouver, British Columbia, V6E 2J3, Canada.

F-50

For the nine-month period ending December 31, 2025, the Company incurred a net loss of $24,982,562 (December 31, 2025 - $34,274,476), which was primarily funded by the issuance of Units, exercise of equity instruments (Note 10), and convertible debentures. As of December 31, 2025, the Company has an accumulated deficit of $154,545,187 (March 31, 2025 - $129,562,625). The Company’s ability to continue its operations and to realize its assets at their carrying values is dependent upon obtaining additional financing and generating revenues sufficient to cover its operating costs and working capital deficit.

The ability of the Company to raise additional capital sufficient to continue operations is dependent, in part, on the progress of its technology development and continued investor support. The material uncertainty of these items raises substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to raise additional capital to continue as a going concern. In such circumstances, the Company would be required to realize its assets and discharge its liabilities outside of the normal course of business, and the amounts realized could differ materially from those reflected in these consolidated financial statements.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)	Basis of presentation

The condensed consolidated interim financial statements include the accounts of VERSES AI Inc. and its wholly owned subsidiaries (“Subsidiaries”) (collectively “VERSES” or the “Company”) have been prepared in accordance with U.S generally accepted accounting principles (“GAAP”) as defined by the Financial Accounting Standards Board (FASB).

b)	Consolidation

These consolidated financial statements include the accounts of the Company and its wholly owned Subsidiaries. The results of the Subsidiaries will continue to be included in the consolidated financial statements of the Company until the date that the Company’s control over the Subsidiaries ceases. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All intercompany transactions are eliminated on these consolidated financial statements.

Details of the Company’s Subsidiaries at December 31, 2025 and March 31, 2025 are as follows:

Name	Place of Incorporation	December 31, 2025 Interest	March 31, 2025 Interest
Verses Technologies USA, Inc. (formerly Verses Labs Inc.) (“VTU”)	Wyoming, USA	100%	100%
Verses Operations Canada Inc. (“VOC”)	British Columbia, CA	100%	100%
Verses Logistics Inc. (“VLOG”)	Wyoming, USA	100%	100%
Verses Realities Inc. (“VRI”)	Wyoming, USA	Dissolved	100%
Verses Inc. (“VINC”)	Wyoming, USA	100%	100%
Verses Health Inc. (“VHE”)	Wyoming, USA	Dissolved	100%
Verses Global BV (“VBV”)	Netherlands	100%	100%
Verses Solutions Inc (“VSI”)	Wyoming, USA	100%	100%

c)	Significant accounting estimates and judgments

The preparation of these condensed consolidated interim financial statements requires management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. These consolidated financial statements include estimates that, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements, and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and future periods if the revision affects both current and future periods. These estimates are based on historical experience, current and future economic conditions, and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Actual outcomes could differ from these estimates.

The significant judgements made by management in the Company’s accounting policies and key sources of estimation uncertainty were the same as those applied in the annual audited consolidated financial statements for the year ended March 31, 2025.

F-51

3.	DEFERRED GRANT

The Company’s subsidiary, VBV, entered into a grant agreement (along with other beneficiaries) with the Horizon Europe, which is a program delegated under the European Commission, to provide technical expertise on artificial intelligence.

Under the grant agreement, VBV received $226,877 (€209,056) on July 24, 2024 and $169,000 (€146,339) on November 7, 2025. The funds under this agreement are to reimburse the Company for amounts spent on the project. The Company is required to submit their costs incurred related to the project and only approved expenses under the project are reimbursed.

Of the expenses incurred in connection with the grant agreement, $14,699 (March 31, 2025 - $17,944) are included in accounts payable, with $28,609 (March 31, 2025 - $67,732) remaining in restricted cash as of December 31, 2025. Grant income of $210,339 (December 31, 2024 - $98,105) was recognized during the nine months ended December 31, 2025.

	December 31, 2025	March 31, 2025
Balance, beginning of the year	$67,732	$-
Grant received	169,000	226,877
Expenses on the project	(199,959)	(156,885)
Exchange difference	4,966	(2,260)
Balance, end of the period	$41,739	$67,732

4.	REVENUE

The Company recognized revenues from contracts with customers in accordance with the following timing under ASC 606 Revenue from Contracts with Customers.

	Three months ended December 31,		Nine months ended December 31,
	2025	2024	2025	2024
Recognized at a point in time (1)	$385,250	$-	$685,250	$155,000
Recognized over the duration of contracts (2)	32,682	-	133,382	-
Total	$417,932	$-	$818,632	$155,000

(1)	Includes revenues from completed Proof of Concept contracts (“POCs”) and software implementation services.
(2)	Includes revenue from Software as a Service (“SaaS”).

On August 14, 2024, the Company announced the existing SaaS contract with its customer was terminated by both parties. As a result, the Company has recorded a provision for the contract settlement for $1,252,076 on June 30, 2024.

5.	COST OF REVENUE

The Company’s cost of revenue is summarized as follows:

	Three months ended		Nine months ended
	December 31,		December 31,
	2025	2024	2025	2024
Cost of Revenue from POCs and software implementation	$269,675	$-	$479,675	$145,000
Cost of Revenue from SaaS	22,877	-	67,428	-
	$292,552	$-	$547,103	$145,000

F-52

6.	LOANS PAYABLE

Loan activity consisted of the following:

For the period ended	December 31, 2025	March 31, 2025
Balance, beginning of the year	$139,039	$140,904
Repayment	(1,938)	(7,106)
Interest expense	3,935	5,241
Balance, end of the period	$141,036	$139,039

On June 5, 2020, the Company received a $142,400 loan from the U.S. Small Business Administration. The loan is secured by all tangible and intangible personal property of VTU, and bears interest of 3.75% per annum and requires monthly payments of $646 starting in June 2021 with a maturity of 30 years.

7.	SHARE BASED PAYMENTS

a)	Stock Options

The Company has an Omnibus Equity Incentive Plan (the “Plan”) available to employees, directors, officers, and consultants with grants under the Plan approved from time to time by the Board of Directors. Under the Plan, the Company is authorized to issue options (“Options”) to purchase an aggregate of up to 25% of the Company’s issued and outstanding Subordinate Voting Shares. Each option can be exercised to acquire one Subordinate Voting Share of the Company (“Share”). The exercise price for an option granted under the Plan may not be less than the prevailing market price at the date of grant.

Options to purchase Subordinate Voting Shares have been granted to directors, employees, and consultants as follows:

Expiry date	Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
June 16, 2027	1.46	21.60	15.76	103,703
September 4, 2027	1.68	7.44	5.43	125,000
September 16, 2027	1.71	27.00	19.70	19,072
April 28, 2028	2.33	44.55	32.50	3,703
December 15, 2028	2.96	32.85	23.97	345,204
December 23, 2028	2.98	30.51	22.26	136,290
April 15, 2029	3.29	30.78	22.46	8,794
July 3, 2029	3.51	29.01	21.17	142,808
May 26, 2030	4.40	12.57	9.17	33,334
September 19, 2030	4.72	6.90	5.03	261,726
October 1, 2030	4.75	7.55	5.51	105,000
	2.91	20.23	14.76	1,284,634

(1)	Converted at balance sheet rate.

F-53

A summary of the Company’s Options as of December 31, 2025, and changes for previous financial year end is as follows:

	Number of stock options	Weighted Average Exercise Price (CAD$)	Weighted Average Exercise Price (USD$ equivalent) (1)
Outstanding, March 31, 2024	542,334	$32.09	$23.42
Granted	364,099	27.39	19.98
Exercised	(51,235)	23.22	16.94
Cancelled	(84,314)	35.37	25.81
Outstanding, March 31, 2025	770,884	30.10	21.96
Granted	775,060	7.89	5.76
Exercised	(250,000)	8.66	6.32
Expired	(11,310)	33.89	24.73
Outstanding, December 31, 2025	1,284,634	20.23	14.76
Exercisable, December 31, 2025	1,039,271	$23.64	$17.25

(1)	Converted at balance sheet rate.

During the nine month period ended December 31, 2025:

-	11,310 Options at an average exercise price of CAD$33.89 ($24.73 at balance sheet rate) belonging to inactive employees expired according to the Plan.
-	250,000 Options, which were granted on July 24, 2025 to Consultant “B”, were exercised at an exercise price of CAD$8.66 for the net proceeds of $1,572,440. The original fair value of these Options of $1,327,787 was reclassified from additional paid-in capital to share capital upon exercise.

On October 1, 2025, the Company 105,000 Options to the consultants listed below at an exercise price of CAD$7.55 ($5.51 at balance sheet rate), vesting on the grant date, that expire 5 years after the date of grant.

●	Consultant “E” 37,500
●	Consultant “F” 37,500
●	Consultant “P” 20,000
●	Consultant “I” 10,000

These Options were fair valued at $470,072 using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$7.55	$5.51
Risk-free interest rate	2.73%	2.73%
Expected life	5 years	5 years
Expected volatility	118.4%	118.4%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$6.24	$4.48

On October 1, 2025, what remains subject to shareholder approval, the Company repriced 849,263 outstanding Options to acquire Class A Common shares of the Company to an exercise price of CAD$7.55 ($5.51 at balance sheet rate).

Original vesting terms and expiry date of the repriced stock options were maintained according to the original certificate agreement.

On October 1, 2025, the Company cancelled an aggregate of 90,313 Options and 46,296 RSUs in accordance with the rescission agreements as these Options and RSUs were initially granted to entities and not individuals as required by the Plan.

A total of 90,313 Options (the “Replacement Options”) and 46,296 RSUs (the “Replacement RSUs”) were granted on the same date to individuals related to the original entities. Original vesting terms and exercise price of the Replacement Options and Replacement RSUs were maintained according to the original certificate agreement. The Replacement Options have a 5-year expiry. The Company did not incur any additional costs related to the Replacement Options and Replacement RSUs.

F-54

On September 19, 2025, the Company granted 261,726 Options to employees and independent contractors of the Company with an exercise price of CAD$6.90 ($5.03 at balance sheet rate), expiring in 5 years, of which 218,247 will vest 25% every quarter subsequent to the vesting start date, and 43,479 with vest 25% on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter.

These Options were fair valued at $1,092,915 using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$6.90	$5.00
Risk-free interest rate	2.74%	2.74%
Expected life	5 years	5 years
Expected volatility	120.6%	120.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$5.76	$4.18

During the nine month period ended December 31, 2025, the Company recognized $739,732 as share-based payment for these Options using the graded vesting method over the vesting period.

On September 4, 2025, the Company granted 125,000 Options to the consultant “B” with an exercise price of CAD$7.44 ($5.43 at balance sheet rate), expiring in 2 years, and vesting on the grant date. These Options were fair valued at $414,244 using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$7.44	$5.45
Risk-free interest rate	2.47%	2.47%
Expected life	5 years	5 years
Expected volatility	120.6%	120.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$4.58	$3.31

On July 24, 2025, the Company granted 250,000 Options to the consultant “B” with an exercise price of CAD$8.66 ($6.32 at balance sheet rate), expiring in 5 years, and vesting on the grant date. These Options were fair valued at $1,327,787 using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$8.66	$6.35
Risk-free interest rate	3.10%	3.10%
Expected life	5 years	5 years
Expected volatility	120.6%	120.6%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$7.24	$5.31

F-55

On May 26, 2025, the Company granted 16,667 Options to the consultant “E” and 16,667 Options to the consultant “F” with an exercise price of CAD$12.57 ($9.17 at balance sheet rate), expiring in 5 years, and vesting on the grant date. These Options were fair valued at $258,056 using the Black-Scholes option pricing model with the following assumptions:

	CAD$	$
Share price at grant date	$12.57	$9.21
Risk-free interest rate	2.92%	2.92%
Expected life	5 years	5 years
Expected volatility	123.9%	123.9%
Expected forfeitures	0%	0%
Expected dividends	Nil	Nil
Grant date fair value per option	$10.63	$7.74

On December 23, 2024, the Company granted 49,444 Options to employees and independent contractors of the Company with an exercise price of CAD$30.51 ($22.26 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $201,281 as share-based payment for these Options using the graded vesting method over the vesting period.

On December 23, 2024, the Company granted 86,852 Options to consultants of the Company with an exercise price of CAD$30.51 ($22.26 at balance sheet rate), expiring in 5 years, where 33.33% of these Options vested on the grant date and 33.33% will vest every 6 months after the grant date.

During the nine month period ended December 31, 2025, the Company recognized $406,762 as share-based payment for these Options using the graded vesting method over the vesting period.

On July 3, 2024, the Company granted 85,682 Options to employees and independent contractors of the Company with a weighted average exercise price of CAD$29.10 ($21.23 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $235,341 as share-based payment for these Options using the graded vesting method over the vesting period.

On April 15, 2024, the Company granted 4,260 Options to employees and independent contractors of the Company with a weighted average exercise price of CAD$33.86 ($24.70 at balance sheet rate), expiring in 5 years, with 25% vesting on the date that is one (1) year from the vesting start date and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $9,720 as share-based payment for these Options using the graded vesting method over the vesting period.

On December 15, 2023, the Company granted 347,952 Options to employees and independent contractors of the Company with an exercise price of CAD$36.45 ($26.59 at balance sheet rate), expiring in 5 years, where 173,186 of these Options vest on the grant date, based on previous commitments, and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $121,317 as share-based payment for these Options using the graded vesting method over the vesting period.

F-56

The table below consolidates the position of the Options granted related to consultants of the Company:

Consultant	Total granted amount	Exercised - Inception to March 31, 2025	Outstanding March 31, 2025	Granted Q3-2026 (ytd)	Exercised Q3-2026 (ytd)	Cancelled Q3-2026 (ytd)	Outstanding December 31, 2025	% of the total
A	64,815	(55,556)	9,259	-	-	-	9,259	2.5%
B	64,814	(9,259)	55,555	375,000	(250,000)	-	180,555	47.8%
C	55,555	(44,444)	11,111	-	-	-	11,111	2.9%
D	44,444	-	44,444	-	-	-	44,444	11.8%
E	23,889	-	23,889	16,667	-	-	40,556	10.7%
F	3,704	-	3,704	16,667	-	-	20,371	5.4%
G	14,815	(14,815)	-	-	-	-	-	0.0%
H	14,815	-	14,815	-	-	-	14,815	3.9%
I	12,963	-	12,963	-	-	-	12,963	3.4%
J	12,963	(10,556)	2,407	-	-	-	2,407	0.6%
K	9,259	(9,259)	-	-	-	-	-	0.0%
L	7,407	-	7,407	-	-	-	7,407	2.0%
M	6,481	-	6,481	-	-	-	6,481	1.7%
N	6,481	-	6,481	-	-	-	6,481	1.7%
O	4,457	-	4,457	-	-	-	4,457	1.2%
P	3,704	-	3,704	-	-	-	3,704	1.0%
Q	3,704	-	3,704	-	-	-	3,704	1.0%
Others	10,577	(1,235)	9,342	-	-	(617)	8,725	2.3%
Total	364,847	(145,124)	219,723	408,334	(250,000)	(617)	377,440	100.0%

b)	Restricted Shares Units

Pursuant to the Plan, the Company may grant RSUs to employees, directors, officers, and consultants. The RSUs can be settled at the election of the holder for Subordinate Voting Shares (“Shares”), cash, or a combination of Shares and cash. The RSUs are determined to be a liability instrument, and the fair value will be recognized as an expense using the graded vesting method over the vesting period.

On December 30, 2025, the Company’s Board of Directors approved the cancellation of all outstanding RSUs held by certain consultants, including RSUs that had previously vested and been settled in shares. Pursuant to executed rescission agreements, all unvested RSUs were canceled without consideration, and all vested shares previously issued upon settlement of RSUs were surrendered by the grantees and canceled.

As a result of the rescission, the Company recorded the following during the period a reversal of previously recognized share-based compensation expense related to unconverted RSUs of $181,887. Details of the canceled RSUs are as follows:

○	Consultant “P” - 20,000 RSUs - USD38,397
○	Consultant “E” - 37,037 RSUs - USD71,745
○	Consultant “F” - 37,037 RSUs - USD71,745

On December 1, 2025, the Company converted 7,500 RSUs issued to independent contractors granted on September 19, 2025. These RSUs were valued based on the prevailing market price of one Share on the conversion date, and the Company recognized $20,550 as share capital.

On October 1, 2025, the Company granted 20,000 RSUs to consultant “P” vesting on the grant date. The Company recognized $38,397 as share-based payment during the nine month period ended December 31, 2025.

F-57

On September 19, 2025, the Company granted 30,000 RSUs to independent contractors of the Company, expiring in 5 years, which vest 25% every quarter after the grant date. These RSUs were fair valued based on the prevailing market price of one Share on the balance sheet date. The Company recognized $32,054 as share-based payment during the nine month period ended December 31, 2025.

On July 28, 2025, the Company converted 40,742 RSUs, of which 18,519 RSUs to consultant “E” and 18,519 RSUs to consultant “F” based on the completion of the milestones of funding the company in aggregate greater than CAD$50 million. The Company also converted 3,704 to other consultants. These RSUs were valued based on the prevailing market price of one Share on the completion date, and the Company recognized an expense of $230,491 during the nine month period ended December 31, 2025.

On July 3, 2025, the Company granted converted a total of 92,944 RSUs, of which 42,592 RSUs to consultant “B”, 18,519 RSUs to consultant “E”, 18,519 RSUs to consultant “F”, 351 to other consultants, and 12,963 to directors and officers of the Company. These RSUs were valued based on the prevailing market price of one Share on the conversion date, and the Company recognized $253,541 as share capital.

On May 26, 2025, the Company granted 33,333 RSUs to consultant “B”, expiring in 5 years, and vest on July 1, 2025. These RSUs were fair valued based on the market price of one Share on the balance sheet date. The Company recognized $344,431 as share-based payment during the nine month period ended December 31, 2025.

The table below consolidates the position of the RSUs granted related to consultants of the Company:

Consultant	Total granted amount	Converted - Inception to March 31, 2025	Outstanding March 31, 2025	Granted Q3-2026 (ytd)	Converted Q3-2026 (ytd)	Cancelled Q3-2026 (ytd)	Outstanding December 31, 2025	% of the total
A	7,407	(2,469)	4,938	-	-	-	4,938	3.5%
B	46,296	(9,259)	37,037	33,333	(42,592)	-	27,778	19.7%
E	111,111	(37,037)	74,074	-	(37,037)	(37,037)	-	0.0%
F	111,111	(37,037)	74,074	-	(37,037)	(37,037)	-	0.0%
L	1,852	-	1,852	-	-	-	1,852	1.3%
Others	20,371	(3,704)	16,667	20,000	(4,055)	(20,000)	12,612	8.9%
Total	298,148	(89,506)	208,642	53,333	(120,721)	(94,074)	141,254	100.0%

On September 30, 2025, the balance of 585,020 RSUs granted in the previous periods, were revalued based on the prevailing market price of one Share on the revaluation date, and the Company derecognized $2,611,348 as share-based payment for RSUs during the nine month period ended December 31, 2025.

A summary of the Company’s restricted shares units as at December 31, 2025, and changes for the years then ended is as follows:

Number of RSUs
Balance, March 31, 2024	24,075
Issued, April 15, 2024	1,852
Issued, June 20, 2024	37,037
Issued, July 3, 2024	359,817
Issued, September 13, 2024	74,074
Issued, December 23, 2024	296,296
Cancelled	(5,926)
Converted	(101,852)
Balance, March 31, 2025	685,373
Issued, May 26, 2025	33,333
Issued, September 19, 2025	30,000
Issued, October 1, 2025	20,000
Cancelled	(94,074)
Converted	(141,186)
Balance, December 31, 2025	533,446
Exercisable, December 31, 2025	1,481

F-58

A reconciliation of share based payments is as follows:

Share based payments	Stock Options	RSUs	Total
Previous years graded vesting	860,673	-	860,673
Revaluation RSUs 2023	-	(62,339)	(62,339)
New grants Q1 2025	196,119	56,989	253,108
New grants Q2 2025	1,178,861	3,771,684	4,950,545
New grants Q3 2025	1,334,636	2,927,997	4,262,633
Cancelled options / RSUs	(1,396,321)	(12,717)	(1,409,038)
Balance, December 31, 2024	$2,173,968	$6,681,614	$8,855,582

Previous years graded vesting	1,337,858	-	1,337,858
Previous years RSUs revaluation	-	(2,611,348)	(2,611,348)
New grants Q1 2026	258,056	344,431	602,487
New grants Q2 2026	2,118,326	32,054	2,150,380
New grants Q3 2026	470,072	38,397	508,469
RSU milestone conversion	-	230,491	230,491
RSUs cancellation	-	(181,887)	(181,887)
Balance, December 31, 2025	$4,184,312	$(2,147,862)	$2,036,450

As of December 31, 2025, the fair value of RSUs was $611,592 (March 31, 2025 - $3,911,823).

8.	RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s related parties consist of the directors, executive officers and key management personnel, who have authority and responsibility for planning, directing, and controlling the Company’s activity and companies controlled by them. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities. A transaction is considered to be a related party transaction when there is a transfer of resources, services, or obligations between related parties.

Transactions are measured at the exchange amount, which is the amount agreed to by the parties.

Key management personnel include those with authority and responsibility for planning, directing, and controlling the company’s activities. The Company has determined that key management personnel consist of executive and non-executive members of its Board of Directors and senior officers.

F-59

During the three and nine month periods ended December 31, 2025 and 2024, related party transactions were as follows:

	Three months ended		Nine months ended
	December 31, 2025		December 31, 2025
	2025	2024	2025	2024
Management fees	$75,000	$49,753	$195,000	$134,334
Management salaries and benefits included in personnel expenses	442,626	347,051	1,343,496	1,117,687
Share-based payments	(168,813)	302,201	(363,732)	626,013
	$348,813	$699,005	$1,174,764	$1,878,034

Included in accounts payable as due from related parties at December 31, 2025, were amounts totaling $60,000 due to Michael Blum, the Chairman (March 31, 2025 – $20,000), $7,500 due to David Scott, director (March 31, 2025 – $Nil) $nil due to James Hendrickson, President and Chief Operating Officer (March 31, 2025 - $83,500), and $nil due to Kevin Wilson, the Chief Accounting Officer (March 31, 2025 - $2,299).

Also included as due from related parties at December 31, 2025, is an unsecured loan made on April 28, 2023 of $70,449 (March 31, 2025 - $68,080) to Michael Wadden, the Chief Commercial Officer of the Company. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033. No repayments were made during the nine month period ended December 31, 2025.

On December 23, 2024, the Company granted 7,407 Options to James Hendrickson, President and Chief Operating Officer, with an exercise price of CAD$30.51 ($22.26 at balance sheet rate), expiring in 5 years, where 25% will vest within one year of the grant date, and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $30,154 as share-based payment for stock these Options using the graded vesting method over the vesting period.

On December 23, 2024, the Company granted 7,408 RSUs to two independent directors of the Company, 3,704 to Gordon Scott Paterson (former director) and 3,704 to Jonathan de Vos. These RSUs have no exercise price and expire in 5 years. They vest 33.33% within one year of the grant date and 33.33% yearly thereafter. The Company revalued the RSUs based on the prevailing market price of one Share on the revaluation date. The Company derecognized $7,346 as share-based payment for these RSUs during the nine month period ended December 31, 2025.

On September 13, 2024, the Company granted 74,074 RSUs to Michael Blum, the Chairman, with no exercise price and expire in 10 years. 24,691 RSUs vest 12 months after the grant date and 8.33% every three months afterwards. During the period ended September 30, 2025, the Company revalued these RSUs based on the prevailing market price of one Share on the revaluation date. The Company derecognized $330,191 as share-based payment for RSUs during the nine month period ended December 31, 2025.

On July 3, 2024, the Company granted 3,704 Options to James Hendrickson, President and Chief Operating Officer and 1,852 to Kevin Wilson, its Chief Accounting Officer. The Options have an exercise price of CAD$28.89 ($21.08 at balance sheet rate) and expire in 5 years. 25% of the options will vest 12 months after the grant date and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $19,210 as share-based payment for these stock options using the graded vesting method over the vesting period.

On July 3, 2024, the Company granted 1,852 RSUs to Kevin Wilson, its Chief Accounting Officer and 16,665 to the three independent directors of the Company, 5,555 to Gordon Scott Paterson (former director) and 5,555 to Jonathan de Vos. The RSUs have no exercise price and expire in 10 years. 33.33% vest every 12 months after the grant date. The Company revalued the RSUs based on the prevailing market price of one Share on the revaluation date. The Company derecognized $51,219 as share-based payment for during the nine month period ended December 31, 2025.

F-60

On December 23, 2023, the Company granted 16,278 stock options to Kevin Wilson, its Chief Financial Officer and 1,852 stock options to James Hendrickson, its Chief Operating Officer with an exercise price of CAD$36.45 ($26.18 at balance sheet rate), expiring in 5 years, where 16,278 vested on the grant date, and 1,852 will vest 25% within one year of the grant date, and 6.25% every subsequent quarter.

During the nine month period ended December 31, 2025, the Company recognized $1,866 as share-based payment for these Options using the graded vesting method over the vesting period.

On December 31, 2025, the remaining unvested 6,172 RSUs granted to Gordon Scott Paterson (former director) in the year ended March 31, 2023, were valued based on the market price of one Subordinate Voting Share on the revaluation date, of which $26,206 is derecognized in the nine month period ended December 31, 2025.

9.	COMMITMENTS

The Company has an obligation to pay royalties to Cyberlab, LLC (“Cyberlab”) (a company controlled by Dan Mapes, a director and officer). Cyberlab shall be entitled to receive a share of the gross revenue derived from the sales, licensing, and other commercial activities involving Spatial Domain Names, pursuant to the following schedule:

-	Years 1 through 10 of the Spatial Domain Program: Cyberlab shall be entitled to retain Five Percent (5%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Five Percent (95%) to allocate between itself and other Spatial Domain Program stakeholders (e.g., registries, registrars, etc.) as it sees fit.
-	Years 11 through 14 of the Spatial Domain Program: Cyberlab shall be entitled to retain Four Percent (4%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Six Percent (96%).
-	Years 15 through 17 of the Spatial Domain Program: Cyberlab shall be entitled to retain Three Percent (3%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Seven Percent (97%).
-	Years 18 and 19 of the Spatial Domain Program: Cyberlab shall be entitled to retain Two Percent (2%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Eight Percent (98%).
-	Years 20 to 25 of the Spatial Domain Program: Cyberlab shall be entitled to retain One Percent (1%) of all gross revenue from the Spatial Domain Program, while VERSES shall retain the remaining Ninety-Nine Percent (99%).

As of December 31, 2025, no amounts are payable under the royalty agreement.

The Company may grant stock options (“Options”), deferred share units (“DSU”), or restricted stock units (“RSU”) to qualifying consultants and employees based on their respective contracts, to be determined at the grant date based on the prevailing market price of the Company’s shares. As of December 31, 2025, the outstanding commitment balance is 143,510 (March 31, 2025 – nil) to be granted as Options, RSUs or DSUs, of which 37,510 stock options is for the new Board of Directors member, David Scott, 33,000 is for Hari Thiruvengada (Chief Technology Officer), 33,000 is for James Hendrickson (President and Chief Operating Officer), and 1,481 RSUs to Expansion Project Technologies Holding 9 SPV RSC Ltd in connection with CAD$400,000 in revenues derived by Verses from the commercial agreements it enters into with affiliates of G42.

The Company has entered into severance agreements with Gabriel Rene (Chief Executive Officer and Director), Dan Mapes (President Emeritus and Global Ambassador and Director), James Christodoulou (Chief Financial Officer), Kevin Wilson (Chief Accounting Officer), Donald Moody (General Counsel and Chief Legal Officer), Capm Petersen (Chief Innovation Officer), Steven Swanson (Chief Experience Officer), Michael Wadden (Chief Commercial Officer), James Hendrickson (President and Chief Operating Office), and Hari Thiruvengada (Chief Technology Officer). In the case of involuntary termination or a change in control, the executives are entitled to a monetary payment of base salary, continuation of medical and dental insurance, and immediate, accelerated vesting of all stock options, equity, and related compensation.

F-61

10.	SHARE CAPITAL

a)	Authorized shares

Effective July 20, 2021, the Company amended its Articles to create an unlimited number of Class A Subordinate Voting Shares and unlimited number of Class B Proportionate Voting Shares. Each Subordinate Voting Share shall entitle the holder thereof to one vote. Each Class B share shall entitle the holder thereof to 6.25 votes and such proportionate dividends and liquidation rights. Each Class B share is convertible, at the holder’s option, into 6.25 Subordinate Voting Shares.

On May 30, 2024, all 370,370 Class B Proportionate Voting Shares were converted to 2,314,815 Class A Subordinate Voting Shares.

On September 26, 2025, 1,240,741 Class A Subordinate Voting Shares were converted to 198,517 Class B Proportionate Voting Shares.

On October 29, 2025, 198,517 Class B Proportionate Voting Shares were converted back to 1,240,741 Class A Subordinate Voting Shares.

b)	Issued

On December 1, 2025, 7,500 RSUs were settled into Shares with a value of $20,550 based on the prevailing share price and exchange rate on the settlement date.

On November 10, 2025, the Company entered into a private placement financing and a related sharing agreement with Sorbie Bornholm LP and Sorbie Investments LLP (collectively, “Sorbie”). The Company issued 2,333,334 units issued pursuant to the private placement and. Each unit was issued at a price of CAD$6.00 ($4.38 at balance sheet rate) per unit, for total gross proceeds of CAD$14,000,000 ($9,917,600). Each unit consisted of one Class A subordinate voting share and one-half of one common share purchase warrant. Each whole warrant is exercisable for one Class A subordinate voting share at an exercise price of CAD$7.00 ($5.11 at balance sheet rate) per share and expires three years from the date of issuance.

At closing, CAD$700,000 (USD495,880) of the gross proceeds was released to the Company in cash. The remaining proceeds were delivered in accordance with the terms of the related Sharing Agreement.

Concurrently with the closing of the private placement, the Company entered into a Sharing Agreement with Sorbie, pursuant to which the Company is entitled to receive variable monthly cash settlements over an 11-month term, based on the performance of the Company’s share price relative to a benchmark price of CAD$7.75 ($5.65 at balance sheet rate). Settlement amounts are determined monthly based on the volume-weighted average trading price of the Company’s shares and are not subject to a contractual maximum. The Company has no obligation to issue additional shares under the Sharing Agreement. An additional 140,000 units were issued in accordance with the terms of the transaction as CAD$840,000 ($595,056) compensation for the Sharing Agreement.

On July 29 and August 13, 2025, a total of 250,000 options granted to consultant “B” were exercised.

On July 28, 2025, 40,742 RSUs were settled into Shares with a value of $253,541 based on the prevailing share price and exchange rate on the settlement date.

F-62

On July 11, 2025, the Company closed an offering by way of prospectus supplement. Pursuant to the Offering, the Company raised gross proceeds of approximately CAD$9,573,758 (US$7,000,331) by issuing 1,007,764 units of the Company (the “Units”) at a price of CAD$9.50 (US$6.946) per Unit.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of CAD$11.50 ($8.26 at balance sheet rate) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

The Offering was completed pursuant to an agency agreement dated July 9, 2025 between the Company, A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners. Each of A.G.P. Canada Investments ULC and A.G.P./Alliance Global Partners acted as co-lead agents, on behalf of a syndicate of agents including Imperial Capital, LLC and Haywood Securities Inc.

In connection with the Offering, the Company agreed to pay the agents a cash commission of CAD$400,000 ($292,480), and further agreed to issue to the agents 35,271 of compensation warrants (the “Compensation Warrants”). Each Compensation Warrant is exercisable into a Share at an exercise price of CAD$11.50 (US$8.409) per Share until the date that is 36 months after the date of issuance. In addition, the Company paid a cash fee of US$250,000 and issued 75,000 corporate finance fee warrants to TriView Capital Ltd., a financial advisor of the Company, with such corporate finance fee warrants having identical terms to the Compensation Warrants.

On July 3, 2025, 92,944 RSUs were settled into Shares with a value of $883,851 based on the prevailing share price and exchange rate on the settlement date.

On May 9, 2025, in connection with the conversion of the convertible debentures, the Company issued 4,253 Shares as an interest remainder.

On April 28, 2025, the Company closed an offering by way of prospectus supplement (the “Offering”). Pursuant to the Offering, the Company raised gross proceeds of $7,929,900 (CAD$11,000,000) by issuing 916,666 Units of the Company (the “Units”) at a price of US$8.64 (CAD$12.00) per Unit.

Each Unit is comprised of one Class A Subordinate Voting Share of the Company (a “Share”) and one-half of one Share purchase warrant (each whole Share purchase warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of CAD$15.00 ($11.00 at balance sheet rate) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

The Offering was completed pursuant to an agency agreement dated April 23, 2025 between the Company, A.G.P. Canada Investments ULC, Clear Street LLC and A.G.P./Alliance Global Partners.

In connection with the Offering, the Company agreed to pay the agents a cash commission equal to $575,655, incurred in legal fees of $242,418, and agreed to issue 70,334 compensation warrants (the “Compensation Warrants”) valued at $495,635 (Note 11). Each Compensation Warrant is exercisable into a Share at an exercise price of CAD$12.00 ($8.80 at balance sheet rate) per Share until the date that is 36 months after the date of issuance. The cash commission and the number of Compensation Warrants was reduced from 7% to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company.

The Offering was completed in Canada pursuant to a prospectus supplement dated April 25, 2025 (the “Supplement”) to the Company’s base shelf prospectus receipted on September 26, 2024 (the “Base Shelf Prospectus”).

F-63

11.	WARRANTS

On December 18, 2025, in connection with the Convertible Debentures issuance (Note 15), the Company issued 434,764 warrants. Each whole warrant is exercisable for one Class A subordinate voting share at an exercise price of CAD$7.00 ($5.11 at balance sheet rate) per share and expires three years from the date of issuance. The Company also issued 23,026 Broker Units. Each Broker Unit has an exercise price of CAD$3.04 ($2.22 at balance sheet rate) per unit and consisted of one Class A subordinate voting share and one-half of one common share purchase warrant. Each whole warrant is exercisable for one Class A subordinate voting share at an exercise price of CAD$7.00 ($5.11 at balance sheet rate) per share and expires three years from the date of issuance.

The total fair value of Broker Units was $45,361, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$3.04	$2.21
Risk-free interest rate	2.59%	2.59%
Expected life	3 years	3 years
Expected volatility	118.4%	118.4%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$1.85	$1.34

On November 6, 2025, in connection with the Sorbie financing (Note 10), the Company issued 1,236,667 warrants. Each whole warrant is exercisable for one Class A subordinate voting share at an exercise price of CAD$7.00 ($5.11 at balance sheet rate) per share and expires three years from the date of issuance. The Company also issued 186,667 Broker Units. Each Broker Unit has an exercise price of CAD$6.00 ($4.38 at balance sheet rate) per unit and consisted of one Class A subordinate voting share and one-half of one common share purchase warrant. Each whole warrant is exercisable for one Class A subordinate voting share at an exercise price of CAD$7.00 ($5.11 at balance sheet rate) per share and expires three years from the date of issuance.

The total fair value of these Warrants was $2,774,214 and the Broker Units was $644,058, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$4.88	$3.46
Risk-free interest rate	2.39%	2.39%
Expected life	3 years	3 years
Expected volatility	118.4%	118.4%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$3.29	$2.33

On July 11, 2025, in connection with the Prospectus Supplement offering closed, the Company issued 503,882 warrants and 110,271 Compensation Warrants (Note 10). Each Warrant entitles the holder to purchase one Share of the Company (a “Warrant Share”) at an exercise price of CAD$11.50 ($8.26 at balance sheet rate) per Warrant Share at any time until the date that is 36-month from the date of issuance, subject to adjustment in certain events.

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The total fair value of these Compensation Warrants was $660,900, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$11.46	$8.38
Risk-free interest rate	2.72%	2.72%
Expected life	3 years	3 years
Expected volatility	120.6%	120.6%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$8.20	$5.99

On May 9, 2025, in connection with the Prospectus Supplement offering closed, the Company issued 458,333 warrants and 70,334 Compensation Warrants (Note 10).

The total fair value of these Compensation Warrants was $495,635, estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	CAD$	$
Share price at grant date	$13.20	$9.52
Risk-free interest rate	2.61%	2.61%
Expected life	3 years	3 years
Expected volatility	123.9%	123.9%
Expected dividends	Nil	Nil
Grant date fair value per warrant	$9.78	$7.05

Warrants outstanding as at December 31, 2025 are summarized below:

	Number of warrants	Weighted Average Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)
Balance, March 31, 2024	878,061	$41.10	$29.99
Issued	1,340,158	40.16	29.30
Exercised	(122,993)	24.09	17.58
Expired	(2)	21.60	15.76
Balance, March 31, 2025	2,095,224	$41.50	$30.28
Issued	3,023,944	8.84	6.45
Expired	(368,303)	26.54	19.36
Balance, December 31, 2025	4,750,865	$21.87	$15.96

(1)	Converted at balance sheet rate.

F-65

As of December 31, 2025, the Company’s outstanding share purchase warrants expire as follows:

Expiry date	Weighted Average Remaining Contractual Life in Years	Exercise Price (CAD$)	Exercise Price (USD$ equivalent) (1)	Outstanding
April 15, 2026	0.29	10.80	7.88	46,296
April 17, 2026	0.29	27.00	19.70	3,348
April 29, 2026	0.33	27.00	19.70	6,618
May 16, 2026	0.37	27.00	19.70	1,702
July 6, 2026	0.51	55.35	40.38	29,227
July 6, 2026	0.51	68.85	50.23	294,694
August 15, 2026	0.62	27.00	19.70	45,496
August 17, 2026	0.63	40.50	29.55	126,853
August 30, 2026	0.66	40.50	29.55	43,062
September 17, 2026	0.71	40.50	29.55	12,494
December 22, 2026	0.98	32.40	23.64	809
January 8, 2027	1.02	40.50	29.55	28
June 20, 2027	1.47	40.50	29.55	255,185
September 26, 2027	1.74	21.60	15.76	10,562
September 26, 2027	1.74	32.40	23.64	114,354
November 8, 2027	1.85	13.50	9.85	14,444
November 8, 2027	1.85	18.90	13.79	85,699
November 15, 2027	1.87	13.50	9.85	2,229
November 15, 2027	1.87	18.90	13.79	15,290
December 9, 2027	1.94	13.50	9.85	3,707
December 9, 2027	1.94	18.90	13.79	28,519
January 9, 2028	2.02	52.92	38.61	235,906
January 9, 2028	2.02	42.39	30.93	26,420
February 25, 2028	2.15	52.92	38.61	257,312
March 9, 2028	2.19	18.90	13.79	66,667
April 28, 2028	2.33	15.00	10.94	458,333
April 28, 2028	2.33	12.00	8.76	70,334
July 11, 2028	2.53	11.50	8.39	614,153
November 6, 2028	2.85	6.00	4.38	186,667
November 6, 2028	2.85	7.00	5.11	1,236,667
December 18, 2028	2.97	3.04	2.22	23,026
December 18, 2028	2.97	7.00	5.11	434,764
	2.24	$21.87	$15.96	4,750,865

Notes:

(1)	Converted at balance sheet rate.
(2)	Warrants expiring July 6, 2026

Pre-Consolidation Exercise Terms: 1 Warrant + CAD$2.55 ($1.86 at balance sheet rate) = 1 Class A Subordinate Voting share.

Post-Consolidation Exercise Terms: 27 Warrants + CAD$68.85 ($50.23 at balance sheet rate) = 1 New Class A Subordinate Voting share.

For presentation purposes, the Company divided the total outstanding warrants by 27 to reflect 1 warrant + CAD$68.85 ($50.23 at balance sheet rate) = 1 New Class A Subordinate Voting share.

12.	PREPAID EXPENSES

Prepaid expenses consisted of the following:

	December 31, 2025	March 31, 2025
Deposit	$50,399	$10,000
Retainer	269,311	251,983
Prepaid insurance	482,796	106,084
Subscriptions	303,283	267,997
Balance, end of the period	$1,105,789	$636,064

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13.	EQUIPMENT

Cost	Equipment
Balance, March 31, 2025	$580,751
Additions	65,285
Balance, December 31, 2025	$646,036

Accumulated depreciation	Equipment
Balance, March 31, 2025	$455,338
Additions	70,408
Balance, December 31, 2025	$525,746

Net book value, March 31, 2025	$125,413
Net book value, December 31, 2025	$120,290

14.	CONTINGENT RECEIVABLE

On November 10, 2025, in connection with the financing agreement with Sorbie Bornholm LP, the Company entered into a Sharing Agreement tranches to be paid, Sorbie must have freely trading shares without a restrictive legend. Currently, the securities issued under the Offering are not freely trading and are subject to a statutory hold period of four months plus a day from the date of issuance in accordance with applicable securities legislation in Canada.

The Sharing Agreement calculates each additional tranche, as the Transfer Amount of CAD$1,209,091 ($882,152 at balance sheet rate) minus the difference between the Benchmark Price of CAD$7.75 ($5.65 at balance sheet rate) and the trailing 20-day Value Weighted Average Price times 164,223 (Transfer Amount – ((Benchmark Price – 20-day VWAP)*164,223). The Company is responsible to pay 8% brokerage fee with each tranche.

For tranches under the Sharing Agreement to be payable, Sorbie must hold freely tradable shares without a restrictive legend. As of the date of issuance of these Condensed Consolidated Interim Financial Statements, the shares issued under the Sharing Agreement remain subject to a restrictive legend. Accordingly, the contingent receivable cannot be measured or recognized at this time.

Any subsequent cash proceeds received will be recorded directly in Shareholders’ Equity.

15.	CONVERTIBLE DEBENTURE

On December 19, 2025, the Company announced that it had closed a non-brokered private placement offering (the “Offering”) of secured convertible debenture units (the “Units”) for gross proceeds of CAD$2,651,000 ($1,923,566) of which CAD$2,415,000 ($1,752,324) was in cash. Each Unit consists of CAD$1,000 ($730 at balance sheet rate) principal amount of secured convertible debentures (the “Convertible Debentures”) and 164 detachable share purchase warrants (the “Warrants”). The Convertible Debentures are convertible into Class A Subordinate Voting Shares of the Company (the “Shares”), at the election of the holder, at a conversion price of CAD$3.04 ($2.22 at balance sheet rate) per Share (the “Conversion Price”), subject to customary anti-dilution adjustments. The Warrants are exercisable at a price of CAD$7.00 ($5.11 at balance sheet rate) per Share until December 18, 2028. The Convertible Debentures mature on December 18, 2027 (the “Maturity Date”) and bear interest at a rate of 15% per annum, payable in arrears on the earlier of conversion, prepayment, or the Maturity Date, in either cash or, at the option of the holder, by the issuance of Shares at the Conversion Price, subject to approval of Cboe Canada Inc. (the “Exchange”). The Convertible Debentures are secured by a first-ranking security interest over all present and after-acquired property and assets of the Company.

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A reconciliation of the contingent receivable is as follows:

Convertible debenture
Balance, March 31, 2025	$-
Proceeds from issuance	1,934,170
Issuance costs cash paid	(69,527)
Issuance costs warrants granted	(45,361)
Interest payable	10,261
Accretion expense	3,155
Foreign exchange on convertible debt	72
Balance, December 31, 2025	$1,832,770

16.	CONTINGENT LIABILITY

On or about November 7, 2025, a subsidiary of the Company (VTU) was served with a copy of a summons and complaint for a Wyoming civil action for, inter alia, breach of contract and unjust enrichment from a Florida resident (Philip Plough) based upon a ~$35,000 loan (paid in cryptocurrency) made to an unrelated third party entity (XYZ Global Technologies, Inc.), and entity which Mr. Mapes and Mr. Rene, Officers and Directors of the Company were associated with. Along with XYZ, VTU and the Company, Mr. Mapes and Mr. Rene were also named in the Complaint as individuals along with a law firm (Gresham International America LLC) that specializes in fintech compliance services. The Complaint seeks $1,856,000 in compensatory damages, as well as punitive / exemplary damages and injunctive relief. On or about January 8, 2026, counsel for Plaintiff served a group of applications for “default judgment” against several defendants — including some that appear to have never been properly served or that have filed challenges to the court’s jurisdiction. The Company was also included, even though it too never accepted service of process or consented to personal jurisdiction.

However, because VTU is a Wyoming corporation, it did not challenge proper service or jurisdiction, and an Answer was filed on its behalf in late December 2025. VTU denied the allegations made against it, highlighting that the loan document in question (i.e. a promissory note) makes no mention of VTU or the Company, and that to the best of its knowledge neither one ever had any involvement with or received any funds from the 2018 loan to XYZ. XYZ has never done any business with VTU or the Company, and neither the Company nor VTU have any stock or other ownership interest in or day-to-day involvement with XYZ. Likewise, XYZ owns no stock in and has no day-to-day involvement with the Company or VTU. The case is otherwise still in its early stages. No hearings have been held and no discovery has been taken by either side.

17.	FINANCIAL INSTRUMENTS

As of December 31, 2025, the Company’s financial instruments consist of cash and restricted cash, accounts receivable, accounts payable and accrued liabilities, restricted share unit liability, provision for legal claim, convertible debenture, and loans payable.

In accordance with ASC 820, Fair Value Measurement, the Company categorizes financial assets and liabilities measured at fair value into a three-level hierarchy based on the inputs used in the valuation techniques. The hierarchy gives the highest priority to quoted prices in active markets (Level 1) and the lowest priority to unobservable inputs (Level 3).

The levels of the fair value hierarchy are defined as follows:

●	Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company can access at the measurement date.

●	Level 2 – Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, such as quoted prices for similar assets or liabilities in active or inactive markets.

●	Level 3 – Unobservable inputs for the asset or liability, which are used to measure fair value to the extent that observable inputs are not available, and which are significant to the overall fair value measurement.

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As of December 31, 2025	Level 1 ($)	Level 2 ($)	Level 3 ($)	Total ($)
Assets:
Cash and restricted cash	67,954	-	-	67,954
Accounts receivable	164,000	-	-	164,000
Due from related parties	70,449	-	-	70,449
Liabilities:
Accounts payable	3,141,081	-	-	3,141,081
Accrued liabilities	79,891	-	-	79,891
Provision for legal claim	9,640,094	-	-	9,640,094
Convertible Debenture	1,832,770	-	-	1,832,770
Restricted share unit liability	-	611,592	-	611,592
Loans payable	141,036	-	-	141,036

As of March 31, 2025	Level 1	Level 2	Level 3	Total
Assets:
Cash and restricted cash	4,816,906	-	-	4,816,906
Due from related parties	68,080	-	-	68,080
Liabilities:
Accounts payable	2,036,916	-	-	2,036,916
Accrued liabilities	41,736	-	-	41,736
Provision for legal claim	8,948,085	-	-	8,948,085
Restricted share unit liability	-	3,911,823	-	3,911,823
Loans payable	139,039	-	-	139,039

Credit risk

Credit risk is the risk of loss associated with a counterparty’s inability to fulfill its payment obligations. The financial instrument that potentially subjects the Company to concentrations of credit risk consists principally of cash, accounts receivable, and due from related parties. To minimize the credit risk, the Company places its cash with large financial institutions.

Amounts due from related parties of $70,449 as of December 31, 2025 (March 31, 2025 - $68,080) represent receivables from an unsecured loan to a key member of the management team. The loan has an annual interest rate of 5% and requires principal and interest to be paid in full by May 1, 2033 (Note 8).

As of December 31, 2025, management assessed that there is no need to provide a credit loss allowance.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s operations on an ongoing basis. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations, cash holdings, and anticipated future financing transactions.

The Company has historically raised capital to fund operations, primarily through debt and equity investors, although there is no assurance that it will be able to raise funds in the future. The Company will continue to rely on such financings to generate sufficient amounts of cash and cash equivalents to cover its operating costs, satisfy short and long term capital requirements, and meet growth objectives.

F-69

Contractual cash flow requirements as of December 31, 2025, were as follows:

	<1 year $	1-2 years $	2-5 years $	>5 years $	Total $
Accounts payable	3,141,081	-	-	-	3,141,081
Accrued liabilities	79,891	-	-	-	79,891
Convertible Debenture	-	1,832,770	-	-	1,832,770
Loans payable	7,752	7,752	23,256	102,276	141,036
Total	3,228,724	1,840,522	23,256	102,276	5,194,778

As of December 31, 2025, the Company had a working capital deficit of $13,247,462 (March 31, 2025 - $8,923,210).

Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows will fluctuate due to changes in foreign exchange rates. The Company has financial assets denominated in Euros and Canadian dollars and is therefore exposed to exchange rate fluctuations. As of December 31, 2025, the Company had the equivalent of $2,321,007 net financial liabilities in Canadian dollars (March 31, 2025 - net financial liabilities of $223,534) and $13,761 in net financial assets denominated in Euros (March 31, 2025 - $104,416).

The foreign exchange risk exposure of the Company financial instruments as at December 31, 2025 is as below:

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	CAD$	$	$ impact
Cash	17,019	12,417	1,242	(1,242)
Tax receivable	1,041,333	759,756	75,976	(75,976)
Prepaid expenses	1,053,483	768,621	76,862	(76,862)
Accounts payable	(751,698)	(548,439)	(54,844)	54,844
Accrued liabilities	(81,569)	(59,513)	(5,951)	5,951
Convertible debentures	(2,512,020)	(1,832,770)	(183,277)	183,277
Restricted share unit liability	(1,087,554)	(793,479)	(79,348)	79,348
	(2,321,007)	(1,693,407)	(169,340)	169,340

			+/- 10% fluctuation
	Currency		Increase/(decrease)
Financial Instrument Type	EURO	$	$ impact
Restricted cash	24,427	28,609	2,861	(2,861)
Tax receivable	1,884	2,206	221	(221)
Accounts payable	(12,550)	(14,698)	(1,470)	1,470
	13,761	16,117	1,612	(1,612)

Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market interest rates. The interest earned on cash balances approximates fair value rates, and the Company is not subject to significant risk due to fluctuating interest rates. As of December 31, 2025, the Company does not hold any liabilities that are subject to fluctuations in market interest rates.

F-70

Price risk

Price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate due to changes in market prices, other than those arising from interest rate risk or currency risk. The Company is not exposed to other price risk.

18.	MANAGEMENT OF CAPITAL

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern in order to pursue the development of their technology. The Company considers the items in shareholders’ equity as capital. There has been no change to what the Company considers capital from the prior year. The Company does not have any externally imposed capital requirements to which it is subject to.

The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may issue Subordinate Voting Shares, dispose of assets or adjust the amount of cash. There has been no change to how capital is managed from the prior year.

19.	SUPPLEMENTAL CASH FLOW INFORMATION

The supplemental cash paid and received by the Company as of December 31, 2025 is as below:

	For three months ended		For nine months ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash paid for interest	$-	$1,307	$248	$3,940
Cash received for interest	$43,114	$18,056	$91,350	$68,026

20.	SEGMENT REPORTING

Operating segments comprised of the components of an entity in which separate information is available for evaluation by the Company’s Chief Operating Decision Maker (“CODM”), the Company’s Chief Executive Officer, or group of decision makers, in determining how to allocate resources in evaluating performance.

The CODM has determined that the Company consists of a single reporting segment providing Software as a Service, which includes proof of concept and software implementation services.

The accounting policies of the services segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the services segment based on the Company’s net income (loss) as reported in the Statements of Operations.

The CODM reviews performance based on gross profit, operating profit, and net earnings. Operating profit is reviewed to monitor the operating and administrative expenses of the Company. The Company does not have any operations or sources of revenue outside of the United States. Accordingly, the CODM considers the revenue, operating expenses, and other income (expenses) of our single operating segment as reported on the statement of operations and considers our current and total assets as recorded on the balance sheet. There are no additional expense or asset information that are supplemental to those disclosed in these consolidated financial statements that are regularly provided to the CODM.

F-71

21.	OTHER INCOME

Other income consisted of the following:

	For three months ended		For nine months ended
	December 31,		December 31,
	2025	2024	2025	2024
Accretion expense	$(3,155)	$(265,356)	$(3,155)	$(719,195)
Grant Income	128,430	42,071	210,339	68,026
Interest earned	6,297	18,056	91,350	98,105
Loss on derivative liability	-	(3,010,994)	-	(546,121)
Interest expense	(13,037)	(251,962)	(25,291)	(545,000)
Legal claim expense	(185,833)	-	(768,086)	1,666,000
Provision for losses on related party transactions	-	(83,285)	-	(479,809)
R&D tax credits	-	-	416,208	-
	$(67,298)	$(3,551,470)	$(78,635)	$(457,994)

22.	PROVISION FOR LEGAL CLAIM

On July 13, 2022, David Thomson, a former independent contractor, filed a claim against one of the Company’s U.S. subsidiaries, VTU, Cyberlab LLC, and two directors/officers of the Company in Los Angeles Superior Court. The claim alleged violations of various sections of the California Corporations Code, breach of contract, breach of the implied covenant of good faith and fair dealing, and unjust enrichment. Plaintiff claimed as much as $5,000,000 in damages, subject to proof.

On September 1, 2022, VTU filed an answer denying any wrongdoing, and also made its own counterclaim against Mr. Thomson. The cross-claims against David Thomson included: (i) misappropriation of trade secrets; (ii) breach of contract; (iii) violation of the California Computer Data Access and Fraud Act (“CDAFA”); and (iv) violation of the Economic Espionage Act along with three additional cross-claims (alleging violation of the Computer Fraud and Abuse Act, conversion, violation of the Stored Communications Act, respectively) that were subsequently dismissed by the Court. VTU, for its part, sought to recover both compensatory and punitive damages from Mr. Thomson, as well as restitution of any ill-gotten gains and an award of reasonable attorneys’ fees.

The arbitration was conducted for a total of 13 days over a period from February 5 through April 3, 2024, via a single arbitrator at the American Arbitration Association. The CDAFA claim was dismissed by the Arbitrator, but the claims for trade secret misappropriation, breach of contract and unjust enrichment were allowed to move forward. A final arbitration award was issued on May 17, 2024.

The final award imposed liability against: (i) VTU, jointly and severally with Cyberlab, LLC, a company owned by the Company’s former president and current President Emeritus, Director of Global Development and a director of the Company, Dan Mapes, in the amount of $6,307,258, inclusive of interest; and (ii) Cyberlab, LLC, VTU and its principals, Gabriel René and Dan Mapes, jointly and severally, for damages in the amount of $1,900,000, interest of $709,973 costs of $64,303 and the fees of plaintiff’s counsel totaling $920,231. To resolve their part of joint and several liability, Mr. René and Mr. Mapes are working toward satisfying the portion of the award that applies to them as individuals, including $1,666,000 proceeds from insurance. The remaining liability belongs to VTU. Initial good faith payments of $1,791,000 have been made to the claimant.

On January 24, 2025, Mr. Thomson filed a Petition to Confirm the Arbitration Award with the Los Angeles Superior Court. A hearing on the Petition was held and on May 8, 2025, the Petition was confirmed for approximately $9,900,000 together with interest accrued thereon. The Company recorded the total amount of this award as an expense incurred during our fiscal year ended March 31, 2024, while in the following fiscal year we recorded as income the $1,666,000 insurance payment received by Mr. Mapes and Mr. René, which was partially offset by an aggregate of $817,787 of interest that accrued on the total award during the most recently completed fiscal year ended.

On August 11, 2025, Mr. Thomson served counsel for VTU with a motion seeking $500,000 in additional attorneys’ fees and costs. Mr. Thomson has applied for an order compelling the individual defendants (Mapes and René) to turn over an allotment of their individually-owned VAI shares (1,158,333 each, for a combined total of 2,316,666) towards the aforementioned judgment. A hearing on that application is currently scheduled for January 20, 2026.

F-72

A reconciliation of the legal claim provision is provided in the table below:

	December 31, 2025	March 31, 2025
Beginning of the year	8,948,085	9,921,298
Payments in the year	(1,121)	(1,791,000)
Interest	693,130	817,787
Balance, end of the period	9,640,094	8,948,085

23.	SUBSEQUENT EVENTS

January 13, 2026, the Company granted 61,230 RSUs to two independent contractors of the Company, expiring in 5 years, vesting immediately.

January 19, 2026, the Company entered into a loan agreement with Susie Zamora for $75,000. The loan bears interest rate of 15% and was repaid in full on Jan 26, 2026.

January 29, 2026, the Company granted 450,000 Options to the consultants listed below at an exercise price of CAD$0.87 ($0.63 at balance sheet rate), vesting on the grant date, that expire 5 years after the date of grant.

●	Consultant “E” 250,000
●	Consultant “F” 200,000

January 30, 2026, the Company entered into a loan agreement with Susie Zamora for $25,000. The loan bears interest rate of 15% and was not repaid until the issuance of this Condensed Consolidated Interim Financial Statements date.

February 8, 2026, Gabriel Rene, the Company’s Chief Executive Officer and member of the Company’s board of directors, resigned his positions as Chief Executive Officer and as a director on the Company’s board of directors, and the Company’s board of directors appointed David Scott, a current member of the Company’s board of directors, to serve and interim Chief Executive Officer while the Company’s board of directors conducts a search for a permanent replacement. Dan Mapes, President Emeritus and Global Brand Ambassador and director on the Company’s board of directors, also resigned his positions with the Company. The Company’s board merged the Chief Accounting Officer position with the Chief Financial Officer position, and consequently, Kevin Wilson, the Company’s Chief Accounting Officer and Corporate Secretary, is no longer employed by the Company. The responsibilities of Chief Accounting Officer will be assumed James Christodoulou, the Company’s Chief Financial Officer, and the responsibilities of Corporate Secretary will be assumed by Donald Moody, the Company’s General Counsel.

February 20, 2025, in connection with the Board Resolution dated December 30, 2025 (Note 7), 148,150 shares issued from vested RSUs held by certain consultants were canceled. Pursuant to executed rescission agreements, all vested shares previously issued upon settlement of RSUs were surrendered by the grantees and canceled without consideration.

●	Consultant “E” - 74,075 shares
●	Consultant “F” - 74,075 shares

F-73

Class A Subordinate Voting Shares

VERSES AI INC.

                     , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other expenses of issuance and distribution.

The following table sets forth all fees and expenses, other than the underwriting discounts and commissions payable solely by the Company in connection with the offer and sale of the securities being registered. All amounts shown are estimated except for the SEC registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the exchange listing fee.

Amount to be paid
SEC registration fee	$336.46
Accounting fees and expenses	7,500
Legal fees and expenses	50,000
Blue sky fees	5,000
Miscellaneous expenses	3,000
Total	$65,836.46

* To be filed by amendment.

Item 14. Indemnification of directors and officers.

Business Corporations Act (British Columbia)

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, the Company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,

(ii)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company; or (B) at the Company’s request, or

(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties (defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

II-1

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the BCBCA if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following: (a) indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding, or (b) pay the expenses of the eligible party under Section 160(b), 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;

(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

II-2

Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Company’s Articles

Under Part 21.2 of our Articles, and subject to the BCBCA, the Company must indemnify a director, former director or alternative director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in the Company’s Articles.

Under Part 21.3 of the Company’s Articles, and subject to any restrictions in the BCBCA, the Company may indemnify any person.

Under Part 21.4 of the Company’s Articles, the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles or, if applicable, any former Companies Act (British Columbia) or former Articles, does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Part 21.5 of the Company’s Articles, the Company may purchase and maintain insurance (and the Company has purchased such insurance) for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;

●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

●	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

●	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

In addition, we carry general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers of the Company.

Item 15. Recent sales of unregistered securities.

2023

In February and March 2023, the Company closed a private placement of unsecured convertible debenture units of the Company (“CD Units”) at a price of CAD$1,000 per CD Unit for gross proceeds of CAD$7,504,845 (the “2023 CD Private Placement”). Each CD Unit consists of: (i) CAD$1,000 principal amount unsecured convertible debentures (“2023 Convertible Debenture”); and (ii) 350 detachable warrants (“CD Warrants”) to purchase Class A shares of the Company. A total of 2,617,839 detachable warrants were issued.

Each 2023 Convertible Debenture matures on the date that is 12 months from the date of issuance of the Convertible Debenture (the “2023 CD Maturity Date”). On the 2023 CD Maturity Date, the outstanding principal amount of the 2023 Convertible Debentures (the “2023 CD Principal Amount”) shall be repaid in cash. The 2023 CD Principal Amount shall be convertible, for no additional consideration, upon the closing of an equity financing into “equity securities” (as defined in the convertible debenture agreement).

The 2023 Convertible Debentures bear interest at a rate of 20% per annum from the date of issue, such interest to be paid (i) in cash, or (ii) in-kind in equity securities based on the “Equity Financing Price” (as defined in the convertible debenture agreement). The interest will be payable in arrears on the earlier of the conversion of the 2023 Convertible Debentures and the 2023 CD Maturity Date. If the conversion of the 2023 Convertible Debentures occurs prior to the 2023 CD Maturity Date, the holder of the 2023 Convertible Debentures shall be entitled to all accrued and outstanding unpaid interest, plus an amount equal to the amount of interest that would have otherwise accrued on the 2023 CD Principal Amount to the 2023 CD Maturity Date.

In the event that the Company does not complete the Equity Financing on or before the 2023 CD Maturity Date, the CD Principal Amount and all accrued interest shall be repayable by the Company in cash.

Each CD Warrant is exercisable into one Class A Subordinate Voting Share at a price of CAD$1.00 per share until August 15, 2025. If at any time prior to the expiry date of the CD Warrants (the “CD Warrant Expiry Date”), the volume-weighted average trading price of the Class A Subordinate Voting Shares on the Cboe Canada Exchange (or such other principal exchange or market where the Class A Subordinate Voting Shares are then listed or quoted for trading) exceeds CAD$2.00, as adjusted in accordance with the terms of the certificate representing the CD Warrants (the “CD Warrant Certificates”), for a period of 10 consecutive trading days, the Company may, at its option, accelerate the CD Warrant Expiry Date to the date that is 30 days following the written notice to the holders of the CD Warrants.

All securities issued pursuant to the 2023 CD Private Placement, and any securities convertible thereunder, will be subject to a four-month hold period from the date of issue.

II-3

In connection with the issuance of the 2023 Convertible Debentures, the Company paid $331,265 cash in broker fees and issued 495,618 broker warrants which were fair valued at $172,771. Each broker warrant will entitle the holder thereof to acquire one Class A Subordinate Voting Share at an exercise price of CAD$1.00 until August 15, 2025.

On July 6, 2023, the Company closed the offering of units (the “2023 LIFE Units”) of the Company, for gross proceeds of $7,491,999 (the “2023 LIFE Offering”), and closed the private placement of special warrants (the “2023 Special Warrants”) of the Company (together with the Life Offering, the “2023 Unit Offering”), each exercisable for one unit of the Company (together with the LIFE Units, the “2023 Units”) at no additional cost, for gross proceeds of $10,026,270.

Pursuant to the 2023 LIFE Offering, a total of 4,878,048 2023 LIFE Units were issued at a price per 2023 LIFE Unit of CAD$2.05 (the “2023 Unit Offering Price”) and 6,612,849 2023 Special Warrants were sold at the 2023 Unit Offering Price for aggregate gross proceeds of $17,518,269. Each 2023 Unit consists of one Class A Subordinate Voting share of the Company and one-half of one share purchase warrant (each whole warrant, a “2023 Unit Warrant”). Each 2023 Unit Warrant entitles the holder to acquire one Share at an exercise price of CAD$2.55 per Class A Subordinate Voting Share, for a period of 36 months from July 6, 2023 (the “2023 Unit Offering Closing Date”). On October 5, 2023, 2023 Special Warrants were converted into 6,612,849 Class A shares and 3,306,423 share purchase warrants.

If, at any time following the 2023 Unit Offering Closing Date, the daily volume weighted average trading price of the Class A Subordinate Voting Shares on the Cboe Canada Exchange is greater than CAD$5.55 per Class A Subordinate Voting Share for the preceding 10 consecutive trading days, the Company shall have the right to accelerate the expiry date of the 2023 Unit Warrants to a date that is at least 30 trading days following the date of written notice to warrant holders of such acceleration.

In connection with the 2023 Unit Offering, the Company paid to the underwriters and the agents a cash commission equal to $895,407 related to the 2023 LIFE Offering and $802,169 related to the 2023 Special Warrants and issued to certain advisors 50,000 2023 Units in connection with sales to president’s list purchasers under the 2023 Unit Offering.

2024

On April 18, 2024, the Company announced a non-brokered private placement of special warrants for gross proceeds of up to CAD$10,000,000 ($7,306,000) through the sale of up to units at a price of CAD$27.00 ($19.74) per special warrant.

Each special warrant is exercisable into one unit (“Special Warrant Unit”) at no additional cost upon the earlier of: (i) the Company obtaining a receipt from the applicable securities commission(s) in Canada for the final prospectus qualifying the distribution of the units to be issued upon exercise or deemed exercise of the special warrants; and (ii) the date that is four months and a day after date of issuance of the special warrants.

Each Special Warrant Unit is comprised of one Class A Subordinate Voting Share and one-half of one Class A Subordinate Voting Share purchase warrant. Each warrant is exercisable into one Class A Subordinate Voting Share of the Company at a price of CAD$40.50 ($28.17) per warrant share for a period of two years from the date of issue of the warrants. These securities were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

II-4

On May 17, 2024, the Company completed the issuance of 370,370 Special Warrant Units for gross proceeds of CAD$10,000,000 ($7,306,000) and paid fees to eligible finders consisting of: (i) CAD$320,404 ($234,087); and (ii) 11,720 finder warrants). Each Finders Warrant will be exercisable into one unit (a “Finder Unit”) at a price of CAD$27.00 ($19.74) per Finder Unit until the date that is two years from the date of issue of the finder warrants which Finder Unit will be comprised of a Class A Subordinate Voting Share and one-half of one Class A Subordinate Voting Share purchase warrant (each, whole warrant, a “Finder Unit Warrant”). Each Finder Unit Warrant shall be exercisable into one Class A Subordinate Voting Share at a price of CAD$40.50 ($28.17) per Finder Unit Warrant Share for a period of two years from the date of issue of the Finder Unit Warrants. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

On June 20, 2024, the Company announced that G42, through Expansion Project Technologies Holding 9 SPV RSX Ltd (EPTH) (“G42 SPV”) invested $10,000,000 in the Company via a private placement (the “G42 Financing”) of unsecured convertible units of the Company (a “G42 Unit”). Each G42 Unit consists of: (i) CAD$1,000 ($696) in principal amount of unsecured convertible debentures (“G42 Convertible Debentures”); and (ii) 18 detachable subordinate voting share purchase warrants (“G42 Warrants”). The G42 Convertible Debentures bear interest at a rate of 10% per annum and mature on June 20, 2026. The principal amount of the G42 Convertible Debentures, together with all accrued interest, shall be convertible, for no additional consideration, on the earliest to occur of: (A) the date on which the Company completes an equity financing, in one or more tranches, for aggregate gross proceeds of at least CAD$15,000,000 ($10,434,000) at a price per Class A Subordinate Voting Share of not less than CAD$27.00 ($18.78); (B) the date on which G42 elects to convert the G42 Convertible Debentures, and (C) the maturity date. In the event of a conversion of the G42 Convertible Debentures: (i) on the maturity date or at the election of G42, the convertible amount under the G42 Convertible Debentures shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by CAD$32.40 ($22.54) per share; and (ii) in connection with an equity financing, the convertible amount shall be converted into such number of Subordinate Voting Shares as is equal to the convertible amount divided by the issue price per share sold pursuant to the equity financing, multiplied by 80%, provided that, in no event shall such conversion price be greater than CAD$32.40 ($22.54). Each G42 Warrant will be exercisable into one Class A Subordinate Voting Share at a price of CAD$40.50 ($28.17) per share until June 20, 2027, subject to acceleration. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Rule 903 of Regulation S under the Securities Act.

On September 20, 2024, the Company announced a non-brokered private placement of units for gross proceeds of up to CAD$10,000,000 ($7,372,000) through the sale of up to 462,963 units at CAD$21.60 ($15.93) per unit. Each unit consists of one Class A Subordinate Voting Share and 1/2 of one Class A Subordinate Voting Share warrant. Each whole warrant entitles the holder to acquire one Class A Subordinate Voting Share at an exercise price of CAD$32.40 ($22.54), subject to adjustment, for a period of 36 months from the closing date. On September 26, 2024, the Company closed the first tranche which consisted of 231,481 units for gross proceeds of CAD$5,000,000 ($3,686,000) and paid to certain finders/advisors CAD$228,150 and issued 10,562 warrants, which warrants are exercisable into one unit at a price of CAD$21.60 ($15.93) for a period of 36 months following the closing date. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

On November 6, 2024, the Company announced a non-brokered private placement of special warrants for gross proceeds of up to CAD$1,600,000 ($1,112,000) through the sale of up to 118,518 warrants at a price of CAD$13.50 ($9.69) per warrant. On November 8, 2024, the Company announced the upsize and closing for gross proceeds of CAD$1,800,000 ($1,251,000) through the sale 133,333 warrants. Each warrant is exercisable into one unit at no additional cost. Each unit consists of one Class A Subordinate Voting Share and 1/2 of one warrant which entitles the holder to acquire one Class A Subordinate Voting Share at an exercise price of CAD$18.90 ($13.15), subject to adjustment, for a period of 36 months from the closing date. In connection with the offering, the Company paid to certain finders/advisors CAD$91,325 ($67,325) and issued 6,765 warrants, which warrants are exercisable into one unit at CAD$13.50 ($9.39) for a period of 36 months following the closing. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

On November 6, 2024, the Company announced a non-brokered private placement of units at a price of CAD$13.50 ($9.69). Each unit consists of one Class A Subordinate Voting Share and 1/2 of one warrant which entitles the holder to acquire one Class A Subordinate Voting Share at an exercise price of CAD$18.90 ($9.69), subject to adjustment, for a period of 36 months from the closing date. On November 8, November 15 and December 9, 2024, the Company closed the first three tranches issuing an aggregate of 310,122 units for gross proceeds of CAD$4,200,000 ($3,004,340), paid finders/advisors CAD$242,632 ($174,113) and issued 13,615 warrants which are exercisable into one unit at a price of CAD$13.50 for a period of 36 months following the closing date. Securities were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

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2025

On January 7, 2025, the Company closed offering by way of Canadian prospectus supplement and concurrent private placement in the United States. Pursuant to the offering, the Company issued 471,809 units of the Company at a price of CAD$42.39 ($29.55) per unit for gross proceeds of approximately CAD$20,000,000 ($13,947,001). Each unit is comprised of one Class A Subordinate Voting Share of the Company and one-half of one share purchase warrant. Each whole warrant entitles the holder to purchase one share of the Company at an exercise price of CAD$52.92 ($36.81) per warrant share at any time until January 9, 2028, subject to adjustment in certain events. The offering was completed pursuant to an agency agreement dated January 9, 2025 between the Company and A.G.P. Canada Investments ULC (“A.G.P. Canada”).

In connection with the offering, the Company paid the A.G.P. Canada a cash commission equal to 8% of the gross proceeds of the offering and issued to the A.G.P. Canada or such selling agents 26,420 compensation warrants as is equal to an aggregate of 8% of the number of units sold pursuant to the offering (the “January Compensation Warrants”). Each January Compensation Warrant is exercisable into a unit compromised of one Class A Subordinate Voting Share and one-half of one share purchase warrant at an exercise price of CAD$42.39 ($29.49) per unit until January 9, 2028. The cash commission and the number of January Compensation Warrants was reduced to 2.0% in respect to the portion of aggregate gross proceeds of the Offering attributable to subscribers identified by the Company. Securities were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

On February 25, 2025, in connection with the conversion of the convertible debentures, the Company issued 510,370 Class A Subordinate Voting Shares and 257,312 warrants exercisable at a price of CAD$52.92 ($36.81) per share. The securities sold in this offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

Effective as of October 31, 2025, the Company entered into a subscription agreement (the “Sorbie Subscription Agreement”) with Sorbie Bornholm LP (“SBLP”) and Sorbie Investments LLP (“SILP”) pursuant to which the Company could receive an aggregate notional amount of CAD$14,000,000, pursuant to the terms of a sharing arrangement transaction, in exchange for the issuance of a total of 2,333,334 units of the Company’s securities at a price of CAD$6.00 per unit (the “Sorbie Units”). Each Sorbie Unit consists of one Class A Subordinate Voting Share of the Company and one half of one (1/2) common share purchase warrants.  In addition to the notional amount of CAD$14,000,000, the Company received CAD$700,000 in exchange for the issuance of an additional 140,000 Sorbie Units. The Company intends to use the net proceeds of the sale of Units for working capital and general corporate purposes. The Sorbie Units were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Rule 903 of Regulation S under the Securities Act.

On December 18, 2025, the Company issued an aggregate of 2,650 secured convertible debenture units (the “Debenture Units”) to an accredited investor in a private placement offering (the “December Debenture Offering”) for an aggregate value of CAD$2,650,000 before transaction fees and the exchange of obligations of or commitments by the Company to the investor. Each Debenture Unit consisted of one 15% senior secured convertible debenture (a “December Debenture”) in the principal amount of CAD$1,000 and 164 detachable share purchase warrants that were each exercisable for a period of three years from the date of issuance for one Class A Subordinate Voting Share of the Company at an exercise price of CAD$7.00 per share. As a result, the Company issued December Debenture with an aggregate principal amount of CAD$2,650,000 and 434,600 warrants in exchange for CAD$2,400,000 cash after fees.

The December Debenture will mature on December 18, 2027 (“December Debenture Maturity Date”). The Debenture bears interest at a rate of 15% per annum, payable in arrears on the earlier of conversion, prepayment, or the December Debenture Maturity Date. Interest will be paid in either cash or, at the option of the holder, by the issuance of Class A Subordinate Voting Shares, subject to approval of Cboe Canada Inc., whereby the interest on the December Debenture will be converted to Class A Subordinate Voting Shares based on a conversion price of CAD$3.04 (the “December Debenture Conversion Price”). The December Debenture ranks senior to all other existing and future indebtedness of the Company and are secured by a first-ranking security interest over all present and after-acquired property and assets of the Company.

At any time during the term of the December Debenture, a holder thereof may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Class A Subordinate Voting Shares at the December Debenture Conversion Price. The proceeds of the December Debenture Offering are expected to be used for general working capital purposes. The December Debentures were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506(b) promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

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2026

On March 16, 2026, the Company closed a non-brokered private placement offering of 1,170,807 units (the “March Units”) of the Company at a price of C$0.75 (US$0.55) per March Unit (the “March Offering”). Pursuant to the March Offering, the Company raised gross cash proceeds of C$745,805 (approximately US$547,644) through the issuance of 994,407 March Units, before deducting commissions and expenses incurred in connection with the March Offering, and extinguished C$132,300 (approximately US$97,148) in liabilities through the issuance of 176,400 March Units. Each March Unit is comprised of one Class A Subordinate Voting Share of the Company and one-half of one share purchase warrant (each whole share purchase warrant, a “March Warrant”). Each March Warrant entitles the holder to purchase one Class A Subordinate Voting Share of the Company (a “March Warrant Share”) at an exercise price of C$1.00 (approximately US$0.73) per March Warrant Share at any time until the date that is 24 months from the date of issuance, subject to adjustment in certain events. The net proceeds of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes. Securities were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 promulgated thereunder and Rule 903 of Regulation S under the Securities Act.

On March 26, 2026, the Company closed the second tranche of the March Offering consisting of 473,500 March Units (. Pursuant to the second tranche of the March Offering, the Company raised gross cash proceeds of C$355,125 (approximately US$257,318) before deducting commissions and expenses incurred in connection with the March Offering. The net proceeds of the second tranche of the March Offering were intended to strengthen the Company’s financial position and provide liquidity to finance continuing operations, including, in particular, the Company’s expenses incurred, and expected to be incurred, in connection with the Company’s research and development objectives, and for working capital and general corporate purposes.

Item 16. Exhibits and financial statements.

(a) Exhibits

The exhibit index attached hereto is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be set forth in the schedules is either not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-7

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1	Notice of Articles of VERSES AI Inc. (Incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
3.2	Articles of Verses AI Inc. dated November 19, 2020 (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
3.3	Amendment to the Articles of Verses AI Inc. dated June 17, 2021 (Incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
3.4	Amendment to the Articles of Verses AI Inc. dated July 20, 2021 (Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
3.5	Amendment to the Articles of Verses AI Inc. dated March 31, 2023 (Incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
4.1	Specimen Stock Certificate evidencing the shares of Class A Subordinate Voting Stock (Incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.2	Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of December 16, 2022 (Incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.3	First Supplemental Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of February 28, 2023 (Incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.4	Second Supplemental Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of March 21, 2023 (Incorporated by reference to Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.5	Third Supplemental Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of March 31, 2023 (Incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.6	Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of July 6, 2023 (Incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.7	Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of April 28, 2025 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on April 28, 2025)
4.8	Warrant Indenture made by and between the Company and Endeavor Trust Corporation, dated as of July 11, 2025 (Incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
4.9	Warrant Certificate dated November 6, 2025 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on December 4, 2025)
4.10	Warrant Instrument dated October 31, 2025 (Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on December 4, 2025)
4.11	Form of Debenture dated December 18, 2025 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on December 29, 2025)
4.12	Form of Warrant dated December 18, 2025 ((Incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the SEC on December 29, 2025)
4.13	Form of Warrant dated March 13, 2026 (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K field with the SEC on March 17, 2026)
5.1*	Opinion of DuMoulin Black LLP
10.1+	Employment Agreement made by and between VERSES Inc. and Gabriel René, dated as of December 31, 2021 (Incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.2+	Employment Agreement made by and between VERSES Solutions, Inc. and Kevin Wilson, dated as of March 1, 2025 (Incorporated by reference to Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.3+	Employment Offer Letter Agreement made by and between VERSES Technologies USA, Inc. and James Hendrickson, dated as of September 1, 2024 (Incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.4	Director Compensation Agreement made by and between the Company and Jonathan De Vos, dated as of March 16, 2022 (Incorporated by reference to Exhibit 10.4 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.5	Director Compensation Agreement made by and between the Company and G. Scott Paterson, dated as of June 15, 2022 (Incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.6	Director Compensation Agreement made by and between the Company and Michael Blum, dated as of September 9, 2024 (Incorporated by reference to Exhibit 10.6 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
10.7	Verses AI Inc. Omnibus Equity Incentive Plan (Incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 filed on December 16, 2024)
10.8	Sharing Agreement dated October 31, 2025, between the Company and Sorbie Bornholm LP (Incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on December 4, 2025)
10.9	Master Agreement dated October 31, 2025, between the Company and Sorbie Bornholm LP (Incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed with the SEC on December 4, 2025)
16.1	Letter from Smythe LLP (Incorporated by reference to Exhibit 99.3 to the Company’s Form 6-K furnished on December 30, 2024)
21.1	Subsidiaries of the Registrant (Incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the SEC on July 14, 2025)
23.1*	Consent of M&K CPAS, PLLC
23.2*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
101	Interactive Data Files
104	Cover Page Interactive Data File (formatted as Inline XBRL)
107*	Filing Fees Table

* Filed herewith.

+ Indicates a management contract or any compensatory plan, contract or arrangement.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California on the 31st day of March, 2026.

VERSES AI INC.

By:	/s/ David Scott
David Scott
Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEYS

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David Scott and James Christodoulou, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ David Scott	Chief Executive Officer and Director	March 31, 2026
David Scott	(Principal Executive Officer)

/s/ James Christodoulou	Chief Financial Officer	March 31, 2026
James Christodoulou	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Blum	Chairman	March 31, 2026
Michael Blum

/s/ Jonathan De Vos	Director	March 31, 2026
Jonathan De Vos

II-9